Exhibit 4.30

Execution Version

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED pursuant to Instruction 4(a) to the Instructions as to Exhibits to Form 20-F because they are both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Certain schedules and exhibits to this exhibit have also been omitted pursuant to the Instructions as to Exhibits to Form 20-F. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

BUSINESS COMBINATION AGREEMENT

by and between

CONTROLADORA VUELA COMPAÑÍA DE AVIACIÓN, S.A.B. DE C.V.

and

GRUPO VIVA AEROBUS, S.A. DE C.V.

Dated as of
December 18, 2025

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EXHIBITS, ANNEXES AND SCHEDULES

Exhibit A-1	Form of PRIVATECO Support Agreement
Exhibit A-2	Form of PUBCO Support Agreement
Exhibit B	Form of Merger Agreement
Exhibit C	Form of Combined Company By-laws
Exhibit D	Form of Shareholders Agreement
Exhibit E	Preliminary Consideration Spreadsheet
Exhibit F	Form of CPO Trust Amendment
Exhibit G	IAMSA Refinancing Terms

Annex I	Combination Mechanics
Annex II	Representations and Warranties of PRIVATECO
Annex III	Representations and Warranties of PUBCO
Annex IV	Covenants Related to Consents
Annex V	Preparation of Securities Filings, Meeting Materials and Related Matters
Annex VI	Acquisition Proposals
Annex VII	Employee and D&O Matters
Annex VIII	[Reserved]
Annex IX	Termination

Schedule I	Defined Terms
Schedule 6.10(a)	Certain PRIVATECO Third-Party Guarantees
Schedule 6.13(b)	Specified Information
Schedule 6.14	Certain Terminating or Amended Contracts
Schedule 6.15	Notices or Consents under Certain Contracts
Schedule 6.16	Certain Interim Matters

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of December 18, 2025 is by and among CONTROLADORA VUELA COMPAÑÍA DE AVIACIÓN, S.A.B. DE C.V., a Mexico sociedad anónima bursátil de capital variable (“PUBCO”), GRUPO VIVA AEROBUS, S.A. DE C.V., a Mexico sociedad anónima de capital variable (“PRIVATECO”, and together with PUBCO, the “Parties” and each, individually, a “Party”). All capitalized terms used but not otherwise defined in this Agreement or in the Annexes hereto have the meanings ascribed to such terms in Schedule I (Defined Terms).

RECITALS

WHEREAS, each of PUBCO and PRIVATECO desire to effect a strategic combination of their businesses, on and subject to the terms and conditions set forth in this Agreement, through a merger of PRIVATECO into PUBCO (the “Merger”), with PUBCO continuing thereafter as the surviving company (the “Combined Company”) in accordance with the Mexico General Corporations Law (Ley General de Sociedades Mercantiles) (“LGSM”) and the Mexican Securities Market Law (Ley del Mercado de Valores) (“LMV”);

WHEREAS, the Board of Directors of PRIVATECO (the “PRIVATECO Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the Merger and the other Transactions contemplated by this Agreement are fair to and in the best interests of PRIVATECO and its shareholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions contemplated hereby in accordance with the requirements of the LGSM, the LMV and PRIVATECO’s By-laws, and (iii) recommended that the shareholders of PRIVATECO approve and consent to the PRIVATECO Consent Matters (the “PRIVATECO Recommendation”);

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of PUBCO to enter into this Agreement, each of the Key PRIVATECO Holders has, on behalf of it and its affiliates in their respective capacities as shareholders of PRIVATECO, entered into a letter agreement with PUBCO and PRIVATECO substantially in the form attached hereto as Exhibit A-1 (the “PRIVATECO Support Agreement”) and delivered a copy of same to PRIVATECO, setting forth certain undertakings by each such shareholder in connection with the Transactions;

WHEREAS, the Board of Directors of PUBCO (the “PUBCO Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the Merger and the other Transactions contemplated by this Agreement are fair to and in the best interests of PUBCO and its shareholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions contemplated hereby in accordance with the requirements of the LGSM, the LMV and PUBCO’s By-laws and (iii) adopted the PUBCO Recommendation; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of PRIVATECO to enter into this Agreement, certain of the Key PUBCO Holders has, on behalf of it and its affiliates in their respective capacities as shareholders of PUBCO, entered into a letter agreement with PRIVATECO and PUBCO substantially in the form attached hereto as Exhibit A-2 (each, a “PUBCO Support Agreement”) and delivered a copy of same to PUBCO, setting forth certain undertakings by each such shareholder in connection with the Transactions.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

Article I.
THE COMBINATION

Section 1.1            The Merger. Upon and subject to the terms set forth in this Agreement, including Annex I (Combination Mechanics), (i) on the Closing Date, PUBCO and PRIVATECO shall enter into the Merger Agreement (Convenio de Fusión), substantially in the form attached hereto as Exhibit B (the “Merger Agreement”), and take such other steps in connection therewith as are specified in Annex I (Combination Mechanics), and (ii) simultaneously at the Effective Time (a) each issued and outstanding PRIVATECO Share as of the Effective Time shall be automatically cancelled and automatically converted into the right to receive (upon surrender of the certificate (“Certificate”) formerly representing such PRIVATECO Share) (x) the applicable Per-Share Consideration, and (y) pursuant to Section 1.7 of Annex I (Combination Mechanics), any applicable Fractional Consideration (together with the aggregate Per-Share Consideration, the “Merger Consideration”), and (b) subject to Section 1.5, each issued and outstanding PUBCO Share, PUBCO ADS and PUBCO CPO as of the Effective Time shall remain unchanged by virtue of the Merger and continue to remain outstanding. The Merger shall otherwise be carried out as and shall have the effects set forth in Annex I (Combination Mechanics). For the avoidance of doubt, as used herein, “Combined Company ADSs”, “Combined Company Series A Shares” and “Combined Company CPOs” respectively refer to equity securities of the same type, form and issuer as “PUBCO ADSs”, “PUBCO Shares” and “PUBCO CPOs”.

Section 1.2            Merger Consideration. The Per-Share Consideration shall be payable (i) in the form of Combined Company Series A Shares, in the case of each Pre-Closing PRIVATECO Holder that is a Mexican Qualified Holder, and (ii) in the form of Combined Company ADSs, in the case of each Pre-Closing PRIVATECO Holder that is not a Mexican Qualified Holder, in each case of the foregoing clauses (i) and (ii) in such aggregate amounts and form as are specified for the applicable Pre-Closing PRIVATECO Holder in the Consideration Spreadsheet. The Fractional Consideration shall be payable in the aggregate amount as is specified for the applicable Pre-Closing PRIVATECO Holder in the Consideration Spreadsheet. The Merger Consideration shall otherwise be payable and subject to the terms and conditions specified in Annex I (Combination Mechanics).

Section 1.3            Equity Awards. Effect and treatment of PRIVATECO Equity Awards and PUBCO Equity Awards in connection with the Merger shall be as specified in Annex I (Combination Mechanics).

Section 1.4            Reserved Share Consideration. At the Effective Time, in the event the Amended Notes have not been converted into PRIVATECO Shares prior to the Effective Time, PUBCO shall issue the Reserved Share Consideration into treasury and reserve such Reserved Share Consideration for issuance to the Noteholders in the event that, following the Closing, the Noteholders elect to convert their Amended Notes or a portion thereof (in accordance with the A&R NPA) into Combined Company Securities. The Reserved Share Consideration shall be cancelled following the maturity and repayment of the Amended Notes absent earlier conversion by the Noteholders. For the avoidance of doubt, the issuance of any Reserved Share Consideration to the Noteholders (if at all) following the Effective Time shall be determined in accordance with and pursuant to the A&R NPA, and the Reserved Share Consideration shall not constitute or be payable as Merger Consideration hereunder.

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Section 1.5            Series B-1 and B-2 Conversion. The PUBCO Shareholders’ Meeting will provide for the conversion, on a one-to-one basis, effective as of and subject to occurrence of the Effective Time, of a portion of the PUBCO ADSs (or the PUBCO Shares underlying such PUBCO ADSs) of (i) the Key Indigo Holder into Combined Company Series B-1 Shares, such that immediately following the Effective Time, the Key Indigo Holder will hold Combined Company Series B-1 Shares representing no more than 2.5% of the fully diluted equity of the Combined Company, and (ii) the Key Blue Sky Holder into Combined Company Series B-2 Shares, such that immediately following the Effective Time, the Key Blue Sky Holder will hold Combined Company Series B-2 Shares representing no more than 2.5% of the fully diluted equity of the Combined Company. For the avoidance of doubt, the conversion contemplated by this Section 1.5 is conditioned upon, but not made pursuant to, the occurrence of the Merger, and neither the Combined Company Series B-1 Shares nor the Combined Company Series B-2 Shares issued in connection therewith will constitute payment or other consideration pursuant to or in connection with the Merger.

Article II.
GOVERNING DOCUMENTS AND
ADDITIONAL MATTERS CONCERNING THE COMBINED COMPANY

Section 2.1            Governing Documents. The Combined Company shall adopt and enter into, effective as of the Closing Date (subject to occurrence of the Effective Time), unless a later time or date is mutually agreed upon in writing by PRIVATECO and PUBCO, and PRIVATECO and PUBCO shall prior to such time take all necessary actions to adopt and enter into, as applicable, and cause to be effective as of the Effective Time:

(a)               the Amended and Restated By-laws (Estatutos Sociales) of the Combined Company, substantially in the form attached hereto as Exhibit C (the “Combined Company By-laws”), duly notarized and registered with the Mexican Public Registry of Commerce (Registro Público de Comercio, or “RPC”); and

(b)               the Shareholders Agreement (with respect to the Combined Company’s entry thereof, solely for the limited purposes set forth therein), substantially in the form attached hereto as Exhibit D (the “Shareholders Agreement”), with each of the Key Holders.

Without limiting the generality of the foregoing or any other obligations set forth in this Agreement, the Parties shall cause the Combined Company By-laws to be submitted to vote for approval of the PUBCO shareholders, in each case with effect as of the Effective Time and in accordance with the Organizational Documents of PUBCO and applicable Law, and comply with their respective undertakings pursuant to Section 6.4 in connection therewith.

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Section 2.2            Exchange Listings. PUBCO shall cause the Merger Consideration comprised of (i) Combined Company ADSs to be approved (to the extent not already approved) for listing on the NYSE, including, if applicable, by filing a Supplemental Listing Application in accordance with Rule 703 of the NYSE Listed Company Manual for the purpose of obtaining authorization from the NYSE to issue additional Combined Company ADSs and (ii) Combined Company Series A Shares to be approved for listing on the BMV, in each case prior to the closing of the Merger (the “Closing”), and in each case to cause the listing thereof to remain effective from and after the Effective Time.

Section 2.3            Additional Matters Concerning the Combined Company.

(a)               Combined Company Name. PRIVATECO and PUBCO shall use commercially reasonable efforts to cause the name of the Combined Company to be changed to Grupo Más Vuelos, S.A.B. de C.V., effective as of or as promptly as possible after the Effective Time; provided that the existing names of PUBCO OpCo and PRIVATECO OpCo and their Subsidiaries and respective brands shall not be changed in connection with effecting the name change of the Combined Company.

(b)               Combined Company Trading Symbols. Prior to Closing, PRIVATECO and PUBCO shall use commercially reasonable efforts to cause the trading symbols of the Combined Company on the NYSE and on the BMV to be changed to [***], effective as of or promptly after the Effective Time.

(c)               Headquarters and Residency. The Combined Company shall have its place of effective management and tax residency in Mexico, with continued effect from the Effective Time. PUBCO OpCo will continue to maintain its existing operational headquarters in Mexico City, Mexico, initially at Av. Antonio Dovalí Jaime No. 70, Tower B, 13th Floor, Colonia Zedec Santa Fe, Ciudad de México, Código Postal 01210, México. PRIVATECO OpCo will continue to maintain its existing operational headquarters in Monterrey, Mexico, at Carretera Miguel Alemán km 24, s/n, Apodaca Centro, Apodaca, Nuevo León, Código Postal 66600, México or at Insurgentes Norte #43, Piso 3, Sta María la Ribera, Cuauhtémoc, Código Postal 66600, Ciudad de México, México.

(d)               Other Operational Matters. The Parties intend that, following the Effective Time, the legacy businesses of PUBCO and PRIVATECO (the “Legacy Brands”) will continue to maintain distinctive branding in their respective markets and two current concessions and air operator certificates (AOC), and the Legacy Brands will maintain a substantial degree of operational independence within the Combined Company, in each case in accordance with the Combined Company Governance Documents.

(e)               CPO Trust Amendment and CPO Trust Technical Committee. The Combined Company shall take such actions as are required to implement, as of the Effective Time, the CPO Trust Amendment and effectuate, as of the Effective Time, the composition of the CPO Trust Technical Committee (Comité Técnico) as contemplated by and in accordance with the CPO Trust Amendment.

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Article III.
BOARD OF THE COMBINED COMPANY

Section 3.1            Board of Directors.

(a)               Unless otherwise agreed in writing by PUBCO and PRIVATECO, the Combined Company Board shall initially be comprised of 12 members, including, subject to the requisite approval of the PUBCO shareholders at the PUBCO Shareholders’ Meeting, the following initial directors (the “Initial Directors”) as of the Effective Time:

(i)	six directors shall be collectively nominated by the holders of the Combined Company Series B-1 Shares and Combined Company Series B-2 Shares, at least two of which shall be Independent Directors (the “Series B-1 and Series B-2 Directors”); and
(ii)	the rest of the directors shall be nominated by the holders of the Combined Company Series A Shares, at least two of which shall be Independent Directors (the “Series-A Directors”), and which Series A Directors shall include Roberto Lázaro Alcántara Rojas as the initial Chairman of the Combined Company Board.

In addition, (x) the holders of the Combined Company Series A Shares, on the one hand, and (y) the holders of the Combined Company Series B-1 Shares and Combined Company Series B-2 Shares, on the other, shall respectively be entitled to designate up to one alternate (each, an “Alternate Director”) for each of the Series A Directors and each of the Series B-1 and Series B-2 Directors, as applicable. An Alternate Director may be appointed for one or more than one principal Director, provided that Alternate Directors of the independent Directors shall also be independent.

(b)               As of the Effective Time, the Board shall have the following Co-Secretaries:

(i)	Lilia Pous Castro; and
(ii)	Jose Alejandro De Iturbide Gutierrez.

(c)               At least 15 days prior to publishing the call to the PUBCO Shareholders’ Meeting, PUBCO shall notify PRIVATECO in writing that it intends to publish the call, and PRIVATECO and PUBCO shall respectively designate nominees for the Series A Directors and the Series B-1 and Series B-2 Directors, and their respective Alternate Directors, in each case via written notice to the other Party. Such nominations shall be included in the slate to be voted upon at the PUBCO Shareholders’ Meeting as part of the resolutions related to the Merger. Only to the extent that any additional directors (each an “Additional Minority Director”) are appointed to the Combined Company Board by any PUBCO shareholder or group of PUBCO shareholders representing 10% of the PUBCO Shares prior to the Effective Time, then PRIVATECO shall have the right to designate additional nominees for the Series A Directors, and such additional nominees so designated by PRIVATECO (the “Additional Director Nominee”) shall also be included in the slate to be voted upon at the PUBCO Shareholders’ Meeting as part of the resolutions related to the Merger. [***]

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(d)               The holders of the Combined Company Series A Shares shall be entitled to designate one additional director nominee to the Combined Company Board (the “Supplemental Series A Director”) (and an alternate in respect thereof), whose appointment shall be effective on the one year anniversary of the Closing Date (after which time the Combined Company Board shall be comprised of 13 members). Such nomination shall be included in the slate to be voted upon at the PUBCO Shareholders’ Meeting as part of the resolutions related to the Merger.

(e)               Following the Effective Time, the Combined Company Board shall maintain a sufficient number of Independent Directors to satisfy the independence requirements under the LMV and the independence requirements of the NYSE applicable to foreign private issuers.

(f)                Subject to and as provided in the Combined Company Governance Documents, each Series B-1 and Series B-2 Director, Series A Director, Additional Series A Director, Supplemental Series A Director and Additional Minority Director (if any) will have one vote on any matter subject to Combined Company Board approval, and in any event, the Chairman of the Combined Company Board will have a tie-breaking vote.

Section 3.2            Nominations; Term. The Parties intend that the Initial Directors, any Additional Series A Directors and the Supplemental Series A Director be nominated to the Combined Company Board for successive annual terms following the Effective Time, such that each serves as a director on the Combined Company Board through, at minimum, the third anniversary of the Closing Date. Accordingly, in accordance with and subject to the terms and conditions specified in the Shareholders Agreement, the Combined Company shall cause the Initial Directors, any Additional Series A Directors and the Supplemental Series A Director, and any applicable Alternate Directors or replacements thereof as well as the initial Co-Secretaries of the Board of Directors, to be included on the annual nomination slates as required to effectuate the foregoing.

Section 3.3            Board Committees. The committees of the Combined Company Board shall initially consist of (i) the Audit Committee, which shall be comprised of three members, with the holders of Combined Company Series A Shares appointing two members, including the chairman, and the holders of Combined Company Series B-1 Shares and Combined Company Series B-2 Shares collectively appointing one member, all of whom shall be Independent Directors (or such other number as hereafter required by the LMV) and (ii) the Corporate Governance Committee, which shall be comprised of three members, with the holders of Combined Company Series A Shares collectively appointing two members, including the chairman, and the holders of Combined Company Series B-1 Shares and Combined Company Series B-2 Shares, collectively, appointing one member, all of whom shall be Independent Directors (or such other number as hereafter required by the LMV). PRIVATECO and PUBCO shall inform each other of the initial members of each such committee appointed by the holders of Combined Company Series A Shares and the holders of Combined Company Series B-1 Shares and Combined Company Series B-2 Shares, respectively, prior to the PUBCO Shareholders’ Meeting, and shall cause such initial members to be appointed by the Combined Company Board as of the Effective Time.

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Article IV.
INITIAL GOVERNANCE OF THe COMBINED COMPANY

Section 4.1            Initial Management of the Combined Company.

(a)               The Parties agree that, as of the Effective Time, the following Co-Chief Executive Officers (Co-Directores Generales) and Co-Chief Financial Officers (Co-Directores de Finanzas) (or such replacements thereof as are mutually agreed by PRIVATECO and PUBCO prior to the Closing) of the Combined Company shall be appointed to serve in such positions until one year following the Closing Date or their earlier resignation, retirement or removal (collectively, the “Interim Combined Company Management”):

(i)                 Juan Carlos Zuazua Cosío and Enrique Beltranena (Co-Chief Executive Officers); and

(ii)              Christian Ramos and Jaime Esteban Pous Fernández (Co-Chief Financial Officers).

(b)               The management of each of Aeroenlaces Nacionales, S.A. de C.V. (“PRIVATECO OpCo”) and Concesionaria Vuela Compañía de Aviación, S.A.P.I. de C.V. (“PUBCO OpCo”) shall remain unchanged as of the Effective Time.

Section 4.2            Term. Each member of Interim Combined Company Management shall hold its respective appointment following the Effective Time until such time as he or she is removed therefrom in accordance with the Combined Company Governance Documents or until their earlier death or resignation therefrom. Any replacement thereof or additional officers appointed by the Combined Company Board shall be subject to such conditions, procedures and consent or veto rights as are provided in the Combined Company Governance Documents.

Section 4.3            Powers and Authority. The Interim Combined Company Management shall have the respective powers and delegations of authority provided in the Combined Company Governance Documents, in addition to such other powers and authority as are prescribed thereto by the Combined Company Board.

Article V.
REPRESENTATIONS AND WARRANTIES

Section 5.1            Representations and Warranties of PRIVATECO

(a)               Except as set forth in the disclosure schedule delivered by PRIVATECO to PUBCO prior to the execution of this Agreement (the “PRIVATECO Disclosure Schedule”) (with each exception set forth in the PRIVATECO Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of Annex II (Representations and Warranties of PRIVATECO) and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the PRIVATECO Disclosure Schedule), PRIVATECO hereby makes the representations and warranties to PUBCO as set forth in Annex II (Representations and Warranties of PRIVATECO).

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(b)               PRIVATECO shall be deemed to reiterate such representations and warranties contemplated by this Section 5.1 on the Closing Date (giving effect to the foregoing exceptions) as a condition to the Closing.

(c)               The representations and warranties of PRIVATECO given pursuant to this Section 5.1 shall not survive the Closing.

Section 5.2            Representations and Warranties of PUBCO

(a)               Except as set forth in (i) the PUBCO Public Disclosures that are publicly available on the SEC’s Electronic Data Analysis and Retrieval System (“EDGAR”), CNBVs Securities Information Transfer System (Sistema de Transferencia de Información de Valores, or “STIV”) or BMV’s Electronic Communication System with Securities Issuers (Sistema Electrónico de Comunicación con Emisoras de Valores, or “EMISNET”), in each case no later than three Business Days prior to the date of this Agreement (but (A) without giving effect to any amendment thereof filed with the SEC, the STIV or EMISNET on or after the date of this Agreement and (B) excluding any disclosure contained in such PUBCO Public Disclosures under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” or similar headings, or sections of such reports and other disclosures that are similarly predictive, cautionary or forward-looking in nature; provided, however, that for purposes of this clause (i), nothing disclosed in such PUBCO Public Disclosures shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 1.1, Section 1.2, Section 1.3, Section 1.4, Section 1.5, Section 1.9, Section 1.10,  Section 1.19, Section 1.30 and Section 1.31 of Annex III (Representations and Warranties of PUBCO)), or (ii) the disclosure schedule delivered by PUBCO to PRIVATECO prior to the execution of this Agreement (the “PUBCO Disclosure Schedule”) (with each exception set forth in the PUBCO Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of Annex III (Representations and Warranties of PUBCO) and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the PUBCO Disclosure Schedule), PUBCO hereby makes the representations and warranties to PRIVATECO as set forth in Annex III (Representations and Warranties of PUBCO).

(b)               PUBCO shall be deemed to reiterate such representations and warranties contemplated by this Section 5.2 on the Closing Date (giving effect to the foregoing exceptions) as a condition to the Closing.

(c)               The representations and warranties of PUBCO given pursuant to this Section 5.2 shall not survive the Closing.

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Article VI.
COVENANTS

Section 6.1            PRIVATECO Interim Operating Covenants.

(a)               Between the date hereof and the Closing, PRIVATECO shall, and shall cause each member of the PRIVATECO Group to, except as set forth in Section 6.1(a) of the PRIVATECO Disclosure Schedule or as expressly required by any other provision of this Agreement or as required by applicable Law (provided, that if PRIVATECO or a Subsidiary thereof is required by applicable Law to take an action in conflict with this Section 6.1(a), PRIVATECO will, to the extent permitted by Law, provide PUBCO with written notice in advance of taking such action), unless PUBCO provides prior written consent (which consent will not be unreasonably withheld, delayed or conditioned):

(i)     conduct its activities in all material respects in the Ordinary Course;

(ii)   use its commercially reasonable efforts to (A) preserve its business organizations and (B) maintain in all material respects its relationships with material customers, suppliers and others having material business relations with it;

(iii) use its commercially reasonable efforts to maintain satisfactory relationships with Governmental Entities that have jurisdiction over its Business and operations;

(iv) use its commercially reasonable efforts to maintain in effect all material PRIVATECO Permits; and

(v)   not take any action that would reasonably be likely to prevent, impair or materially delay the consummation of the Merger and the other Transactions.

(b)               Without limiting the generality of Section 6.1(a), between the date hereof and the Closing, PRIVATECO shall not, and shall cause each member of the PRIVATECO Group not to, except as set forth on the corresponding sub-section of Section 6.1(b) of the PRIVATECO Disclosure Schedule or as expressly required by any other provision of this Agreement or as required by applicable Law (provided, that if PRIVATECO or a Subsidiary thereof is required by applicable Law to take an action in conflict with this Section 6.1(b), PRIVATECO will, to the extent permitted by Law, provide PUBCO with written notice in advance of taking such action), unless PUBCO provides prior written consent (which consent will not be unreasonably withheld, delayed or conditioned):

(i)     amend or amend and restate PRIVATECO’s Organizational Documents;

(ii)   issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or Lien of, any shares of capital stock of, or other Equity Interests in, any member of the PRIVATECO Group of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants, debentures (obligaciones convertibles) or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract right), of any member of the PRIVATECO Group, other than (A) the issuance or transfer of Equity Interests of a member of the PRIVATECO Group to PRIVATECO or a Subsidiary of PRIVATECO, (B) as set forth on Section 6.1(b)(ii) of the PRIVATECO Disclosure Schedule;

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(iii) sell, pledge, abandon, dispose of, request cancellation, transfer, lease, license or encumber (other than pursuant to Permitted Liens) any material Trademarks, PRIVATECO Owned Intellectual Property, material property or assets of PRIVATECO Group (other than non-exclusive grants of licenses in Intellectual Property Rights in the Ordinary Course), except (i) pursuant to, or as required by, Contracts in effect as of the date of this Agreement and made available to PUBCO prior to the date hereof, or (ii) with respect to obsolete assets;

(iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of PRIVATECO’s capital stock or enter into any agreement with respect to the voting or registration of its capital stock;

(v)   reclassify, combine, split, subdivide or amend the terms or authorized classes or series or types of, or redeem, purchase or otherwise acquire, directly or indirectly, any of PRIVATECO’s capital stock, other Equity Interests or any other securities, or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities;

(vi) merge or consolidate PRIVATECO or any Subsidiary or Non-Consolidated Venture thereof with any Person or adopt or implement a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the PRIVATECO Group or any members thereof;

(vii)   acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets in an amount in excess of (x) $5,000,000 individually or (y) $5,000,000 in the aggregate in any 12 month period, other than (A) the planned purchase of aircraft, engines and associated equipment pursuant to Contracts in force on the date hereof as set forth in Section 6.1(b)(vii) of the PRIVATECO Disclosure Schedule, or (B) the purchase of inventory, raw materials, equipment, goods, or other supplies in the Ordinary Course;

(viii)   enter into any new line of business that is not ancillary to any line of business of the PRIVATECO Group as of the date hereof;

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(ix) (x) (i) (1) repurchase, assume, refinance, redeem, replace, prepay or incur any Indebtedness or issue any debt securities, or (2) issue or sell options, warrants, debentures (obligaciones convertibles), calls or other rights to acquire any debt securities of any member of the PRIVATECO Group, in each case (1) and (2), other than (A) for the financing or lease of aircraft or associated equipment (including engines) pursuant to an PRIVATECO Aircraft Finance Contract (or summaries thereof) made available to PUBCO prior to the date hereof, pursuant to a Contract made available to PUBCO prior to the date hereof or which PRIVATECO or any member of the PRIVATECO Group is otherwise contractually obligated as of the date hereof to purchase or lease, provided any such lease shall not have a term of greater than 12 years, and any pre-delivery deposits with respect to the foregoing, or (B) under any Credit Card Contract, (ii) make any loans, advances or capital contributions to any other Person in an aggregate amount exceeding $5,000,000 in any given 12 month period, or any investments in any other Person, (iii) enter into any term loan or credit facility, (iv) enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (v) assume, guarantee or endorse, or otherwise become liable or responsible for similar obligations to those contemplated in clauses (i) and (ii) of any Person for borrowed money, or (y) agree to permit (i) any amendment, restatement, replacement, supplement or other modification to be made to, or any termination, recission or withdrawal of, or any waiver of any provision or remedy under, or any consent under, any document related to any Indebtedness or (ii) any material amendment, supplement, modification or waiver of the terms and conditions of, or documents related to any Indebtedness;

(x)   terminate, cancel, assign or amend any PRIVATECO Material Contracts, or cancel, modify or waive any material rights thereunder, or enter into or amend any Contract that, if existing on the date hereof, would be a PRIVATECO Material Contract, in each case, other than in the Ordinary Course;

(xi) make or authorize any capital expenditure except for capital expenditures (i) detailed on PRIVATECO’s annual capital expenditure budget (a copy of which in respect of 2025 and 2026 has been set forth in Section 6.1(b)(xi) of the PRIVATECO Disclosure Schedule), (ii) in respect of assets that are not, in the aggregate, in excess of $10,000,000, (iii) in connection with the planned extension, purchase or delivery of aircraft or associated equipment (including engines) pursuant to Contracts in effect as of the date hereof and disclosed on Section 6.1(b)(xi) of the PRIVATECO Disclosure Schedule, (iv) required for compliance with FAA, SICT, AFAC, AAC, DGAC, SENEAM or INM regulations applicable to PRIVATECO, including airworthiness directives, mandatory orders or mandatory service bulletins, or (v) in connection with any scheduled or unscheduled restoration, repair, maintenance or other necessary work for the proper functioning of PRIVATECO Aircraft and engines;

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(xii)           except to the extent required by (i) applicable Law or (ii) the terms of any PRIVATECO Benefit Plan or PRIVATECO CBA, in each case, as in effect as of the date of this Agreement and made available to PUBCO: (A) except in the Ordinary Course with respect to any PRIVATECO Service Provider at the level below Vice President, increase the compensation or benefits payable or to become payable to any PRIVATECO Service Provider (other than tax, accounting and legal consultants and contractors), (B) grant any awards, including any bonus, stay, transaction, change in control or retention compensation or bonus arrangements, under a PRIVATECO Share Plan or otherwise grant any equity-based awards or accelerate the vesting of any equity-based awards or other compensation or benefits, (C) grant any additional rights to severance or termination pay to, or enter into any severance agreement with any PRIVATECO Service Provider, (D) other than (i) with respect to newly hired employees on terms that are consistent with past practice for similarly situated employees of PRIVATECO and (ii) routine amendments or renewals to health and welfare plans that would not result in a material increase in benefits, establish, adopt, enter into or materially amend any material PRIVATECO Benefit Plan or any change in control, bonus, profit sharing, thrift, pension, retirement, deferred compensation, termination or severance or similar agreement, trust, fund, policy or arrangement for the benefit of any PRIVATECO Service Provider, (E) loan or advance any money or property to any PRIVATECO Service Provider (other than in connection with Ordinary Course business expense reimbursement and advances) or (F) except with respect to the open positions set forth in Section 6.1(b)(xii) of the PRIVATECO Disclosure Schedule, hire or terminate the employment (other than terminations for cause) of any employee at the level of Vice President or above;

(xiii)         (i) other than as required by a Governmental Entity, terminate, discontinue, close or dispose of any route or core business operation, or lay off more than 200 employees in any six month period, or (ii) implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

(xiv)       other than (A) as required by applicable Law, or (B) as otherwise required pursuant to PRIVATECO’s or its Subsidiaries’ contractual or legal obligation to negotiate in good faith with a labor union, enter into or amend any Collective Bargaining Agreement; provided, that, PRIVATECO shall use commercially reasonable efforts to keep PUBCO reasonably informed of material communications between any member of the PRIVATECO Group and a labor union in connection with any such negotiation, revision, or Collective Bargaining Agreement;

(xv)          forgive the IAMSA Loan or any loans to or with any (A) PRIVATECO Service Providers, (B) Key PRIVATECO Holders or (C) Related Persons, or any of their respective affiliates;

(xvi)         other than in the Ordinary Course, (A) delay or postpone the payment of accounts payable beyond their timely payment terms or (B) accelerate or cause the acceleration of the collection or receipt of accounts receivable;

(xvii)     make any material change in accounting policies, practices, principles, methods or procedures in effect as of December 31, 2024, other than as required by IFRS or by Law, in each case, occurring after the date of this Agreement;

(xviii)     enter into, terminate, extend, renew, refinance or materially amend any PRIVATECO Related Party Transaction;

(xix)         implement any material new policies or practices (or make any material changes to existing policies or practices) with respect to equity, interest rate, currency or commodity derivatives or hedging transactions;

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(xx)           compromise, settle or agree to settle any actual or threatened Proceeding, other than any compromise, settlement or agreement in the Ordinary Course pursuant to which the sole remedy (other than compliance with customary confidentiality provisions) is the payment of monetary damages by PRIVATECO of (i) $500,000 or less individually, or (ii) $5,000,000 or less in the aggregate;

(xxi)         (i) make, change, or revoke any material Tax election, (ii) settle or compromise any claim, assessment, audit, proceeding, or other controversy, or enter into any “closing agreement” within the meaning of Section 7121 of the U.S. Tax Code (or any similar provision of state, local, or foreign Law) in respect of material Taxes, in each case for an amount materially in excess of amounts reserved therefor in the applicable PRIVATECO Financial Statements, (iii) adopt or change any material Tax accounting method or period, (iv) amend any material Tax Return or take any position on any material Tax Return filed on or after the date of this Agreement that is materially inconsistent with elections made or positions taken in preparing or filing similar Tax Returns in prior periods, (v) surrender any right to claim a material Tax refund, or (vi) consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment;

(xxii)       write up, write down or write off the book value of any tangible assets, in the aggregate, in excess of $1,000,000, except for depreciation, amortization, impairment or any other adjustment permitted, in each case in accordance with IFRS consistently applied;

(xxiii)     amend, initiate, terminate or cause any condition that could reasonably be expected to result in the suspension or revocation of the Permits issued by any Governmental Entity, including AFAC, SENEAM, INM, DOT and FAA, in favor of any entity of the PRIVATECO Group and necessary for it to own, lease and operate its assets and properties and to operate the Business as currently conducted;

(xxiv)     materially change the seat count, main cabin configuration or onboard amenities (including in-flight entertainment and wireless internet) of any aircraft subject to future delivery to PRIVATECO under any PRIVATECO Aircraft Purchase Contract from that presently in service with PRIVATECO, other than (i) as set forth in Section 6.1(b)(xxiv) of the PRIVATECO Disclosure Schedule, and (ii) changes determined in PRIVATECO’s good faith to be improvements to customer experience;

(xxv)       acquire, or exercise any option to acquire, any aircraft or engine, or incur or arrange for any financing related thereto, other than as set forth in Section 6.1(b)(xxv) of the PRIVATECO Disclosure Schedule;

(xxvi)     take any action, or fail to take action, which action or failure would be reasonably expected to result in the loss of any PRIVATECO Slots (excluding temporary returns to the FAA, SICT, AFAC or any domestic or international airport);

(xxvii)   amend, terminate or cause any condition that that could reasonably be expected to result in the cancellation of the registrations and airworthiness registration of all PRIVATECO Aircraft, before SICT, AFAC, FAA, IRMA or any Governmental Entity that issued such registrations (except as required by applicable Law, airworthiness directives, mandatory orders or service bulletins, as applicable from time to time);

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(xxviii) fail to continue, in respect of all PRIVATECO Aircraft, all material maintenance programs in the Ordinary Course (except as required by applicable Law, airworthiness directives, mandatory orders or service bulletins, as applicable from time to time), including using reasonable best efforts to keep all such PRIVATECO Aircraft (except for any PRIVATECO Aircraft undergoing maintenance, in storage or that is preserved) in such condition as may be necessary to enable the airworthiness certification of such PRIVATECO Aircraft under the Federal Aviation Act and Mexican Law to be maintained in good standing at all times;

(xxix)     receive services or acquire goods from taxpayers listed in the ‘transactions with taxpayers’ lists published pursuant to the fourth paragraph of Article 69-B of the CFF acquire tax losses from a taxpayer listed in the lists referred to in the ninth paragraph of Article 69-B Bis of the CFF, or engage in any activity that could result in its inclusion in the lists published pursuant to the second or fourth paragraph of Article 69-B or the ninth paragraph of Article 69-B bis of the CFF;

(xxx)       create or incur any Lien on any assets, rights or properties of PRIVATECO or any other member of the PRIVATECO Group (other than PRIVATECO Owned Intellectual Property), other than Permitted Liens; or

(xxxi)     agree, resolve, authorize or enter into any Contract or otherwise make any commitment, in each case to do any of the foregoing in clauses (i) through (xxx).

(c)               Notwithstanding the foregoing, PRIVATECO may undertake any action contemplated by this Agreement, (i) to the extent required by applicable Law, (ii) to the extent required by an enforceable decision of a Regulatory Authority, (iii) to the extent required to address immediate safety or operational emergencies that, if not taken, could be reasonably expected to result in material harm to life, property or operations, or (iv) pursuant to any airworthiness directives, mandatory orders or service bulletins, as applicable from time to time. Subject to applicable Law, PRIVATECO shall promptly inform PUBCO in writing in advance of taking any such action, reasonably consult with and consider in good faith the input of PUBCO prior to taking such action and comply with the foregoing to the greatest extent reasonably practicable in taking such action.

(d)               Nothing contained in this Agreement shall be interpreted to give PUBCO, directly or indirectly, the right to control PRIVATECO or any of its Subsidiaries or direct the business or operation of PRIVATECO or any of its Subsidiaries prior to the Effective Time.

Section 6.2            PUBCO Interim Operating Covenants.

(a)               Between the date hereof and the Closing, PUBCO shall, and shall cause each member of the PUBCO Group to, except as set forth in Section 6.2(a) of the PUBCO Disclosure Schedule or as expressly required by any other provision of this Agreement or as required by applicable Law (provided, that if PUBCO or a Subsidiary thereof is required by applicable Law to take an action in conflict with this Section 6.2(a), PUBCO will, to the extent permitted by Law, provide PRIVATECO with written notice in advance of taking such action), unless PRIVATECO provides prior written consent (which consent will not be unreasonably withheld, delayed or conditioned):

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(i)     conduct its activities in all material respects in the Ordinary Course;

(ii)  use its commercially reasonable efforts to (A) preserve its business organizations and (B) maintain in all material respects its relationships with material customers, suppliers and others having material business relations with it;

(iii)  use its commercially reasonable efforts to maintain satisfactory relationships with Governmental Entities that have jurisdiction over its Business and operations;

(iv) use its commercially reasonable efforts to maintain in effect all material PUBCO Permits; and

(v)   not take any action that would reasonably be likely to prevent, impair or materially delay the consummation of the Merger and the other Transactions.

(b)               Without limiting the generality of Section 6.2(a), between the date hereof and the Closing, PUBCO shall not, and shall cause each member of the PUBCO Group not to, except as set forth on the corresponding sub-section of Section 6.2(b) of the PUBCO Disclosure Schedule or as expressly required by any other provision of this Agreement or as required by applicable Law (provided, that if PRIVATECO or a Subsidiary thereof is required by applicable Law to take an action in conflict with this Section 6.2(b), PRIVATECO will, to the extent permitted by Law, provide PUBCO with written notice in advance of taking such action), unless PRIVATECO provides prior written consent (which consent will not be unreasonably withheld, delayed or conditioned):

(i)     amend or amend and restate the PUBCO Organizational Documents;

(ii)   issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or Lien of, any shares of capital stock of, or other Equity Interests in, any member of the PUBCO Group of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants, debentures (obligaciones convertibles) or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract right), of any member of the PUBCO Group, other than (A) the issuance of PUBCO Shares upon the vesting or settlement of PUBCO RSU Awards outstanding as of the date hereof in accordance with their terms, (B) the issuance of PUBCO Shares upon the exercise of the PUBCO Options outstanding as of the date hereof in accordance with their terms, (C) the issuance or transfer of Equity Interests of a member of the PUBCO Group to another member of the PUBCO Group or (D) as set forth on Section 6.2(b)(ii) of the PUBCO Disclosure Schedule;

(iii) sell, pledge, abandon, dispose of, request cancellation, transfer, lease, license or encumber (other than pursuant to Permitted Liens) any material Trademarks, PUBCO Owned Intellectual Property, material property or assets of PUBCO Group (other than non-exclusive grants of licenses in Intellectual Property Rights in the Ordinary Course), except (i) pursuant to, or as required by, Contracts in effect as of the date of this Agreement and made available to PRIVATECO prior to the date hereof, or (ii) with respect to obsolete assets;

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(iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of PUBCO’s capital stock or enter into any agreement with respect to the voting or registration of its capital stock, other than to set aside or make payments then due and payable pursuant to the terms of PUBCO CSARs outstanding as of the date hereof in accordance with their terms;

(v)   reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of PUBCO’s capital stock, other Equity Interests or any other securities, or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other securities;

(vi) merge or consolidate PUBCO or any Subsidiary thereof with any Person (other than, solely in respect of a Subsidiary of PUBCO, with any other Subsidiary of PUBCO) or adopt or implement a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the PUBCO Group or any members thereof;

(vii)  acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets in an amount in excess of (x) $[***] individually or (y) $[***] in the aggregate in any 12 month period, other than (A) the planned purchase of aircraft, engines and associated equipment pursuant to Contracts in force on the date hereof as set forth in Section 6.2(b)(vii) of the PUBCO Disclosure Schedule, or (B) the purchase of inventory, raw materials, equipment, goods, or other supplies in the Ordinary Course;

(viii)  enter into any new line of business that is not ancillary to any line of business of the PUBCO as of the date hereof;

(ix) (x) (i) (1) repurchase, assume, refinance, redeem, replace, prepay or incur any Indebtedness or issue any debt securities, or (2) issue or sell options, warrants, debentures (obligaciones convertibles), calls or other rights to acquire any debt securities of any member of the PUBCO Group, in each case (1) and (2), other than (A) for the financing or lease of aircraft or associated equipment (including engines) pursuant to the PUBCO Aircraft Finance Contracts (or summaries thereof) made available to PRIVATECO prior to the date hereof, pursuant to a Contract made available to PRIVATECO prior to the date hereof or which PUBCO or any member of the PUBCO Group is otherwise contractually obligated as of the date hereof to purchase or lease, provided any such lease shall not have a term of greater than [***] years, and any pre-delivery deposits with respect to the foregoing, (B) under any Credit Card Contract, or (C) in connection with any drawdown or repayment on the revolving credit facilities set forth on Section 6.2(b)(ix)(C) of the PUBCO Disclosure Schedule, (ii) make any loans, advances or capital contributions to any other Person in an aggregate amount exceeding $[***] in any given 12 month period, or any investments in any other Person, (iii) enter into any term loan or credit facility, (iv) enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (v) assume, guarantee or endorse, or otherwise become liable or responsible for similar obligations to those contemplated in clauses (i) and (ii) of any Person for borrowed money, or (y) agree to permit (i) any amendment, restatement, replacement, supplement or other modification to be made to, or any termination, recission or withdrawal of, or any waiver of any provision or remedy under, or any consent under, any document related to any Indebtedness or (ii) any material amendment, supplement, modification or waiver of the terms and conditions of, or documents related to any Indebtedness;

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(x)   terminate, cancel, assign or amend any PUBCO Material Contract, or cancel, modify or waive any material rights thereunder, or enter into or amend any Contract that, if existing on the date hereof, would be a PUBCO Material Contract;

(xi) make or authorize any capital expenditure except for capital expenditures (i) detailed on PUBCO’s annual capital expenditure budget (a copy of which in respect of 2025 and 2026 has been set forth in Section 6.2(b)(xi) of the PUBCO Disclosure Schedule), (ii) in respect of assets that are not, in the aggregate, in excess of $[***], (iii) in connection with the planned extension, purchase or delivery of aircraft or associated equipment (including engines) pursuant to Contracts in effect as of the date hereof and disclosed on Section 6.2(b)(xi) of the PUBCO Disclosure Schedule, (iv) required for compliance with FAA, SICT, AFAC, AAC, DGAC, SENEAM or INM regulations applicable to PUBCO, including airworthiness directives, mandatory orders or mandatory service bulletins or (v) in connection with any scheduled or unscheduled restoration, repair, maintenance or other necessary work for the proper functioning of PUBCO Aircraft and Engines;

(xii)   except to the extent required by (i) applicable Law or (ii) the terms of any PUBCO Benefit Plan or PUBCO CBA, in each case, as in effect as of the date of this Agreement and made available to PRIVATECO: (A) except in the Ordinary Course with respect to any PUBCO Service Provider at the level below Vice President, increase the compensation or benefits payable or to become payable to any PUBCO Service Provider (other than tax, accounting and legal consultants and contractors), (B) grant any awards, including any bonus, stay, transaction, change in control or retention compensation or bonus arrangements, under a PUBCO Share Plan or otherwise grant any equity-based awards or accelerate the vesting of any equity based awards or other compensation or benefits, (C) grant any additional rights to severance or termination pay to, or enter into any severance agreement with any PUBCO Service Provider, (D) other than (i) with respect to newly hired employees on terms that are consistent with past practice for similarly situated employees of PUBCO and (ii) routine amendments or renewals to health and welfare plans that would not result in a material increase in benefits, establish, adopt, enter into or materially amend any material PUBCO Benefit Plan or any change in control, bonus, profit sharing, thrift, pension, retirement, deferred compensation, termination, severance or similar agreement, trust, fund, policy or arrangement for the benefit of any PUBCO Service Provider, (E) loan or advance any money or property to any PUBCO Service Provider (other than in connection with Ordinary Course business expense reimbursement and advances) or (F) except with respect to the open positions set forth in Section 6.2(b)(xii) of the PUBCO Disclosure Schedule, hire or terminate the employment (other than terminations for cause) of any employee at the level of Vice President or above;

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(xiii)       (i) other than as required by a Governmental Entity, terminate, discontinue, close or dispose of any route or core business operation, or lay off more than [***] employees in any [***] month period, or (ii) implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

(xiv)        other than (A) as required by applicable Law or (B) as otherwise required in connection with PUBCO’s or its Affiliates’ contractual or legal obligation to negotiate in good faith with a labor, union enter into or amend any Collective Bargaining Agreement; provided, that, PUBCO shall use commercially reasonable efforts to keep PRIVATECO reasonably informed of material communications between any member of the PUBCO Group and a labor union in connection with any such negotiation, revision, or Collective Bargaining Agreement;

(xv)          forgive any loans to or with any (A) PUBCO Service Providers, (B) Key PUBCO Holders or (C) Related Persons, or any of their respective affiliates;

(xvi)        other than in the Ordinary Course, (A) delay or postpone the payment of accounts payable beyond their timely payment terms or (B) accelerate or cause the acceleration of the collection or receipt of accounts receivable;

(xvii)     make any material change in accounting policies, practices, principles, methods or procedures in effect as of December 31, 2024, other than as required by IFRS, the NYSE, the BMV or by Law, in each case, occurring after the date of this Agreement;

(xviii)   enter into, terminate, extend, renew, refinance or materially amend any PUBCO Related Party Transaction;

(xix)      implement any material new policies or practices (or make any material changes to existing policies or practices) with respect to equity, interest rate, currency or commodity derivatives or hedging transactions;

(xx)         compromise, settle or agree to settle any actual or threatened Proceeding, other than any compromise, settlement or agreement in the Ordinary Course pursuant to which the sole remedy is (other than compliance with customary confidentiality provisions) the payment of monetary damages by PUBCO of (i) $[***] or less individually, or (ii) $[***] or less in the aggregate;

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(xxi)        (i) make, change, or revoke any material Tax election, (ii) settle or compromise any claim, assessment, audit, proceeding, or other controversy, or enter into any “closing agreement” within the meaning of Section 7121 of the U.S. Tax Code (or any similar provision of state, local, or foreign Law) in respect of material Taxes, in each case for an amount materially in excess of amounts reserved therefor in the applicable PUBCO Financial Statements, (iii) adopt or change any material Tax accounting method or period, (iv) amend any material Tax Return or take any position on any material Tax Return filed on or after the date of this Agreement that is materially inconsistent with elections made or positions taken in preparing or filing similar Tax Returns in prior periods, (v) surrender any right to claim a material Tax refund, or (vi) consent to any extension or waiver of the statute of limitations applicable to any material Tax claim or assessment;

(xxii)     write up, write down or write off the book value of any tangible assets, in the aggregate, in excess of $[***], except for depreciation, amortization, impairment or any other adjustment permitted, in each case in accordance with IFRS consistently applied;

(xxiii)     amend, initiate, terminate or cause any condition that could reasonably be expected to result in the suspension or revocation of the Permits issued by any Governmental Entity, including AFAC, SENEAM, INM, DOT and FAA, in favor of any entity of the PUBCO Group and necessary for it to own, lease and operate its assets and properties and to operate the Business as currently conducted;

(xxiv)    materially change the seat count, main cabin configuration or onboard amenities (including in-flight entertainment and wireless internet) of any aircraft subject to future delivery to PUBCO under any PUBCO Aircraft Purchase Contract from that presently in service with PUBCO, other than (i) as set forth in Section 6.2(b)(xxiv) of the PUBCO Disclosure Schedule and (ii) changes determined in PUBCO’s good faith to be improvements to the customer experience;

(xxv)     acquire, or exercise any option to acquire, any aircraft or engine, or incur or arrange for any financing related thereto, other than as set forth in Section 6.2(b)(xxv) of the PUBCO Disclosure Schedule;

(xxvi)     take any action, or fail to take action, which action or failure would be reasonably expected to result in the loss of any PUBCO Slots (excluding temporary returns to the FAA, SICT, AFAC or any domestic or international airport);

(xxvii)  amend, terminate or cause any condition that that could reasonably be expected to result in the cancellation of the registrations and airworthiness registration of all PUBCO Aircraft, before SICT, AFAC, FAA, IRMA or any Governmental Entity that issued such registrations (except as required by applicable Law, airworthiness directives, mandatory orders or service bulletins, as applicable from time to time);

(xxviii) fail to continue, in respect of all PUBCO Aircraft, all material maintenance programs in the Ordinary Course (except as required by applicable Law, airworthiness directives, mandatory orders or service bulletins, as applicable from time to time), including using reasonable best efforts to keep all such PUBCO Aircraft (except for any PUBCO Aircraft undergoing maintenance, in storage or that is preserved) in such condition as may be necessary to enable the airworthiness certification of such PUBCO Aircraft under the Federal Aviation Act and Mexican Law to be maintained in good standing at all times;

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(xxix)    receive services or acquire goods from taxpayers listed in the ‘transactions with taxpayers’ lists published pursuant to the fourth paragraph of Article 69-B of the CFF, acquire tax losses from a taxpayer listed in the lists referred to in the ninth paragraph of Article 69-B of the CFF, or engage in any activity that could result in its inclusion in the lists published pursuant to the second or fourth paragraph of Article 69-B or the ninth paragraph of Article 69-B bis of the CFF;

(xxx)       create or incur any Lien on any assets, rights or properties of PUBCO or any other member of the PUBCO Group (other than PUBCO Owned Intellectual Property), other than Permitted Liens; or

(xxxi)  agree, resolve, authorize or enter into any Contract or otherwise make any commitment, in each case to do any of the foregoing in clauses (i) through (xxx).

(c)               Notwithstanding the foregoing, PUBCO may undertake any action contemplated by this Agreement, (i) to the extent required by applicable Law, (ii) to the extent required by an enforceable decision of a Regulatory Authority, (iii) to the extent required to address immediate safety or operational emergencies that, if not taken, could be reasonably expected to result in material harm to life, property or operations, or (iv) pursuant to any airworthiness directives, mandatory orders or service bulletins, as applicable from time to time. Subject to applicable Law, PUBCO shall promptly inform PRIVATECO in writing in advance of taking any such action, reasonably consult with and consider in good faith the input of PRIVATECO prior to taking such action and comply with the foregoing to the greatest extent reasonably practicable in taking such action.

(d)               Nothing contained in this Agreement shall be interpreted to give PRIVATECO, directly or indirectly, the right to control PUBCO or any of its Subsidiaries or direct the business or operation of PUBCO or any of its Subsidiaries prior to the Effective Time.

Section 6.3            Consents. As promptly as reasonably practicable following the execution of this Agreement, the Parties shall initiate the processes relating to the Consents, and comply with their other respective undertakings, set forth in Annex IV (Covenants Related to Consents).

Section 6.4            Support for the Transactions. PUBCO shall seek to obtain the required PUBCO shareholder votes as promptly as reasonably practicable (taking into consideration legal, tax and accounting constraints), PRIVATECO shall seek to obtain the PRIVATECO Shareholder Consent (including, if applicable, required PRIVATECO shareholder votes) as promptly as reasonably practicable (which PRIVATECO Shareholder Consent shall be obtained by PRIVATECO, in any event, no later than the PRIVATECO Approval Deadline); and the Parties shall comply with their respective undertakings set forth in Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters). Each Key PUBCO Holder and each Key PRIVATECO Holder, in its respective capacity as a shareholder of PUBCO or PRIVATECO, as applicable, has entered into a PUBCO Support Agreement or a PRIVATECO Support Agreement setting forth certain undertakings by such shareholder in connection with the Transactions. Each of PRIVATECO and PUBCO agree to take such actions as are reasonably necessary to enforce the undertakings contained in the PRIVATECO Support Agreement and PUBCO Support Agreements, as applicable; provided that, in no event shall this Section 6.4 require that PUBCO enforce a PUBCO Support Agreement in contravention of or conflict with a Key PUBCO Holder’s fiduciary duties owed to PUBCO or its shareholders in such Key PUBCO Holder’s capacity as a director or officer thereof pursuant to Mexico Law.

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Section 6.5            Transaction Litigation. In the event of any Proceeding related to this Agreement or the Transactions that involves PUBCO or PRIVATECO or any of their respective officers or members of the PUBCO Board or PRIVATECO Board, as applicable (such Proceeding, “Transaction Litigation”), each Party shall as promptly as reasonably practicable notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. To the extent that any Governmental Entity institutes any Transaction Litigation challenging this Agreement or the Transactions as violative of any antitrust or competition law, each Party shall, and shall cause their respective Representatives to, use reasonable best efforts to cooperate to contest and resist, except insofar as PUBCO and PRIVATECO may otherwise agree, any such Transaction Litigation, including any such Proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent, or restrict consummation of the Transactions contemplated by this Agreement. Without limiting in any way the Parties’ obligations under Annex IV (Covenants Related to Consents), each of PUBCO and PRIVATECO shall cooperate and give the other a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation, and no such settlement shall be agreed to without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). Without limiting the Parties’ obligations under Annex IV (Covenants Related to Consents), each of PUBCO and PRIVATECO shall cooperate, shall cause their respective Subsidiaries to cooperate, and shall use its reasonable best efforts to cause its Representatives to cooperate, in the defense of such Transaction Litigation. Without limiting the preceding sentence, each Party will give the other Party a reasonable opportunity to review and comment on all filings or responses to be made by it in connection with any such Proceeding, and it will in good faith take such comments into account.

Section 6.6            Exclusivity; Acquisition Proposals. From the date of this Agreement until the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with the terms hereof, each Party shall comply with the provisions set forth in Annex VI (Acquisition Proposals).

Section 6.7            Employee and D&O Matters. Each Party shall, and shall cause each of its Subsidiaries to, comply with their corresponding specific undertakings relating to the current and former directors and employees of PRIVATECO and PUBCO set forth in Annex VII (Employee and D&O Matters).

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Section 6.8            Implementation; Cooperation.

(a)               The Parties shall negotiate in good faith and use their reasonable best efforts to finalize all agreements, take all actions, and do all things necessary to implement the Merger in accordance with this Agreement. Without limiting the generality of the foregoing, the Parties shall comply with their corresponding undertakings set forth in Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters), including in relation with the implementation of Annex I (Combination Mechanics).

(b)               Without limiting any other obligations herein and subject to applicable Law (including the Guidelines for the Exchange of Information between Economic Agents (Guía para el Intercambio de Información entre Agentes Económicos) issued by the extinct Federal Antitrust Agency (Comisión Federal de Competencia Económica) of Mexico, predecessor of the new Federal Antitrust Agency (Comisión Nacional Antimonopolio) of Mexico, as such guidelines may be replaced from time to time, the “Mexico Exchange of Information Guidelines”), each Party shall cooperate and use its reasonable best efforts to keep the other Party reasonably and timely informed about any matters, facts or events relating to such Party or its Subsidiaries that could reasonably be expected to have a material effect on this Agreement or the Transactions or lead to a Material Adverse Effect.

Section 6.9            Confidentiality/Announcements.

(a)               Except as otherwise expressly set forth herein or as required by applicable Law, the existence and content of this Agreement are strictly confidential and subject to the Confidentiality Agreement; provided that, nothing in the Confidentiality Agreement shall restrict the ability of either Party thereto to take any actions expressly contemplated or required by this Agreement.

(b)               If a Party is required by any applicable Law to make any announcement or to provide information to any Governmental Entity in connection with this Agreement or the Transactions, such Party shall (to the extent permitted by Law, and in addition to any applicable obligations pursuant to the Confidentiality Agreement) promptly notify the other Party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the other Party’s reasonable requests to preserve the confidentiality of this Agreement consistent with applicable Law.

(c)               PUBCO and PRIVATECO shall jointly announce the entry into this Agreement on the basis of one or more mutually agreed press statements (or translations thereof) (which shall not be issued prior to the written consent of each of PUBCO and PRIVATECO, which consent shall not be unreasonably withheld, delayed or conditioned) and cooperate with one another in good faith in connection with any public statements and investor relations activities regarding the Transactions, as further set forth in, and subject to the terms of, the Confidentiality Agreement. PUBCO and PRIVATECO agree that no public release or announcement concerning the Transactions will be issued by any Party without the prior written consent of the other Party (which consent will not be unreasonably withheld, delayed or conditioned), except to the extent such release or announcement contains information that is consistent with the press release referred to in the prior sentence or any other press release previously issued made in accordance with this Agreement.

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Section 6.10        Financing Cooperation.

(a)               Subject to Section 6.1 and Section 6.2, the Parties agree to use commercially reasonable efforts to cooperate to mutually determine and implement or cause to be implemented necessary, advisable or appropriate arrangements, in anticipation of the consummation of the Merger, regarding each Party’s and each other member of the PRIVATECO Group’s and PUBCO Group’s financing agreements, Aircraft Finance Contracts, indentures and other documents relating to Indebtedness of the Parties, including arrangements by way of amendments, consents, redemption, payoff, new financing or otherwise, with respect to retaining or refinancing a Party’s Indebtedness, consenting to use of each Party’s logos and trademarks in connection with the financing or preparation of schedules or marketing materials; provided that, notwithstanding anything to the contrary contained herein, (i) in no event shall PUBCO or the Combined Company be required to assume (including by way of successor liability to PRIVATECO at the Closing), or be required to extend, enter into or grant, any Third-Party Guarantee of the PRIVATECO Group unless (A) a true, complete and correct copy of such Third-Party Guarantee has been made available to PUBCO prior to the date of this Agreement, and such Third-Party Guarantee is specifically identified on Schedule 6.10(a) or (B) following the date of this Agreement, PUBCO provides its written consent in respect thereof (after having received a true, complete and correct copy of such Third-Party Guarantee), and (ii) in no event shall any member of the PRIVATECO Group or the PUBCO Group enter into any Third-Party Guarantee following the date of this Agreement unless the other Party provides its written consent in respect thereof (after having received a true, complete and correct copy of such Third-Party Guarantee). Without limiting the foregoing, and notwithstanding anything to the contrary contained in this Agreement, each of PRIVATECO and PUBCO shall (i) not, and shall not permit any member of the PRIVATECO Group or PUBCO Group, as applicable, to, extend or renew any Contract containing or underlying a Third-Party Guarantee absent the other Party’s prior written consent and (ii) reasonably cooperate (x) to obtain customary payoff letters from the holders of any Indebtedness that the Parties reasonably determine and agree to be necessary or advisable to repay in connection with the Transaction and (y) to make arrangements for such holders of Indebtedness to deliver to the Parties, subject to the prior receipt of the applicable payoff amounts, releases of all related Liens and terminations of all related guarantees at, and subject to the occurrence of, the Closing.

(b)               PRIVATECO shall use its respective reasonable best efforts (at IAMSA Borrower’s sole cost and expense) to seek to identify, as promptly as reasonably practicable following the date hereof, one or more prospective third-party lenders to enter into and deliver binding written commitment letters to extend debt financing to IAMSA Borrower in the amounts set forth therein for the purpose of financing the IAMSA Payoff, prior to or on the Closing Date (each, including all exhibits, schedules, annexes and amendments thereto, collectively with each fee letter associated therewith, a “Commitment Letter”); provided that, any such Commitment Letter shall provide that PUBCO is a third party beneficiary thereof and is entitled to enforce such Commitment Letter; provided further that, any such Commitment Letter shall be on terms and in form reasonably acceptable to PUBCO (such consent not to be unreasonably withheld). PRIVATECO and PUBCO shall reasonably cooperate with IAMSA Borrower in its efforts to arrange and obtain the IAMSA Payoff; provided that, in no event shall the reasonable best efforts of either Party under this Section 6.10(b) be deemed or construed to require any member of the PUBCO Group or the PRIVATECO Group, nor shall either Party permit any member of the PUBCO Group or the PRIVATE Group, as applicable, to, without the prior written consent of the other Party, directly or indirectly (as applicable) (x) forgive or assume the IAMSA Loan or any portion thereof, (y) extend any guarantee or security, or (z) pay or incur any fee, expense or other liability, or offer or grant any concession, incentive or other consideration. In the event that Commitment Letters for all or a portion of the IAMSA Loan Amount have been obtained and delivered prior to Closing, PRIVATECO shall make arrangements to deliver to IAMSA Borrower at the Closing, subject to prior consummation of the IAMSA Payoff, customary payoff letters (in form acceptable to PUBCO) and, subject to PRIVATECO’s prior receipt of the full IAMSA Loan Amount, releases of related Liens and terminations of any related guarantees (in form acceptable to PUBCO). In the event that Commitment Letters have not been obtained by IAMSA Borrower, in accordance with the terms hereof, for the full IAMSA Payoff by the date that is three months following the date of this Agreement, PRIVATECO shall coordinate with IAMSA Borrower and PUBCO to draft definitive long-form documentation memorializing the terms attached hereto as Exhibit H (which documentation shall be subject to PUBCO’s consent) (the “Refinancing Documentation”) to, solely if necessary, effectuate the IAMSA Refinancing at Closing; provided that, the obligations in this sentence shall not affect the ongoing obligations of the Parties under the first two sentences of this Section 6.10(b) (it being understood that the IAMSA Refinancing shall only occur if not reasonably possible to effectuate the IAMSA Payoff at the Closing). In the event that the IAMSA Payoff is not effectuated prior to or as of Closing, PRIVATECO shall consummate the IAMSA Refinancing as of Closing pursuant to the Refinancing Documentation and deliver to PUBCO at Closing evidence thereof, including Refinancing Documentation duly executed by IAMSA Borrower and PRIVATECO.

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Section 6.11        Management Incentive Plan. The Parties shall cooperate to develop a mutually agreeable management incentive equity plan for the Combined Company, (i) which management incentive equity plan’s annual equity pool shall not exceed, during the five years following the Effective Date, [***]% of the fully diluted equity as of the Closing Date to be issued by the Combined Company over a [***] year period (equivalent to not more than [***]% per year) (as amended, modified or supplemented from time to time, the “Combined Company MIP”), and which Combined Company MIP shall be adopted and approved by the Combined Company Board as of the Effective Time, and thereafter managed by the Combined Company Board.

Section 6.12        Tax Matters.

(a)               The Parties intend that the Merger will be treated for applicable Mexican income tax purposes in accordance with the Intended Mexico Tax Treatment. Prior to Closing, the Parties will reasonably cooperate to determine whether any Notice to Carry Out a Subsequent Merger (Aviso para llevar a cabo una fusión posterior) in terms of form 48/CFF of Annex 1-A of the Miscellaneous Tax Resolution (the “MTR”) for 2025, (a “SAT Notice”) or authorization for the Merger (Autorización para llevar a cabo una fusión posterior) from the SAT (the “SAT Authorization”) is required to satisfy the Intended Tax Treatment, and, if so, they will provide prior to Closing, as applicable, all the necessary information and documentation to (i) file the SAT Notices before the SAT, or, alternatively, (ii) obtain the SAT Authorization from the SAT. In the case of clause (i) of the preceding sentence, the Parties shall file the SAT Notices before the SAT by such deadline as is required under applicable Law. In the case of prong (ii) of the second preceding sentence, the Parties will cooperate to obtain the SAT Authorization by such deadline as is required under applicable Law. Without limiting the foregoing, each of the Parties shall comply with all applicable Tax-related requirements under Mexico Law to achieve the foregoing Intended Mexico Tax Treatment, to the extent permitted by applicable Law, and shall provide all information and documentation necessary to prepare for the filing of all notices applicable to the Merger, including:

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(i)                 the pre-filing review of the notice of cancellation in the Federal Taxpayers Registry due to a merger (Revisión previa a la presentación del aviso de cancelación en el RFC por fusión de sociedades), in terms of Form 316/CFF of Annex 1-A of the MTR for 2025;

(ii)              the cancellation of the Federal Taxpayers Registry (Aviso de cancelación en el RFC por fusión de sociedades) of PRIVATECO following the Effective Date, in terms of Form 86/CFF of Annex 1-A of the MTR for 2025;

(iii)            the submission of the audited financial statements used as basis for the Merger and prepared as a consequence thereof (Dictamen de fusión y escisión de sociedades), in terms of Form 314/CFF of Annex 1-A of the MTR for 2025;

(iv)        the filing of any Tax Returns that, under Mexican Tax Law, correspond to PRIVATECO for the tax year that concluded due to the Merger;

(v)             the filing of the informative return for relevant operations carried out within five years from the Closing Date, as referred to in the eighth paragraph of Article 14-B of the Mexican Federal Tax Code (“CFF”), if applicable;

(vi)        upon the signing of the Merger Agreement, the filing of the modification or registration of partners, shareholders, members, and other persons forming part of a legal entity’s organizational structure, as well as those exercising control, significant influence, authority, and its legal representatives, in terms of Form 295/CFF of Annex 1-A of the MTR for 2025; and

(vii)           any other filings set forth in Mexico Law required to achieve the Intended Mexico Tax Treatment.

(b)               PUBCO shall make all the Mexican Tax filings required under Mexico Law for the Merger to be treated in accordance with the Intended Mexico Tax Treatment, including those set forth in Section 6.12(a).

(b)               In the event that, prior to the date of this Agreement, PRIVATECO or PUBCO has either (i) received services or acquired goods from taxpayers listed in the ‘transactions with taxpayers’ lists published pursuant to the fourth paragraph of Article 69-B of the CFF or acquired tax losses from a taxpayer listed in the lists referred to in the ninth paragraph of Article 69-B Bis of the CFF, and the applicable Tax Authorities have initiated the procedure referred to in such articles of the CFF, or (ii) has been listed in the lists published pursuant to the second or fourth paragraph of Article 69-B or the ninth paragraph of Article 69-B bis of the CFF, PRIVATECO or PUBCO, as applicable, shall, prior to the Effective Time, (i) adequately demonstrate to the SAT the materiality of the transactions supported by invoices (CFDIs), or, alternatively, that such transactions have been corrected (provided the correction entails that the corresponding tax effects arising from the CFDIs shall not be considered for purposes of determining the taxpayer’s tax result and be considered for value added tax purposes) or (ii) rebut the presumption of inexistence of the operations of improper transfer of tax losses in accordance with applicable Law.

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(c)               The Parties agree that any financial statements used as a basis for the Merger or prepared as a consequence thereof shall be audited by a certified public accountant duly registered in accordance with the general rules and regulations issued by the SAT.

(d)               The Parties agree that the requirements and conditions set forth in Filing 316/CFF of Annex 1-A of the Miscellaneous Tax Resolution for 2025 shall be satisfied prior to the Closing, if applicable, or within the timeframe established under applicable Law, which include, among others, the following:

(i)                 With respect to the merged entity (sociedad fusionada):

(A)             it is not included in the lists referenced in Article 69 of the Mexican Federal Tax Code (CFF), except for Section VI relating solely to condoned tax liabilities;

(B)              it is not included in the lists referenced in the second and fourth paragraphs of Article 69-B of the CFF; and

(C)              the income reported in its annual tax returns is consistent with the income reflected in its Digital Tax Invoices (CFDIs), without prejudice to the audit powers of the Tax Authorities.

(D)             if the merged entity (sociedad fusionada) qualifies as an obligated party for purposes of carrying out vulnerable activities under the Federal Law for the Prevention and Identification of Transactions with Illicit Proceeds (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita) and its Regulations, it shall deregister in accordance with the applicable provisions.

(ii)              With respect to the merging entity (sociedad fusionante):

(A)             it maintains a valid electronic signature (e.firma) for both the legal entity and its legal representative;

(B)              it maintains an active tax mailbox (buzón tributario); and

(C)              its partners and shareholders registry is duly updated in accordance with Filing 295/CFF.

(e)               If necessary to ensure that their shareholder registries are properly maintained with the SAT as of the Closing, PRIVATECO and/or PUBCO, as applicable, shall file appropriate shareholder update notices in accordance with section 295/CFF of Annex 1A of the 2025 Miscellaneous Tax Resolution (Resolución Miscelánea Fiscal de 2025).

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Section 6.13        Access.

(a)               Subject to the Confidentiality Agreement and applicable Law (including the Mexico Exchange of Information Guidelines), each of PUBCO and PRIVATECO shall (and shall cause its respective Subsidiaries to) afford the other and the other’s authorized representatives, including outside U.S. and Mexican legal counsel (“Representatives”), reasonable access, during normal business hours throughout the period prior to the Closing, in such a manner as not to unreasonably interfere in any material respect with the conduct of the business of such Party, to its employees, properties, books and records and, during such period, each shall (and shall cause its respective Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested by the other or the other’s Representatives, including in order to facilitate the Parties’ integration and operational transition efforts, or as otherwise deemed appropriate by the Parties; provided that no investigation pursuant to this Section 6.13 shall affect or be deemed to modify any representation or warranty made by PUBCO or PRIVATECO in this Agreement; provided, further, that the foregoing shall not require PUBCO or PRIVATECO to disclose (i) any privileged information of PUBCO or PRIVATECO, as applicable, or any of its Subsidiaries that would, as determined in good faith by the relevant Party after consultation with outside counsel, waive the protection of attorney-client privilege, (ii) any information (A) that PUBCO or PRIVATECO, as applicable, determines, in good faith (in their sole discretion), is commercially or competitively sensitive or (B) disclosure of which to the other Party or its outside legal counsel would, in the view of the disclosing Party’s outside U.S. legal counsel (x) be inappropriate to disclose to the other Party or its outside legal counsel and (y) would result in a material breach of a written, binding obligation of confidentiality (including to the extent restricting the disclosure of trade secrets of third parties), (iii) any information that would result in a violation of applicable Law, or (iv) any information that would result in the disclosure of any Personal Information that would expose the Party to a material risk of liability. In the event that a Party objects to any request submitted pursuant to and in accordance with this Section 6.13 and withholds information on the basis of the foregoing clauses (i) through (iv), the applicable Party shall inform the other Party as to the general nature of what is being withheld and the Parties shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. All requests for information made pursuant to this Section 6.13 shall be directed to the individual(s) designated by PUBCO or PRIVATECO, as applicable. All such information shall be governed by the terms of the Confidentiality Agreement.

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(b)               Promptly following the date of this Agreement (and in any event within 30 days of the date hereof), PRIVATECO shall provide to PUBCO and its Representatives (including, for the avoidance of doubt, to Mijares, Angoitia, Cortés y Fuentes, S.C. and Latham & Watkins LLP in the PRIVATECO VDR) the information set forth on Section 1 of Schedule 6.13(b). All such information shall be governed by the terms of the Confidentiality Agreement. Promptly following the date of this Agreement (and in any event within 30 days of the date hereof), PUBCO shall provide to PRIVATECO and its Representatives (including, for the avoidance of doubt, to Ritch, Mueller y Nicolau, S.C. and Cleary Gottlieb Steen & Hamilton LLP in the PUBCO VDR) the information set forth on Section 2 of Schedule 6.13(b). All such information shall be governed by the terms of the Confidentiality Agreement.

Section 6.14        Termination or Amendment of Certain Contracts.

(a)               Except to the extent otherwise agreed in writing by PUBCO and PRIVATECO, PRIVATECO shall (i) take all steps necessary to cause to be terminated, and shall have caused to be terminated, prior to or as of the Closing, each Contract set forth on Schedule 6.14(a), in each case on terms acceptable to, and pursuant to documentation in form and substance reasonably satisfactory to, PUBCO and in a manner such that, after the Effective Time, neither Party nor the Combined Company shall have any ongoing Liability or obligation thereunder, and (ii) deliver to PUBCO prior to or as of Closing fully executed copies of all such documentation evidencing such termination.

(b)               Except to the extent otherwise agreed in writing by PUBCO and PRIVATECO, PRIVATECO shall (i) take all steps necessary to cause to be amended or amended and restated, and shall have caused to be amended or amended and restated, prior to or as of the Closing, each Contract set forth on Schedule 6.14(b), in each case in accordance with the terms specified on Schedule 6.14(b), and (ii) deliver to PUBCO prior to or as of Closing duly and fully executed copies of such amendments or amended and restated Contracts.

(c)               In each case if requested by PUBCO at least 15 Business Days prior to the Closing Date, PRIVATECO shall (i) take all steps necessary to cause to be amended or amended and restated, and shall have caused to be amended or amended and restated, prior to or as of the Closing, each Contract set forth on Schedule 6.14(c), in evidence and substance reasonably satisfactory to PUBCO, and (ii) deliver to PUBCO prior to or as of Closing duly and fully executed copies of such amendments or amended and restated Contracts.

Section 6.15        Notices or Consents under Certain Contracts.

(a)               With respect to each PRIVATECO Leased Real Property and each PUBCO Leased Real Property in connection with which notice is required to be delivered in connection with the Transaction (pursuant to applicable lease, sublease or other obligation), PRIVATECO or PUBCO, as applicable, shall deliver to the other Party, at least 5 Business Days prior to the Closing, evidence in form and substance reasonably satisfactory to the other Party that such notices have been duly delivered in writing to the corresponding lessors or other applicable counterparts.

(b)               With respect to the PUBCO Material Contracts set forth on Schedule 6.15(b), PUBCO shall deliver to PRIVATECO, prior to the Closing, evidence in form and substance reasonably satisfactory to PRIVATECO that such notices have been duly delivered in writing to the corresponding lessors or other applicable counterparts.

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(c)               (i) With respect to each PUBCO Material Contract set forth on Schedule 6.15(c), PUBCO shall use commercially reasonable efforts to obtain any required counterparty’s written consent or waiver, as applicable, to consummate the Transaction prior to the Closing (and shall deliver to PRIVATECO evidence of any such consents obtained) and (ii) with respect to each PRIVATECO Material Contract set forth on Schedule 6.15(c), PRIVATECO shall use commercially reasonable efforts to obtain any required counterparty’s written consent or waiver, as applicable, to consummate the Transaction prior to the Closing (and shall deliver to PUBCO evidence of any such consents obtained).

(d)               Each Party shall coordinate with the other Party in respect of, and provide the other Party with reasonable advance opportunity to review, comment on and approve, the form and method of notice, consent or waiver delivered or sought pursuant to this Section 6.15.

(e)               Notwithstanding the foregoing, in no event shall either Party or any member of the PRIVATECO Group or the PUBCO Group be obligated to bear any expense or pay any fee (other than the payment of nominal administrative, processing or similar fees or charges or expenses) or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transaction.

Section 6.16        Certain Interim Matters. PRIVATECO shall use its reasonable best efforts to, promptly following the date hereof and continuing through the Closing or earlier termination of this Agreement, take and cause each other member of the PRIVATECO Group to take, the actions set forth on Schedule 6.16, in each case in good faith coordination with PUBCO.

Section 6.17        Shareholders’ Resolutions. Within ten (10) Business Days following the date of this Agreement, each of PUBCO and PRIVATECO shall prepare and deliver to the other Party, for review and comment, (i) in the case of PUBCO, a draft of the resolutions to be voted upon at the PUBCO Shareholders’ Meeting, and (ii) in the case of PRIVATECO, a draft of the PRIVATECO Written Consent, and each Party shall provide the other Party a reasonable opportunity to review and comment on such drafts (and any subsequent drafts) and shall consider in good faith all reasonable comments proposed by the other Party.

Article VII.
CONDITIONS PRECEDENT

Section 7.1            Conditions to the Obligations of PRIVATECO and PUBCO. The respective obligations of each of PRIVATECO and PUBCO to consummate the Merger will be subject to the satisfaction or written waiver by each of PRIVATECO and PUBCO (where permitted by Law) at or prior to the Effective Time of each of the following conditions:

(a)               PUBCO Shareholder Approval. The PUBCO Requisite Vote duly approving (i) this Agreement (including the Merger and other Transactions) and the Merger Agreement, (ii) the adoption of the Combined Company By-laws (which, for the avoidance of doubt, shall include an express exception for any tender offer in connection with the Transactions), effective as of Effective Time, (iii) the Initial Director nominees as directors of the Combined Company Board, effective as of the Effective Time, (iv) the capital increase and corresponding issuance of the PUBCO Shares to be delivered as Merger Consideration and reserved as Reserved Share Consideration, and (v) the conversion of certain PUBCO Shares into Series B-1 and Series B-2 Shares in terms of Section 1.5 have been obtained at the PUBCO Shareholders’ Meeting and remain valid and in full force and effect.

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(b)               Tender Offer Exemption. The Governing Board (Junta de Gobierno) of the CNBV shall have approved the TO Exemption.

(c)               Exchange Listings. The Combined Company Series A Shares and Combined Company ADSs to be issued to the holders of the PRIVATECO Shares pursuant to this Agreement (including to the extent necessary to effectuate the issuance of other Combined Company Securities in connection with the Merger) shall be authorized for listing on the BMV or the NYSE (or any successor inter-dealer quotation system or stock exchange thereto), as applicable, subject to official notice of issuance.

(d)               MX Registration Approval. The MX Registration Approval shall have been obtained from the CNBV in accordance with the LMV as applicable, shall not be the subject of any stop order suspending the effectiveness of the MX Registration Approval, and shall remain in effect, and no proceeding to the effect of the foregoing shall have been commenced or threatened unless subsequently withdrawn.

(e)               Competition Approvals and Other Approvals.

(i)                 All waiting periods (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, there shall not be in effect any voluntary agreement between a Party and any Governmental Entity pursuant to which that Party has agreed not to consummate the Merger for any period of time, and all other Competition Approvals (for the avoidance of doubt, including the Mexico Competition Clerance) shall have been granted and shall be in full force and effect.

(ii)              The CNIE Approval shall have been obtained and shall be in full force and effect.

(f)                Intended Mexico Tax Treatment. In the event that the Parties determine that SAT Notices are required for the Merger to be treated in accordance with the Intended Mexico Tax Treatment, the SAT Notices shall have been filed, and, in the event that the Parties determine that SAT Authorization is required for the Merger to be treated in accordance with the Intended Mexico Tax Treatment, the SAT Authorization shall have been received.

(g)               No Injunctions or Restraints. (i) No court of competent jurisdiction or other Governmental Entity having jurisdiction over any of the Parties or their respective businesses or assets shall have enacted, issued, promulgated, enforced or entered any Order or taken any other action (whether temporary, preliminary or permanent) that has the effect of enjoining or otherwise prohibiting the making or consummation of the Merger and (ii) there shall be no Law in respect of Colombia, Mexico, the U.S., or such other jurisdiction, as both PUBCO and PRIVATECO agree, that prohibits or makes illegal or otherwise prevents the consummation of the Merger or the other Transactions.

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(h)               CPO Trust Amendment. The CPO Trust Amendment shall have been executed and delivered and shall be in full force and effect.

Section 7.2            Conditions to the Obligations of PRIVATECO. The obligations of PRIVATECO to consummate the Merger will be subject to the satisfaction or written waiver by PRIVATECO (where permitted by Law) at or prior to the Effective Time of each of the following conditions:

(a)               Representations and Warranties. (i) The representations and warranties of PUBCO contained in Section 1.1, Section 1.2(d), Section 1.3, Section 1.4, Section 1.9, Section 1.30 and Section 1.31 of Annex III (Representations and Warranties of PUBCO) to this Agreement shall be true, complete and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true, complete and correct in all material respects as of such date or time), (ii) the representations and warranties of PUBCO contained in the first sentence of Section 1.2(a), the first sentence of Section 1.2(b), Section 1.2(c) and Section 1.2(e) of Annex III (Representations and Warranties of PUBCO) to this Agreement shall be true, complete and correct in all respects (except for de minimis deviations) as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true, complete and correct in all respects (except for de minimis deviations) as of such date or time) and (iii) all other representations and warranties of PUBCO contained in Annex III (Representations and Warranties of PUBCO) to this Agreement (without giving effect to any references to any Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein, other than the representations set forth in Section 1.11(b) of Annex III (Representations and Warranties of PUBCO) to this Agreement or in the term “PUBCO Material Contract”) shall be true, complete and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any representation and warranty that is expressly made as of a specific date or time, which needs only be true, complete and correct in all respects as of such date or time), except where the failure of such representations and warranties in this clause (iii) to be so true, complete and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a Material Adverse Effect on PUBCO.

(b)               Compliance with Covenants. PUBCO shall have performed and complied in all material respects with the agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Closing, or any breach or failure to do so shall have been cured.

(c)               Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect on PUBCO.

(d)               Officer’s Certificate. PRIVATECO shall have received a certificate of PUBCO, executed by an executive officer of PUBCO, dated as of the Closing Date, certifying that the conditions set forth in subsections (a) and (b) of this Section 7.2 have been satisfied.

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Section 7.3            Conditions to the Obligations of PUBCO. The obligations of PUBCO to consummate the Merger will be subject to the satisfaction or written waiver by PUBCO (where permitted by Law) at or prior to the Effective Time of each of the following conditions:

(a)               Representations and Warranties (i) The representations and warranties of PRIVATECO contained in Section 1.1, Section 1.2(d), Section 1.3, Section 1.4, Section 1.7(e)(i), Section 1.9, Section 1.28 and Section 1.29 of Annex II (Representations and Warranties of PRIVATECO) to this Agreement shall be true, complete and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true, complete and correct in all material respects as of such date or time), (ii) the representations and warranties of PRIVATECO contained in the first sentence of Section 1.2(a), the first sentence of Section 1.2(b), Section 1.2(c) and Section 1.2(e) of Annex II (Representations and Warranties of PRIVATECO) to this Agreement shall be true, complete and correct in all respects (except for de minimis deviations) as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true, complete and correct in all respects (except for de minimis deviations) as of such date or time) and (iii) all other representations and warranties of PRIVATECO contained in Annex II (Representations and Warranties of PRIVATECO) to this Agreement (without giving effect to any references to any Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein, other than the representations set forth in Section 1.11(b) of Annex II (Representations and Warranties of PRIVATECO) to this Agreement or in the term “PRIVATECO Material Contract”) shall be true, complete and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (other than any representation and warranty that is expressly made as of a specific date or time, which needs only be true, complete and correct in all respects as of such date or time), except where the failure of such representations and warranties in this clause (iii) to be so true, complete and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other such failures to be true or correct, a Material Adverse Effect on PRIVATECO.

(b)               Compliance with Covenants. PRIVATECO shall have performed and complied in all material respects with the agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Closing, or any breach or failure to do so shall have been cured.

(c)               Termination of Certain Contracts. Except to the extent otherwise agreed in writing by PUBCO and PRIVATECO, each of the Contracts set forth (i) on Schedule 6.14(a) shall have been terminated in accordance with, and PUBCO shall have received evidence thereof as required by, Section 6.14(a) and (ii) under Section 1 of Schedule 6.14(b) shall have been amended or amended and restated in accordance with Schedule 6.14(b), and PUBCO shall have received evidence thereof as required by Section 6.14(b).

(d)               PRIVATECO Shareholder Approval. The PRIVATECO Shareholder Consent shall (i) have been obtained and valid complete evidence thereof delivered to PUBCO no later than the PRIVATECO Approval Deadline and (ii) remain valid and in full force and effect.

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(e)               Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect on PRIVATECO.

(f)                Officer’s Certificate. PUBCO shall have received a certificate of PRIVATECO, executed by an executive officer of PRIVATECO, dated as of the Closing Date, certifying that (i) the conditions set forth in subsections (a) and (b) of this Section 7.3 have been satisfied and (ii) the Consideration Spreadsheet is true, complete and correct.

Article VIII.
TERMINATION

Section 8.1            Termination. This Agreement may only be terminated as set forth in Annex IX (Termination), with the effect of any such termination being as set forth in such Annex.

Article IX.
[RESERVED]

Section 9.1            [Reserved].

Article X.
MISCELLANEOUS

Section 10.1        Costs. Each Party shall bear its own financial, legal, accounting and other costs in connection with the Merger and the other Transactions. The Parties shall share equally in any filing or similar fees in connection with any regulatory filing, governmental or self-regulatory review, registration, approval, notice, permit or license, stock exchange listing or similar requirements with respect to the Merger or the other Transactions.

Section 10.2        Specific Performance. Except as set forth in Section 1.5(f) of Annex IX (Termination), each Party agrees and acknowledges the right of the other Party to seek and obtain any remedy that may be available to it under applicable law, including damages. The Parties further agree that irreparable damage and harm would occur in the event that any provision of this Agreement were not performed in accordance with its terms (provided that, for the avoidance of doubt, in no event shall a Party be deemed obligated to consummate the Transactions in the event that it elects to terminate this Agreement pursuant to and in accordance with the terms of Annex IX (Termination)) and that, although monetary damages may be available for such a breach, monetary damages would be an inadequate remedy therefor; accordingly, each of the Parties agrees that, in the event of any breach or threatened breach of any provision of this Agreement by such Party, the other Party shall be entitled to the remedies of an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, and each Party agrees that it shall not allege, and each Party hereby waives the defense, that there is an adequate remedy available at law. Each Party hereto will waive any requirement for the posting of any bond or other security in connection therewith.

Section 10.3        Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

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Section 10.4        Jurisdiction; Waiver of Trial by Jury.

(a)               Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the borough of Manhattan and of the United States District Court of the Southern District of New York sitting in the borough of Manhattan, and, if such courts lack subject matter jurisdiction of the action or proceeding, any Federal court of the United States of America sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto (except, following the Closing, as otherwise provided in the By-laws), and each of the Parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (v) waives, to the fullest extent permitted by Law, the right to resort to the courts of any other jurisdiction by reason of its present or future domicile or otherwise. Each of the Parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided in Section 10.4(c) or Section 10.4(d), as applicable. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

(b)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.4(b).

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(c)               PRIVATECO hereby irrevocably appoints Cogency Global Inc. (the “PRIVATECO Process Agent”), with an office on the date hereof at 122 East 42nd. Street 18th Floor, New York, NY, 10168, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of any summons and complaint or other process that may be served by PUBCO in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto (in each case in accordance with Section 10.4(a)), and agrees that the failure of the PRIVATECO Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. PRIVATECO covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the appointment of the PRIVATECO Process Agent (or a replacement thereof, with prior written notice to PUBCO) contemplated by this Section 10.4(c) in full force and effect until the earlier of the Closing Date and the termination of this Agreement in accordance with the terms hereof. PUBCO shall provide prompt written notice to PRIVATECO, in accordance with Section 10.10, of any summons, complaint or other process delivered to the PRIVATECO Process Agent pursuant to this Section 10.4(c).

(d)               PUBCO hereby irrevocably irrevocably appoints Cogency Global, Inc. (the “PUBCO Process Agent”), with its office on the date hereof at 122 East 42nd. Street 18th Floor, New York, NY, 10168, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of any summons and complaint or other process that may be served by PRIVATECO in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto (in each case in accordance with Section 10.4(a)), and agrees that the failure of the PUBCO Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. PUBCO covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the appointment of the PUBCO Process Agent (or a replacement thereof, with prior written notice to PRIVATECO) contemplated by this Section 10.4(d) in full force and effect until the earlier of the Closing Date and the termination of this Agreement in accordance with the terms hereof. PRIVATECO shall provide prompt written notice to PUBCO, in accordance with Section 10.10, of any summons, complaint or other process delivered to the PUBCO Process Agent pursuant to this Section 10.4(d).

Section 10.5        Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and both such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy.

Section 10.6        Modification or Amendment. This Agreement may be amended by PRIVATECO and PUBCO by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of PRIVATECO or PUBCO; provided, however, that, after adoption of this Agreement by such shareholders, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto that expressly refers to this Section 10.6.

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Section 10.7        Extension; Waiver. At any time prior to the Effective Time, PUBCO, on the one hand, and PRIVATECO, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any Uncured Inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby that expressly refers to this Section 10.7, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.8        No Third-Party Beneficiaries. Except as expressly provided in Section 1.2 of Annex VII (Employee and D&O Matters), this Agreement is not intended to, and does not, confer upon any Person other than the Parties who are signatories hereto any rights or remedies hereunder. The Parties further agree that the rights of third-party beneficiaries under Section 1.2 of Annex VII (Employee and D&O Matters) shall not arise unless and until the Closing occurs.

Section 10.9        Interpretation. For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” Except as otherwise indicated, (i) all references in this Agreement to “Sections,” “Exhibits,” “Annexes”, “Articles” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes, Articles and Schedules to this Agreement, and (ii) all references to “this Agreement”, and use of “herein”, “hereof”, “hereto”, “hereby” and words of similar import, shall be deemed to refer to this Agreement together with the Exhibits, Annexes and Schedules to this Agreement. Except to the extent otherwise indicated, all references in this Agreement to “U.S. dollars,” “dollars,” “U.S. $” or “$” are to United States dollars, and all references in this Agreement to “Mexican pesos,” “pesos” or “Ps.” are to Mexican Pesos. Except as otherwise expressly provided herein, any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder. Unless otherwise specifically provided for herein, the term “or” will not be deemed to be exclusive. Documents, materials and information are deemed to have been “made available” to (a) PUBCO, if such documents, materials or information were available for review by PUBCO or its Representatives through the electronic data room entitled “Data Room” which is hosted by DataSite (the “PUBCO VDR”) in connection with the transactions contemplated hereby at least three Business Days prior to the date of this Agreement or disclosed in a PUBCO Public Disclosure filed or furnished and publicly available no later than three Business Days prior to the date of this Agreement and (b) PRIVATECO, if such documents, materials or information were available for review by PRIVATECO or its Representatives through the electronic data room entitled “Bridge”, which is hosted by DataSite (the “PRIVATECO VDR”) in connection with the transactions contemplated hereby at least three Business Days prior to the date of this Agreement. References to “days” will mean “calendar days” unless expressly stated otherwise. References to a person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded, and if the last day of such period is not a Business Day, the period will end on the immediately following Business Day. No specific provision, representation or warranty will limit the applicability of a more general provision, representation or warranty. It is the intent of the Parties hereto that each representation, warranty, covenant, condition and agreement contained in this Agreement will be given full, separate, and independent effect and that such provisions are cumulative. Each reference to “Material Adverse Effect” in Annex II (Representations and Warranties of PRIVATECO) shall be deemed to mean a Material Adverse Effect on PRIVATECO for purposes of the definition thereof, and each reference to “Material Adverse Effect” in Annex III (Representations and Warranties of PUBCO) shall be deemed to mean a Material Adverse Effect on PUBCO for purposes of the definition thereof.

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Section 10.10    Notice. All notices and other communications to be given to any Party or other Person shall be sufficiently given for all purposes hereunder if in writing and shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (absent the sender’s receipt of any automatic reply notice of failure to deliver); or (d) on the third Business Day after the date mailed by certified or registered mail, return receipt requested, postage prepaid. Such communications to a Party shall be directed to the addresses set forth below (or at such other address as such Party shall designate by like notice):

if to PRIVATECO:

Grupo Viva Aerobus, S.A. de C.V.

Varsovia 36, floor 7

Colonia Juárez, Alcaldía Cuauhtémoc

Código Postal 06600, Ciudad de México

México

Attention: [***]

Email: [***]

with copies (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Chantal E. Kordula; Jorge U. Juantorena

Email: ckordula@cgsh.com; jjuantorena@cgsh.com

and

Ritch, Mueller y Nicolau, S.C.

Av. Pedregal No. 24, piso 10

Colonia Molino del Rey, Código Postal 11040,

Alcaldía Miguel Hidalgo

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Ciudad de México

México

Attention: Octavio Olivo Villa

Email: oolivo@ritch.com.mx

if to PUBCO:

Controladora Vuela Compañía de Aviación, S.A.B. DE C.V.
Av. Antonio Dovalí Jaime No. 70

Torre B, piso 13

Col. Zedec Santa Fe

Álvaro Obregón

01210, Ciudad de México

Attention: [***]

Email: [***]

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Mark Bekheit; Tessa Bernhardt

Email: mark.bekheit@lw.com; tessa.bernhardt@lw.com

and

Mijares, Angoitia, Cortés y Fuentes, S.C.

Javier Barros Sierra 540, 4to piso, Park Plaza I,

Colonia Santa Fe, Alcaldía Álvaro Obregón,

Código Postal 01210, Ciudad de México

México

Attention: Ricardo Maldonado Yañez

Email: rmaldonado@macf.com.mx

Any notice given by email after 5:00 p.m. (in the place of receipt) on a Business Day or on a day that is not a Business Day shall be deemed received on the following Business Day.

Section 10.11    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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Section 10.12    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by a Party without the prior written consent of the other Party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.13    Entire Agreement. This Agreement (including the Exhibits, Annexes and Schedules hereto), the Confidentiality Agreement and the Clean Team Confidentiality Agreement, effective September 19, 2025, by and between the Parties, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

CONTROLADORA VUELA COMPAÑÍA DE AVIACIÓN, S.A.B. DE C.V.

By: /s/ Enrique Javier Beltranena Mejicano

Name: Enrique Javier Beltranena Mejicano

Title: Attorney-in-Fact

By: /s/ José Alejandro de Iturbide Gutiérrez

Name: José Alejandro de Iturbide Gutiérrez

Title: Attorney-in-Fact

GRUPO VIVA AEROBUS, S.A. DE C.V.

By: /s/ Roberto Lázaro Alcántara Roja

Name: Roberto Lázaro Alcántara Rojas

Title: Attorney-in-Fact

By: /s/ José Arturo Pinto Aguilar

Name: José Arturo Pinto Aguilar

Title: Attorney-in-Fact

ANNEX I

COMBINATION MECHANICS

Section 1.1            The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Mexico Law, at the Effective Time, the Merger shall occur pursuant to which PRIVATECO shall be merged with and into PUBCO, the separate existence of PRIVATECO shall thereupon cease and PUBCO shall be the surviving entity in the Merger (which, from and after the Merger, shall be referred to in this Agreement as the Combined Company). The Merger shall have the effects set forth in this Agreement, including this Annex I, and the applicable provisions of the LGSM.

Section 1.2            Closing. The Closing shall take place at 9:00 a.m., Eastern time, on a date to be specified by the Parties (the “Closing Date”), such date to be no later than the third Business Day after satisfaction or written waiver of all of the conditions to the Closing set forth in Article VII of the Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or written waiver of those conditions at the Closing, and, for the avoidance of doubt, in all cases subject to each Party’s right to terminate this Agreement as provided in Annex IX), at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, United States of America (other than in respect of actions required to be made before a Mexico notary public, which shall take place in Mexico City at the offices of Ritch, Mueller y Nicolau, S.C., Avenida Pedregal 24, piso 10, Colonia Molino del Rey, Alcaldía Miguel Hidalgo, Código Postal 11040, Ciudad de México, México), unless another time, date or place is agreed to by the Parties.

Section 1.3               Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date, PUBCO and PRIVATECO shall execute the Merger Agreement and notarize it before a Mexico notary. The Parties shall make or cause to be made all filings and recordings required by Mexico Law in connection with the Merger, including the filing of the Merger Agreement, the PUBCO Shareholders’ Meeting, and the PRIVATECO Shareholder Consent before the RPC. The Merger shall become effective for all purposes (including for purposes of the Mexico Tax Code) at 10:00 AM Eastern Time (or such other time as mutually agreed by the Parties) on the Closing Date (such time of effectiveness being the “Effective Time”).

Section 1.4               Effect of the Merger on PRIVATECO Shares. As of the Effective Time, as a result of the Merger and without any action on the part of PUBCO, PRIVATECO, or the holders of any securities of PUBCO or PRIVATECO:

(a)               Each PRIVATECO Share issued and outstanding immediately prior to the Effective Time (after giving effect to Section 1.5 of this Annex I and other than PRIVATECO Shares to be cancelled in accordance with Section 1.4(b) of this Annex I) will be automatically cancelled and automatically converted into the right to receive the applicable Per-Share Consideration, as provided in Section 1.2 of the Agreement, and any applicable Fractional Consideration. All PRIVATECO Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate and Book-Entry Share that immediately prior to the Effective Time represented any of the PRIVATECO Shares (other than Shares to be cancelled in accordance with Section 1.4(b) of this Annex I) shall thereafter represent only the right to receive the applicable Per-Share Consideration and any applicable Fractional Consideration. Notwithstanding anything to the contrary contained in the Agreement (including this Annex I), all amounts and allocations set forth in the Consideration Spreadsheet, including each Pre-Closing PRIVATECO Holder’s share and form of Merger Consideration and any amounts (including Per-Share Consideration) derived from the information contained therein, shall be final, conclusive and binding upon the Parties and the Pre-Closing PRIVATECO Holders in all respects and neither PUBCO nor, after the Closing, the Combined Company shall have any obligation to verify the accuracy of the Consideration Spreadsheet.

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(b)               All PRIVATECO Shares in the treasury of PRIVATECO will be cancelled and will cease to exist, with no payment being made with respect thereto.

Section 1.5            Effect of the Merger on Equity Awards.

(a)               PRIVATECO Equity Awards. As of immediately prior to the Effective Time, all outstanding PRIVATECO Options, New PRIVATECO Awards (as defined in Section 6.1 of the PRIVATECO Disclosure Schedule) and PRIVATECO restricted stock units (in each case that were outstanding as of the date of this Agreement or granted following the date of this Agreement in compliance with Section 6.1 of the Agreement) shall vest in full and remain outstanding and shall as of immediately following the Effective Time be automatically net exercised and settled into the corresponding number of PUBCO Shares, PUBCO ADSs, or PUBCO CPOs, as applicable, held in trust for such awards; provided, that the number of PUBCO Shares, PUBCO ADSs, or PUBCO CPOs, as applicable, delivered to the holders of such PRIVATECO Options, New PRIVATECO Awards and PRIVATECO restricted stock units shall be reduced, as applicable, to cover the aggregate exercise price and Tax withholding obligations resulting from such exercise and/or settlement of such PRIVATECO Options, New PRIVATECO Awards and PRIVATECO restricted stock units (with the remaining shares being retained by the Combined Company). As of immediately following the Effective Time (and after taking into account the foregoing), the PRIVATECO Share Plan and any other equity plans shall terminate and no further PRIVATECO Options, New PRIVATECO Awards, PRIVATECO restricted stock units or other PRIVATECO equity awards or rights with respect to PRIVATECO Shares or PUBCO Shares shall be outstanding. Prior to the Effective Time, PRIVATECO shall obtain from each holder of a PRIVATECO Option their consent to the transactions contemplated in this Section 1.5(a) of this Annex I and a general release of any claims that may be made against PRIVATECO, PUBCO, the Combined Company or their affiliates with respect to the transactions contemplated in this Section 1.5(a) of this Annex I (the “Consent and Release of Claims”). Prior to the Effective Time, PRIVATECO shall provide such notice, obtain any necessary consents, adopt applicable resolutions and take all other reasonably appropriate actions to give effect to the transactions contemplated in this Section 1.5(a) of this Annex I. PRIVATECO shall provide PUBCO with the Consent and Release of Claims for its prior review and approval (such approval not to be unreasonably withheld, conditioned or delayed) no later than 20 Business Days preceding the Effective Time. PRIVATECO shall provide to PUBCO no later than 20 Business Days prior to the Effective Time a schedule that sets forth on a per grant basis as of the Effective Time, the name of each holder of a PRIVATECO Option, New PRIVATECO Award (as defined in Section 6.1 of the PRIVATECO Disclosure Schedule) and PRIVATECO restricted stock units, each award held by such holder, the applicable number and type of PRIVATECO Shares underlying each award, the exercise or purchase price of each award (if applicable) and the PRIVATECO Share Plan pursuant to which the award was granted.

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(b)               PUBCO Equity Awards. As of immediately prior to the Effective Time, all outstanding PUBCO Options and PUBCO RSUs (in each case that were outstanding as of the date of this Agreement or granted following the date of this Agreement in compliance with Section 6.2 of the Agreement) shall vest in full and remain outstanding and shall as of immediately following the Effective Time be automatically net exercised and settled into the corresponding PUBCO Shares, PUBCO ADSs, or PUBCO CPOs, as applicable, held in trust for such awards; provided, that the number of PUBCO Shares, PUBCO ADSs or PUBCO CPOSs, as applicable, delivered to the holders of such PUBCO Options and PUBCO RSUs shall be reduced, as applicable, to cover the aggregate exercise price and Tax withholding obligations resulting from such exercise and/or settlement of the PUBCO Options and PUBCO RSUs (with the remaining shares being retained by the Combined Company). Prior to the Effective Time, PUBCO shall obtain from each holder of a PUBCO Option their consent to the transactions contemplated in this Section 1.5(b) of this Annex I and a general release of any claims that may be made against PRIVATECO, PUBCO, the Combined or their affiliates with respect to the transactions contemplated in this Section 1.5(b) of this Annex I (the “PUBCO Consent and Release of Claims”). Prior to the Effective Time, PUBCO shall provide such notice, and obtain any necessary consents, adopt applicable resolutions and take all other reasonably appropriate actions to give effect to the transactions contemplated in this Section 1.5(b) of this Annex I. PUBCO shall provide PRIVATECO with the PUBCO Consent and Release of Claims for its prior review and approval (such approval not to be unreasonably withheld, conditioned or delayed) no later than 20 Business Days preceding the Effective Time. PUBCO shall provide to PRIVATECO no later than 20 Business Days prior to the Effective Time a schedule that sets forth on a per grant basis as of the Effective Time, the name of each holder of a PUBCO Option and PUBCO RSU, each award held by such holder, the applicable number and type of PUBCO Shares underlying each award, the exercise or purchase price of each award (if applicable) and the PUBCO Share Plan pursuant to which the award was granted.

Section 1.6            Payment and Issuance of Merger Consideration; Surrender of Company Certificates. PRIVATECO Shares shall be exchanged for Combined Company ADSs or Combined Company Shares in accordance with the following procedures:

(a)               Exchange Agent. Prior to the Effective Time, PUBCO will designate one or more reputable banks or trust companies to act as the exchange agent for purposes of effecting the payment and issuance of the Merger Consideration in connection with the Merger (each, an “Exchange Agent”). At or immediately following the Effective Time (but in any event on the Closing Date), PUBCO will deposit, or cause to be deposited, with the applicable Exchange Agent (i) the Combined Company ADSs in book entry form and the Combined Company Shares (which shall be in certificated form and deposited with Indeval, except for the Combined Company Series B Shares, which shall be in certified form and issued in the name of the relevant Key PRIVATECO Holders as per the Consideration Spreadsheet), in each case issuable pursuant to Section 1.2 of the Agreement and this Annex I, to which holders of PRIVATECO Shares will be entitled at the Effective Time pursuant to this Agreement and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Fractional Consideration to which holders of PRIVATECO Shares will be entitled at the Effective Time pursuant to this Agreement ((i) and (ii) collectively, the “Exchange Fund”). In connection with the deposit of the Exchange Fund, PUBCO shall deposit, or cause to be deposited, with the CPO Trustee the Combined Company Shares which will indirectly underlie the Combined Company ADSs to be issued as Merger Consideration hereunder and, upon deposit thereof, cause the CPO Trustee to issue the corresponding Combined Company CPOs in accordance with the CPO Trust Agreement and cause the ADS Depositary to issue such corresponding Combined Company ADSs in accordance with the ADS Deposit Agreement. The cash portion of the Exchange Fund will be invested by the applicable Exchange Agent as directed by the Combined Company, in its sole discretion, pending payment thereof by the applicable Exchange Agent to the former holders of PRIVATECO Shares. Earnings resulting from such investments will be the sole and exclusive property of the Combined Company, and no part of such earnings will accrue to the benefit of holders of Shares. Any losses resulting from such investments shall not impact the Combined Company’s obligations under this Annex I and in the event of any such losses, the Combined Company shall take all actions necessary to cause to deposit into the Exchange Fund sufficient Combined Company Securities or cash, as needed, to satisfy PUBCO’s obligations under this Section 1.6 of this Annex I.

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(b)               Procedures for Surrender. As promptly as practicable before the Effective Time (and in any event, at least five Business Days prior to the Closing Date), the Combined Company will cause the applicable Exchange Agent to mail to each Pre-Closing PRIVATECO Holder at the address set forth opposite such Pre-Closing PRIVATECO Holder’s name in the Consideration Spreadsheet: (i) the form Letter of Transmittal; (ii) the form Surrender Instructions; and (iii) (x) in the case of any Pre-Closing PRIVATECO Holder that is not a U.S. person (as such term is defined in Rule 902 under the Securities Act), a form of investor questionnaire in form reasonably acceptable to PUBCO containing representations confirming that the holder is not a ‘U.S. person’ (as defined in Rule 902 under the Securities Act), that the acquisition is being made in an ‘offshore transaction’ (as defined in Rule 902), and acknowledging the absence of any ‘directed selling efforts’ in the United States in accordance with Regulation S and (y) in the case of each other Pre-Closing PRIVATECO Holder, a form of investor questionnaire in form reasonably acceptable to PUBCO containing representations confirming reliance on the private offering exemption under Section 4(a)(2) of the Securities Act, including, where applicable, the holder’s status as an ‘accredited investor’ (within the meaning of Rule 501(a) of Regulation D under the Securities Act) and investment intent (including investment for the holder’s own account and not with a view to distribution) (either form of questionnaire contemplated by this clause (iii), an “Investor Questionnaire”). Upon surrender of Certificates for cancellation to the applicable Exchange Agent in accordance with the Surrender Instructions, and upon delivery of a Letter of Transmittal and Investor Questionnaire (demonstrating that issuance of the applicable Closing Share Consideration to such Pre-Closing PRIVATECO Holder is permissible in reliance on Regulation S (for non-U.S. persons) or Section 4(a)(2) of the Securities Act (for U.S. persons), as applicable), in each case duly executed and in proper form, with respect to such Certificates (together with any such other customary documentation as the Exchange Agent may reasonably require in connection therewith), the holder of such Certificates will be entitled to receive the Merger Consideration for each PRIVATECO Share formerly represented by such Certificates. Any Certificates so surrendered will forthwith be cancelled. The Merger Consideration paid upon the surrender for exchange of Certificates will be deemed to have been paid in full satisfaction of all rights pertaining to PRIVATECO Shares formerly represented by such Certificates. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it will be a condition precedent of

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payment that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the Person requesting such payment will have paid any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or will have established to the satisfaction of the applicable Exchange Agent that such Taxes either have been paid or are not payable. Following the date of this Agreement, PUBCO shall prepare, and PRIVATECO shall be entitled to review and comment on, (A) a form of letter of transmittal for distribution to the Pre-Closing PRIVATECO Holders in accordance with this Section 1.6(b) (as mutually agreed between PUBCO and PRIVATECO, the “Letter of Transmittal”), which Letter of Transmittal will (i) specify that delivery of Certificates must be effected, and risk of loss and title to the Certificates (if any) will pass, only upon delivery of such Certificates and a duly executed Investor Questionnaire (demonstrating that issuance of the applicable Closing Share Consideration to such Pre-Closing PRIVATECO Holder is permissible in reliance on Regulation S (for non-U.S. persons) or Section 4(a)(2) of the Securities Act (for U.S. persons), as applicable) to the Exchange Agent, (ii) include a general release of claims against the Combined Company (in form acceptable to PUBCO) with respect to any ownership of debt, debt securities (including convertible securities) or Equity Interests in the Combined Company, and (iii) otherwise be in the form and have such other provisions as PUBCO or the applicable Exchange Agent may reasonably specify, and (B) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (as mutually agreed between PUBCO and PRIVATECO, the “Surrender Instructions”).

(c)               Transfer Books; No Further Ownership Rights in PRIVATECO Shares. At the Effective Time, the corporate books, including the share registry book, of PRIVATECO will be closed and thereafter there will be no further registration of transfers of PRIVATECO Shares on the records of PRIVATECO. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time will cease to have any rights with respect to such PRIVATECO Shares except as otherwise provided for herein (including the right to receive the applicable Merger Consideration) or by applicable Law. If, after the Effective Time, Certificates are presented to the Combined Company for any reason, then (subject to compliance with the exchange procedures specified herein) they will be cancelled and exchanged as provided in this Agreement.

(d)               Termination of Exchange Fund; Abandoned Property; No Liability. At any time following the first anniversary of the Effective Time, the Combined Company will be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund (including any interest accrued with respect thereto) not disbursed to holders of Certificates, and thereafter such holders will be entitled to look only to the Combined Company (subject to abandoned property, escheat or other similar Laws) with respect to the Merger Consideration, including any Fractional Consideration, payable upon due surrender of their Certificates and compliance with the procedures in this Annex I. If, prior to six years after the Effective Time (or otherwise immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws), any holder of Certificates has not complied with the procedures in Section 1.6(b) of this Annex I to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates will, to the extent permitted by applicable Law, become the property of the Combined Company, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Combined Company nor any Exchange Agent will be liable to any holder of a Certificate for Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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(e)               Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the applicable Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 1.2 of this Agreement and Section 1.4 of this Annex I; provided, however, that PUBCO may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a customary affidavit of loss and, if required by PUBCO or the Exchange Agent, the posting by such Person of a bond as indemnity against any claim that may be made against PUBCO, the Combined Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(f)                Withholding Rights. Each of PRIVATECO, the Combined Company, the Exchange Agent and any other applicable withholding agent, as applicable, shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of PRIVATECO Shares or any other Person such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of PRIVATECO Shares or other Person in respect of which such deduction and withholding was made. If an applicable withholding agent intends to deduct or withhold Tax (other than in respect of compensatory payments), it shall use commercially reasonable efforts to (i) provide written notice to [***] at [***] (the “Seller Representative”) no later than 5 days prior to such deduction or withholding, and (ii) cooperate with the Seller Representative to minimize such deduction and withholding.

(g)               Securities Legends; Restricted Status. The Combined Company Securities issued as Merger Consideration will constitute ‘restricted securities’ within the meaning of Rule 144 under the Securities Act and may bear appropriate restrictive legends and be subject to customary transfer restrictions as required by the Securities Act, Regulation S and any applicable state or foreign securities or ‘blue sky’ laws. The Exchange Agent and the Combined Company shall be entitled to place and maintain such restrictive legends and stop-transfer notations on the applicable books and records as they determine in good faith to be necessary or advisable to comply with applicable Law.

(h)               Insufficient Documentation; Right to Withhold Issuance. Notwithstanding anything to the contrary herein, no Combined Company Securities shall be issued to any Pre-Closing PRIVATECO Holder unless and until the Exchange Agent has received from such holder a duly completed and executed Letter of Transmittal, Surrender Instructions acknowledgement and, as applicable, an Investor Questionnaire and such other customary documentation as the Exchange Agent or the Combined Company may reasonably require to ensure that such issuance is exempt from registration under the Securities Act (including in reliance on Regulation S or Section 4(a)(2), as applicable) and complies with any applicable state or foreign securities or ‘blue sky’ laws.

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Section 1.7            No Fractional Securities. Notwithstanding anything to the contrary set forth in the Agreement, no fraction of a Combined Company Share, Combined Company ADS or Combined Company CPO will be issued by virtue of the Merger, and in lieu thereof, each holder of record of PRIVATECO Shares who would otherwise be entitled to a fraction of a Combined Company Share or Combined Company ADS pursuant to Section 1.1 of the Agreement (after aggregating all fractional Combined Company Shares and Combined Company ADSs that otherwise would be received by such holder of record) shall instead receive an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the PUBCO Closing Price (in each case, such holder’s “Fractional Consideration”). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional Combined Company Shares or Combined Company ADSs was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional Combined Company Shares, Combined Company ADSs or Combined Company CPOs.

Section 1.8            No Further Ownership Rights in PRIVATECO Shares. All Combined Company Securities issued or reserved for in the Merger in accordance with the terms of this Annex I (including (i) any cash paid pursuant to Section 1.6 of this Annex I, and (ii) any Combined Company CPOs issued to underlie Combined Company ADSs issued as Merger Consideration or which may be issued to represent any Reserved Share Consideration) shall be deemed to have been issued or reserved (and paid), as applicable, in full satisfaction of all rights pertaining to PRIVATECO Shares. At the Effective Time, the share transfer books of PRIVATECO shall be closed, and there shall be no further registrations of transfers of PRIVATECO Shares thereafter on the records of PRIVATECO or the Combined Company.

Section 1.9            Consideration Spreadsheet.

(a)               Prior to the execution of this Agreement, PRIVATECO has prepared and delivered to PUBCO the consideration spreadsheet attached hereto as Exhibit E (the “Preliminary Consideration Spreadsheet”), which Preliminary Consideration Spreadsheet accurately sets forth, as of the date hereof and immediately prior to the Effective Time the following information (“Consideration Information”): (i) the name of each Pre-Closing PRIVATECO Holder, (ii) the number of PRIVATECO Shares directly held by each Pre-Closing PRIVATECO Holder as of immediately prior to the Closing, together with class and series thereof, (iii) the Combined Company Securities (in each case, specifying whether Combined Company ADSs, Combined Company Series A Shares or Combined Company Series B Shares and the quantities thereof) and any Fractional Consideration to which each Pre-Closing PRIVATECO Holder is entitled as its share of Merger Consideration, in each case in accordance with the terms of this Agreement and PRIVATECO’s Organizational Documents, (iv) the jurisdiction of formation or nationality, as applicable, of each Pre-Closing PRIVATECO Holder, (v) the name of each Noteholder, (vi) the number of PRIVATECO Shares to which each Noteholder would be entitled were the Convertible Notes to convert into PRIVATECO Shares immediately prior to the Closing, together with class and series thereof, (vii) the total Reserved Share Consideration and (viii) the amount of Reserved Share Consideration to which each Noteholder would be entitled if the Amended Notes were converted into Combined Company Securities following the Closing.

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(b)               No later than 30 days prior to the Closing, PRIVATECO shall deliver to PUBCO (and, for the avoidance of doubt, Mijares, Angoitia, Cortés y Fuentes, S.C. and Latham & Watkins LLP) an amended consideration spreadsheet, in the same format as the Preliminary Consideration Spreadsheet (the “Consideration Spreadsheet”), setting forth final and complete Consideration Information (including, for the avoidance of doubt, the name, mailing address and email address of each Pre-Closing PRIVATECO Holder), and also including (i) the mailing address and email of each Pre-Closing PRIVATECO Holder and (ii) the mailing address and email of each Noteholder; provided that, other than to reflect changes pursuant to Section 6.1(b)(xii)(2) of the PRIVATECO Disclosure Schedule, in no event shall PRIVATECO be entitled to amend any of the Consideration Information required by clauses (iii), (v), (vi) or (vii) of the definition thereof (it being understood that such information shall remain identical in the Consideration Spreadsheet to the information included in the Preliminary Consideration Spreadsheet) without the express prior written consent of PUBCO.

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ANNEX II

REPRESENTATIONS AND WARRANTIES OF PRIVATECO

Except as set forth in the PRIVATECO Disclosure Schedule (with each exception set forth in the PRIVATECO Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Annex II (Representations and Warranties of PRIVATECO) and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the PRIVATECO Disclosure Schedule), PRIVATECO hereby represents and warrants to PUBCO as follows:

Section 1.1            Organization and Qualification; Subsidiaries.

(a)               PRIVATECO is a sociedad anónima de capital variable duly incorporated and validly existing under the LGSM and Mexico Law and is duly registered in the RPC.

(b)               PRIVATECO has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its Business as it is now being conducted. PRIVATECO is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(c)               PRIVATECO has made available to PUBCO accurate and complete copies of the PRIVATECO Organizational Documents as in effect on the date of this Agreement. PRIVATECO is not in violation of the PRIVATECO Organizational Documents.

(d)               Section 1.1(d) of the PRIVATECO Disclosure Schedule sets forth each (i) Subsidiary of PRIVATECO and (ii) each Non-Consolidated Venture of PRIVATECO, together with its jurisdiction of organization or incorporation. Each such Subsidiary is an entity duly organized and validly existing under the Laws of its jurisdiction of organization or incorporation; and each such Non-Consolidated Venture of PRIVATECO is an entity duly organized and validly existing under the Laws of its jurisdiction of organization or incorporation. Each such Subsidiary and Non-Consolidated Venture has all requisite corporate or other power and corporate or other authority, to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted. Each such Subsidiary and Non-Consolidated Venture is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

Section 1.2            Capitalization.

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(a)               As of the date hereof the authorized capital stock of PRIVATECO consists of PRIVATECO consists of 1,088,241 PRIVATECO Shares, divided into (i) 77 PRIVATECO Class I, Series A-1 Shares, (ii) 517,717 PRIVATECO Class II, Series A-1 Shares, (iii) 329,475 Class II, Series A-2 Shares, (iv) 0 PRIVATECO Class I, Series B-1 Shares, (v) 151,571 PRIVATECO Class II, Series B-2 Shares, (vi) 51,000 PRIVATECO Class II, Series C-1 Shares, and (vii) 38,401 PRIVATECO Class II, Series C-2 Shares, and as of immediately prior to the Effective Time, the authorized capital stock of PRIVATECO will consist of 1,165,976,677 PRIVATECO Shares, divided into (i) 83,047 PRIVATECO Class I, Series A-1 Shares, (ii) 526,016,648 PRIVATECO Class II, Series A-1 Shares, (iii) 355,348,153 Class II, Series A-2 Shares, (iv) 0 PRIVATECO Class I, Series B-1 Shares, (v) 155,751,456 PRIVATECO Class II, Series B-2 Shares, (vi) 55,004,950 PRIVATECO Class II, Series C-1 Shares, and (vii) 73,772,423 PRIVATECO Class II, Series C-2 Shares. As of the date of this Agreement, (A) the issued and outstanding capital stock of PRIVATECO consists of 1,088,241 PRIVATECO Shares, divided into (i) 77 PRIVATECO Class I, Series A Shares, (ii) 517,717 PRIVATECO Class II, Series A-1 Shares, (iii) 329,475 Class II, Series A-2 Shares, (iv) 0 PRIVATECO Class I, Series B-1 Shares, (v) 151,571 PRIVATECO Class II, Series B-2 Shares, and (vi) 51,000 PRIVATECO Class II, Series C-1 Shares, (vii) 38,401 PRIVATECO Class II, Series C-2 Shares and (B) the capital stock of PRIVATECO held in treasury consists of 88,241 PRIVATECO Class II, Series B-2 Shares. Except as set out on this Section 1.2, there are no shares of capital stock of PRIVATECO authorized or, as of the date hereof, issued or outstanding. All of the outstanding PRIVATECO Shares have been duly authorized and validly issued (and were, at the time of issuance, duly authorized in the class and series set forth in this Section 1.2(a) of this Annex II of the PRIVATECO Disclosure Schedule), and are fully paid, non-assessable and free of preemptive rights and restrictions under applicable Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests). Section 1.2(a) of the PRIVATECO Disclosure Schedule sets forth true, complete and correct lists of the names of each record and beneficial owner of the PRIVATECO Shares, together with the type (including class and series) and number of PRIVATECO Shares held by each such holder, (a) as of the date of this Agreement and (b) as of immediately prior to the Effective Time.

(b)               Neither PRIVATECO nor any member of the PRIVATECO Group has any PRIVATECO Shares reserved for or otherwise subject to issuance, except for the PRIVATE Shares in treasury as set forth in Section 1.2(a) of this Annex II. Section 1.2(b) of the PRIVATECO Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of the aggregate number of PRIVATECO Shares subject to PRIVATECO Options, in each case, along with, on a per grant basis, the applicable number and type of PRIVATECO Shares and the PRIVATECO Share Plans pursuant to which PRIVATECO Options were granted.

(c)               Except as described in Section 1.2(c) of the PRIVATECO Disclosure Schedule, there are no options, warrants, calls, conversion rights, stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of PRIVATECO or any other equity equivalent or equity-based award or right, redemption rights, repurchase rights or other preemptive or outstanding rights, agreements, arrangements or commitments of any character (including convertible debt instruments) obligating PRIVATECO to issue, acquire or sell any PRIVATECO Shares or other Equity Interests of PRIVATECO or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of PRIVATECO, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

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(d)               Except as provided in the PRIVATECO Organizational Documents and Section 1.2(d) of the PRIVATECO Disclosure Schedule, there are no outstanding contractual obligations of PRIVATECO (i) affecting the voting rights of, (ii) requiring the repurchase, conversion, redemption or disposition of, or containing any right of first refusal with respect to, (iii) requiring the registration for sale of, (iv) granting any preemptive or antidilutive rights with respect to, (v) restricting the transfer of, or (vi) granting any governance rights in connection with the issuance of or any investment in relation to, any PRIVATECO Shares or other Equity Interests in PRIVATECO. Section 1.2(d) of the PRIVATECO Disclosure Schedule sets forth a complete list of each (i) Subsidiary of PRIVATECO, (ii) Non-Consolidated Venture of PRIVATECO and (iii) SPV of PRIVATECO, in each case together with its jurisdiction of organization.

(e)               Except as set forth on Section 1.2(e) of the PRIVATECO Disclosure Schedule, PRIVATECO or another member of the PRIVATECO Group owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Subsidiaries of PRIVATECO, free and clear of any Liens (other than Permitted Liens), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, in each case, in all material respects. Except for the Subsidiaries of PRIVATECO set forth on Section 1.1(d) of the PRIVATECO Disclosure Schedule, no member of the PRIVATECO Group owns any Equity Interest in any other Person.

(f)                The Consideration Spreadsheet, including the Consideration Information and the allocation of (i) Merger Consideration, (ii) Closing Share Consideration (in the event there is no conversion of Amended Notes prior to the Effective Time), (iii) the Reserved Share Consideration (in the event there is no conversion of Amended Notes prior to the Effective Time) and (iv) Combined Company Securities set forth therein, is true, complete and correct as of the date of delivery and as of the Closing. The Preliminary Consideration Spreadsheet accurately and completely sets forth the total number of PRIVATECO Shares that will be outstanding as of immediately prior to the Effective Time. As of the Closing, the Reserved Share Consideration represents the aggregate equivalent Combined Company Securities to which the Noteholders will be entitled in the event the Noteholders do not convert into PRIVATECO Holders prior to the Effective Time.

Section 1.3            Authority.

(a)               PRIVATECO has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to obtaining the PRIVATECO Shareholder Consent. The execution and delivery of this Agreement by PRIVATECO and the consummation by PRIVATECO of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of PRIVATECO and no shareholder votes or written consents in lieu thereof on the part of the PRIVATECO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the PRIVATECO Shareholder Consent, the registration of the PRIVATECO Shareholder Consent with the RPC and the filing of the Merger Agreement with the RPC. This Agreement has been duly and validly executed and delivered by PRIVATECO and, assuming due authorization, execution and delivery by PUBCO, constitutes the valid and binding obligation of PRIVATECO, enforceable against PRIVATECO in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (together, (i) and (ii), the “Enforceability Exceptions”).

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(b)               At a meeting duly called and held prior to the execution and delivery of this Agreement, the PRIVATECO Board adopted resolutions by which the PRIVATECO Board unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of PRIVATECO and its shareholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, in accordance with the requirements of the LGSM and Mexico Law, and (iii) recommended that the shareholders of PRIVATECO adopt the PRIVATECO Shareholder Consent, and none of the aforesaid resolutions has been amended, rescinded or modified.

Section 1.4            No Conflict. None of the execution, delivery or performance of this Agreement by PRIVATECO, the consummation by PRIVATECO of the Merger or any other transaction contemplated by this Agreement, or PRIVATECO’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the PRIVATECO Organizational Documents; (b) assuming that all consents, approvals, authorizations, confirmations, clearances, and permits described in Section 1.5 have been obtained, and all applications, filings, notifications, reports, registrations, and submissions described in Section 1.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to PRIVATECO or any Subsidiary of PRIVATECO or any of their respective properties or assets; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of any member of the PRIVATECO Group pursuant to, any PRIVATECO Material Contract, except as provided in Section 1.4 of the PRIVATECO Disclosure Schedule; except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which would not reasonably be expected to (x) be material to the PRIVATECO Group or (y) prevent or materially delay the ability of PRIVATECO to consummate the transactions contemplated by this Agreement.

Section 1.5            Required Filings and Consents. None of the execution, delivery or performance of this Agreement by PRIVATECO, the consummation by PRIVATECO of the Merger or any other transaction contemplated by this Agreement, or PRIVATECO’s compliance with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the notarization and registration of the Merger Agreement, the PUBCO Shareholders’ Meeting, and the PRIVATECO Shareholder Consent with the RPC as required by the LGSM and Mexico Law, (b) compliance with any applicable requirements of the HSR Act, (c) any application, filing, notice, report, registration, approval, permit, authorization, confirmation, clearance, consent or submission required to be made or obtained under Title 49 of the United States Code or under any regulation, rule, order, notice or policy of the U.S. Federal Aviation Administration (the “FAA”), the U.S. Department of Transportation (the “DOT”), the Federal Communications Commission (the “FCC”), the U.S. Department of Homeland Security (the “DHS”), including the U.S. Transportation Security Administration (the “TSA”), such filings as may be required under the rules and regulations of the SICT and AFAC within 30 Business Days of Closing in accordance with Mexican Law, (d) such filings as may be required under the rules and regulations of the BMV, LMV, LIE and the Institutional Stock Exchange (Bolsa Institucional de Valores) (BIVA), (e) the Consents (including the Competition Approvals), and (f) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity would not reasonably be expected to have a Material Adverse Effect.

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Section 1.6            Permits; Compliance With Law.

(a)               Each member of the PRIVATECO Group holds all Permits of any Governmental Entity, including AFAC, SENEAM, INM, DOT and FAA, applicable to such member of the PRIVATECO Group and necessary for it to own, lease and operate its assets and properties and to operate the Business as currently conducted (the “PRIVATECO Permits”), except where the failure to hold any PRIVATECO Permits would not be material to the PRIVATECO Group taken as a whole. Each member of the PRIVATECO Group is, and since January 1, 2023 has been, operating in compliance with the terms of such PRIVATECO Permits, except where the failure to be in compliance with such PRIVATECO Permits would not reasonably be expected to have a Material Adverse Effect.

(b)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) PRIVATECO is not in conflict with, default under or violation of, and is not being investigated for, or charged by any Regulatory Authority or Governmental Entity with a violation of, any Law, operating certificates, certificates of public convenience, and necessity, air carrier obligations, airworthiness directives, Aviation Regulations, and any other rules, regulations, directives, orders and mandatory policies of such Regulatory Authority, the FAA, the DOT, the DHS, the FCC, the TSA, AFAC, INM, SENEAM and any other Governmental Entity applicable to PRIVATECO or by which any property or asset of PRIVATECO is or was bound, (ii) there is no pending, or to the knowledge of PRIVATECO, threatened investigation or review by any Regulatory Authority or Governmental Entity with respect to PRIVATECO that challenges or questions the validity of any rights of the holder under PRIVATECO Permits or that alleges the existence of any violation of any PRIVATECO Permit, (iii) since January 1, 2023, PRIVATECO has timely filed all material submissions, reports, registrations, schedules, forms, notices, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with the FAA, the DOT, the FCC, the DHS, the TSA and AFAC, INM and SENEAM, and in each case have paid all fees and assessments due and payable in connection therewith, and (iv) neither the DOT nor the FAA nor any other Regulatory Authority or Governmental Entity has taken any action or, to the knowledge of PRIVATECO, threatened to take any action to amend, modify, suspend, revoke, terminate, cancel, withdraw, or otherwise materially affect any PRIVATECO Permit. PRIVATECO has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof.

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(c)               Since January 1, 2021, no member of the PRIVATECO Group nor any of their respective shareholders, directors, officers, or employees, nor to the knowledge of PRIVATECO, any partners, agents or Affiliates, has (i) violated any Anti-Corruption Laws or (ii) has, directly or indirectly, offered, promised to pay, authorized, paid or accepted any remuneration or other thing of value to any Person such that all or a portion of such remuneration or thing of value would be offered, given, or promised, directly or indirectly, to any Person (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or pay for special concessions already obtained (d) in connection with any regulatory review of the Business or (e) to obtain any other improper advantage or (iii) is aware of any action taken that has had the result or would result in a violation by any such Person of the Anti-Corruption Laws or any other applicable Laws relating to bribery, corruption or money laundering. The PRIVATECO Group, and to PRIVATECO’s knowledge, its agents, have instituted, maintained and complied in all material respects with policies, procedures and controls reasonably designed to assure compliance with the Anti-Corruption Laws.

Section 1.7            PRIVATECO Financial Statements; Public Filings.

(a)               Section 1.7(a) of the PRIVATECO Disclosure Schedule sets forth (i) the audited consolidated financial statements of PRIVATECO and its subsidiaries, which comprise the consolidated statement of financial position as of December 31, 2024 and 2023, the consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for the years ended December 31, 2024, 2023 and 2022, and notes comprising material accounting policies and other explanatory information and (ii) the unaudited interim financial statements as of September 30, 2025 and 2024 for PRIVATECO and its subsidiaries, which include the consolidated statements of financial position, comprehensive income, changes in equity and cash flows for the nine months ended September 30, 2025, 2024 and 2023 (without accompanying notes) (the “Current PRIVATECO Balance Sheet”, and such date, the “PRIVATECO Balance Sheet Date”) (such financial statements under clauses (i) and (ii) being collectively referred to herein as the “PRIVATECO Financial Statements”). The PRIVATECO Financial Statements (i) were prepared from and in accordance with the books and records of PRIVATECO as of the times and for the periods referred to therein in all material respects, (ii) were prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not reasonably expected to be material), and (iii) fairly present the consolidated financial condition and the consolidated results of operations, cash flows of PRIVATECO and its Subsidiaries as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not reasonably expected to be material).

(b)               Except as set forth in Section 1.7(b) of PRIVATECO Disclosure Schedule, no member of the PRIVATECO Group is a party to, or has any commitment to become a party to, any joint venture or non-consolidated venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among PRIVATECO, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any member of the PRIVATECO Group in PRIVATECO’s financial statements (including the PRIVATECO Financial Statements) or other PRIVATECO Public Disclosures.

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(c)               Without limiting the generality of Section 1.7(a) of this Annex II, (i) KPMG Cardenas, Dosal, S.C. has not resigned or been dismissed as independent accountants of PRIVATECO as a result of or in connection with any disagreement with PRIVATECO on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) since January 1, 2023, neither the PRIVATECO Group nor, to the knowledge of PRIVATECO, any PRIVATECO Representative has formally received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the PRIVATECO Group or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the PRIVATECO Group has engaged in questionable accounting or auditing practices, and (iii) no enforcement action has been initiated or, to the knowledge of PRIVATECO, threatened against PRIVATECO by the SEC or CNBV relating to disclosures contained in any PRIVATECO Public Disclosures. Other than the Subsidiaries of PRIVATECO, and the entities set forth in Section 1.7(c) of the PRIVATECO Disclosure Schedule, no Person (including any Non-Consolidated Venture) is consolidated under the PRIVATECO Financial Statements.

(d)               All accounts, notes receivable and other receivables (other than receivables collected since the PRIVATECO Balance Sheet Date) reflected on the Current PRIVATECO Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the Business of PRIVATECO as of the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Current PRIVATECO Balance Sheet.

(e)               Section 1.7(e) of PRIVATECO Disclosure Schedule sets forth (i) an accurate and complete list of PRIVATECO Debt as of the date of this Agreement, including, for each Convertible Note, the applicable noteholder (each, a “Noteholder”), the date of issue and date of maturity, the class and series of PRIVATECO Shares into which the principal and unpaid accrued interest thereunder is convertible and the terms of conversion thereof, the member of the PRIVATECO Group that is the lender thereunder and, as of the date of this Agreement, the principal amount outstanding and unpaid accrued interest thereunder, and (ii) the aggregate amount of cash and cash equivalents of PRIVATECO and its Subsidiaries as of the close of business of November 30, 2025.

(f)                Reserved.

(g)               None of PRIVATECO nor, to PRIVATECO’s knowledge, any Employee, has identified or been made aware of any fraud, whether or not material, that involves PRIVATECO’s management or other current or former employees, consultants, advisors or directors of PRIVATECO who have a role in the preparation of financial statements or the internal accounting controls utilized by PRIVATECO, or any claim or allegation regarding any of the foregoing.

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(h)               Except as set forth in Section 1.7(h) of PRIVATECO Disclosure Schedule, PRIVATECO has no Liability, Indebtedness, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, except for those which (i) have been reflected in the Current PRIVATECO Balance Sheet or (ii) have arisen in the Ordinary Course since the PRIVATECO Balance Sheet Date (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law).

(i)                 Since January 1, 2023, PRIVATECO has timely filed or otherwise furnished (as applicable) all PRIVATECO Public Disclosures. As of their respective effective dates (in the case of the PRIVATECO Public Disclosures that are registration statements filed pursuant to the requirements of the LMV) and as of their respective BMV filing dates (in the case of all other PRIVATECO Public Disclosures), or in each case, if amended prior to the date hereof, as of the date of the last such amendment, the PRIVATECO Public Disclosures (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the LMV and the applicable rules and regulations of the CNBV promulgated thereunder.

Section 1.8            Internal Controls. PRIVATECO maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting, including policies and procedures that mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transaction and disposition of the assets of PRIVATECO and the PRIVATECO Group, and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS; (iii) access to assets that could have a material effect on the PRIVATECO Financial Statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. PRIVATECO has in place disclosure controls and procedures that are reasonably designed to ensure that material information required to be disclosed by PRIVATECO in the reports that it files or submits under the LMV is recorded, processed, summarized and reported within the time periods specified in the CNBV’s rules and forms and is accumulated and communicated to PRIVATECO’s management as appropriate to allow timely decisions regarding required disclosure and has disclosed, based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer, to PRIVATECO’s auditors and the audit committee of the PRIVATECO Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect PRIVATECO’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in PRIVATECO’s internal controls over financial reporting.

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Section 1.9            Anti-Takeover Law. Subject to receipt of the TO Exemption and the PUBCO Requisite Vote, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law will apply with respect to or as a result of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

Section 1.10        No Undisclosed Liabilities. Except for those liabilities and obligations (a) as reflected in, reserved against or disclosed in the PRIVATECO Financial Statements prior to the date of this Agreement or (b) incurred in the Ordinary Course since the date of the most recent consolidated balance sheet of PRIVATECO included in the PRIVATECO Financial Statements, the PRIVATECO Group has no liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) of a type required to be reflected on a consolidated balance sheet of PRIVATECO and its consolidated Subsidiaries (or in the notes thereto) prepared in accordance with IFRS, other than (i) as set forth on Section 1.10 of the PRIVATECO Disclosure Schedule and (ii) those that would not reasonably be expected to have a Material Adverse Effect.

Section 1.11        Absence of Certain Changes or Events.

(a)               From the PRIVATECO Balance Sheet Date until the date of this Agreement, the PRIVATECO Group has conducted its businesses in all material respects in the Ordinary Course.

(b)               From the PRIVATECO Balance Sheet Date until the date of this Agreement, there has not occurred, arisen or come into existence any fact, change, event, development or circumstance, or any worsening thereof, which would have a Material Adverse Effect.

(c)               Except for the transactions contemplated by this Agreement and except as set forth in Section 1.11(c) of PRIVATECO Disclosure Schedule, from the PRIVATECO Balance Sheet Date until the date of this Agreement, no member of the PRIVATECO Group has taken any action that, if taken after the date hereof, would constitute a breach of, or otherwise require the consent of PUBCO under, any of clauses (ii), (iv)-(vii), (ix)-(xii), (xv), (xvii), (xviii), or (xxv) of Section 6.1(b) of the Agreement with respect to any of the foregoing.

Section 1.12        PRIVATECO Benefit Plans

(a)               Section 1.12(a) of PRIVATECO Disclosure Schedule sets forth a complete and accurate list of each PRIVATECO Benefit Plan as of the date of this Agreement and specifies, with respect to each such PRIVATECO Benefit Plan, the applicable jurisdiction covered by such PRIVATECO Benefit Plan. With respect to each PRIVATECO Benefit Plan, PRIVATECO has made available to PUBCO complete and accurate copies of (i) each such PRIVATECO Benefit Plan, including any material amendments thereto, and descriptions of all material terms of any such plan that is not in writing, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto (if applicable), and (iv) all other material filings and material correspondence with any Governmental Entity (including any correspondence regarding actual or, to the knowledge of PRIVATECO, threatened audits or investigations) (if applicable) with respect to each PRIVATECO Benefit Plan, in each case, made within three years prior to the date of this Agreement.

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(b)               Except as would not reasonably be expected to result in material liability to the PRIVATECO Group, each PRIVATECO Benefit Plan (and any related trust or other funding vehicle) has been established, maintained, funded, and administered in accordance with its terms and is in compliance with, the LFT, the Mexico Tax Code and all other applicable Laws. Except as would not reasonably be expected to result in material liability to the PRIVATECO Group, all contributions, including all employer and employee contributions, required to be made to each PRIVATECO Benefit Plan by applicable Law or by the terms of the PRIVATECO Benefit Plan, or any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding each PRIVATECO Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, solely to the extent not required by applicable Laws or by the terms of the PRIVATECO Benefit Plan to be made or paid on or before the date hereof, have been fully reflected on the books and records of PRIVATECO.

(c)               There are no pending or threatened claims (other than claims for benefits in the Ordinary Course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of PRIVATECO, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the PRIVATECO Benefit Plan, any fiduciaries thereof with respect to their duties to the PRIVATECO Benefit Plan or the assets of any of the trusts under any of the PRIVATECO Benefit Plan that would reasonably be expected to result in any liability of the PRIVATECO or any of its Subsidiaries in an amount that would be material to PRIVATECO and its Subsidiaries, taken as a whole.

(d)               There are no, and the PRIVATECO Group does not have any material liability in respect of, any other Benefit Plan.

(e)               Except as would not reasonably be expected to result in material liability to the PRIVATECO Group, (i) each PRIVATECO Benefit Plan that is intended to be qualified or exempt under the Mexico Tax Code or other applicable Law is so qualified or exempt and, to the knowledge of PRIVATECO, no event or circumstance exists that has materially and adversely affected or would reasonably be expected to materially and adversely affect such qualification or exemption and (ii) no member of the PRIVATECO Group nor any PRIVATECO Benefit Plan or, to the knowledge of PRIVATECO, any trustee, administrator or other third-party fiduciary or party-in-interest, with respect to any PRIVATECO Benefit Plan, has engaged in any breach of fiduciary responsibility or prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the U.S. Tax Code) which could result in the imposition of a material penalty assessed pursuant to applicable Law or a material Tax imposed by an applicable Tax authority on a member of the PRIVATECO Group.

(f)                No PRIVATECO Benefit Plan is, and no member of the PRIVATECO Group nor any ERISA Affiliate thereof sponsors, maintains, contributes to, or has within the six years ending on the date hereof sponsored, maintained, contributed to, or has any actual or contingent liability with respect to any (i) single employer plan or other pension plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the U.S. Tax Code, (ii) “multiple employer plan” within the meaning of Section 413(c) of the U.S. Tax Code or Section 210 of ERISA, (iii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (iv) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

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(g)        None of the execution, delivery or performance of this Agreement by PRIVATECO, the consummation by PRIVATECO of any transaction contemplated by this Agreement, nor PRIVATECO’s compliance with any of the provisions of this Agreement (in any case alone or in conjunction with any other event, including any termination of employment on or following the Effective Time), will result in any “parachute payment” under Section 280G of the U.S. Tax Code in respect of PRIVATECO Service Providers.

(h)             No member of the PRIVATECO Group has any material liability in respect of, or material obligation to provide, post-employment health, medical, disability, life insurance benefits or other welfare benefits for PRIVATECO Service Providers (or the spouses, dependent or beneficiaries of any PRIVATECO Service Providers), whether under a PRIVATECO Benefit Plan or otherwise, except as required to comply with Section 4980B of the U.S. Tax Code or any similar Law at the sole expense of the participant or the participant’s dependent or beneficiary.

(i)             Except as contemplated by the express terms of this Agreement, none of the execution, delivery or performance of this Agreement by PRIVATECO, the consummation by PRIVATECO of the Merger or any other transaction contemplated by this Agreement will (either alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) (i) entitle any PRIVATECO Service Provider to any material compensation or benefit, (ii) accelerate the time of payment or vesting, increase the amount of payment, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any PRIVATECO Benefit Plan, (iii) trigger any funding (through a grantor trust or otherwise) of compensation, equity award or other benefits, (iv) otherwise give rise to any material liability under any PRIVATECO Benefit Plan or (v) limit or restrict the right of PRIVATECO or, after the consummation of the transactions contemplated by this Agreement, PUBCO, to merge, amend or terminate any of PRIVATECO Benefit Plans.

(j)             No PRIVATECO Benefit Plan provides for any gross-up, reimbursement or additional payment by reason of any Tax imposed under Section 409A or Section 4999 of the U.S. Tax Code. No Person is entitled to receive a Tax gross-up payment from PRIVATECO as a result of any Tax imposed by Section 409A or 4999 of the U.S. Tax Code, or otherwise.

(k)              Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the U.S. Tax Code) maintained or sponsored by a member of the PRIVATECO Group for the benefit of PRIVATECO Service Provider who is a U.S. taxpayer has been documented and operated in material compliance with Section 409A of the U.S. Tax Code and the guidance issued thereunder.

(l)                Without limiting the generality of the other provisions of this Section 1.12, each material PRIVATECO Benefit Plan that, under applicable Laws, is required to be registered or approved by a Governmental Entity, has been so registered or approved and has been maintained in all material respects in good standing with all applicable regulatory authorities and Governmental Entities, and, to the knowledge of PRIVATECO, no event has occurred since the date of the most recent approval or application therefor relating to any such PRIVATECO Benefit Plan that could reasonably be expected to adversely affect any such approval or good standing. Each material PRIVATECO Benefit Plan that is intended to qualify for special Tax treatment meets the requirements for such treatment in all material respects. All contributions to, and payments from, each material PRIVATECO Benefit Plan under the terms of such plan or applicable Laws have been timely made in all material respects, and all contributions that are not yet due have been accrued in accordance with country-specific accounting practices.

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(m)             Except as would not reasonably be expected to result in material liability to the PRIVATECO Group, the PRIVATECO Group has no outstanding or pending obligations in connection with any prior or ongoing termination or withdrawal from any PRIVATECO Benefit Plan.

Section 1.13        Labor and Other Employment Matters.

(a)               Except as would not reasonably be expected to result in material liability to the PRIVATECO Group, (i) each member of the PRIVATECO Group is in compliance in all material respects with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings or similar mass layoffs (including any reductions in force, redundancies, or furloughs triggering any collective consultation requirements in any non-U.S. jurisdictions), compensation and benefits, child labor, hiring, promotion and termination of employees, meal and break periods, data privacy, subcontracting regulations (régimen de subcontratación), assignment of employees and personnel provision services, profit sharing (participación de los trabajadores en las utilidades de las empresas), and wages and hours, registration with and payment of dues to the Mexican Social Security Institute, the National Fund for Consumption of Workers, the Mexican Institute of the National Workers’ Housing Fund, and other applicable Governmental Entity, and (ii) there is no charge of discrimination in employment or employment practices, for any reason, including, age, gender, race, religion or other legally protected category, which has been asserted in the past three years or is now pending or, to the knowledge of PRIVATECO, is threatened against any member of the PRIVATECO Group before any other Governmental Entity in any jurisdiction in which PRIVATECO or any of its Subsidiaries has employed or currently employs any Service Provider.

(b)           PRIVATECO has furnished or made available to PUBCO an accurate and complete list of (i) the total number of employees for each job level at each location for each of PRIVATECO and its Subsidiaries as of the date hereof, (ii) the total number of employees of PRIVATECO and its Subsidiaries subject to each of the PRIVATECO CBAs as of the date hereof, and (iii) ranges of annual base salaries or hourly wage rates of employees of PRIVATECO and its Subsidiaries as of the date hereof, as applicable, per position/role. Prior to the Closing, PRIVATECO will have furnished or made available to PUBCO an accurate and complete list of all directors (including alternates) of the PRIVATECO Board as of immediately prior to the Closing and as of the date of this Agreement, including for each such director (x) tenure, and (y) compensation for services rendered as a director.

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(c)           PRIVATECO has made available to PUBCO true and complete copies of all Collective Bargaining Agreements (including all amendments thereto) to which PRIVATECO or any of its Subsidiaries are a party or otherwise bound that are in effect as of the date of this Agreement or that otherwise cover any employees of any member of the PRIVATECO Group (the “PRIVATECO CBAs”) with respect to their employment with a member of the PRIVATECO Group. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council, or any other employee representative body is not required for PRIVATECO to enter into this Agreement or to consummate any of the transactions contemplated thereby.

(d)               Except as would not reasonably be expected to result in material liability to the PRIVATECO Group:

(i)                no grievances, arbitrations or legal or administrative Proceedings which allege the violation of any PRIVATECO CBA are pending;

(ii)               there are no labor strikes, concerted walkouts, material labor disruptions or disputes, slowdowns, work stoppages, picketings, negotiated industrial actions or lockouts pending or, to the knowledge of PRIVATECO, threatened, against any member of the PRIVATECO Group;

(iii)          to the knowledge of PRIVATECO, no labor union, labor organization or works council has made a pending demand for recognition or certification to any member of the PRIVATECO Group, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of PRIVATECO, threatened to be brought or filed with any labor relations tribunal or authority;

(iv)        there is no unfair labor practice charge against any member of the PRIVATECO Group pending before any labor relations authority and there is no pending or, to the knowledge of PRIVATECO, threatened grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any Service Providers in their capacities as such;

(v)             Except as would not reasonably be expected to result in material liability to the PRIVATECO Group, all employment relationships of PRIVATECO and its Subsidiaries have been managed in accordance with applicable Law and the relevant contractual agreements. There are no pending proceedings regarding non-compliance with applicable Laws, and PRIVATECO and its Subsidiaries have not received any written notice or other communication regarding such proceedings, and to the best of PRIVATECO’s knowledge, there is no material actual or threatened claim, investigation, or enforcement action against PRIVATECO or any of its Subsidiaries arising from non-compliance with any labor and employment Law; and

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(vi)      All individuals that the PRIVATECO Group has engaged and characterized as independent contractors or consultants in Mexico and other applicable countries have been, and are, properly classified as independent contractors for purposes of all applicable Laws. Without limiting the foregoing, such individuals (i) have not been, and are not, treated as employees of any member of the PRIVATECO Group for purposes of granting statutory benefits under the LFT (including profit sharing, paid vacation, vacation premium, Christmas bonus, or enrollment with the Mexican Social Security Institute or the National Workers’ Housing Fund Institute) or other applicable Law; (ii) have been, and are, paid and treated in compliance in all material respects with applicable Mexican and other applicable employment, labor, wage and hour, occupational health and safety, tax, social security, and housing-fund Laws; and (iii) have been, and are, treated for tax and social security purposes as independent service providers, as applicable. To the extent any such services constitute specialized services, the relevant provider’s engagement complies in all material respects with Mexican or other applicable Law subcontracting restrictions, including that such services do not relate to the corporate purpose or main economic activity of the engaging entity and, if required, that the provider maintains a current registration in the Public Registry of Specialized Services or Specialized Works (REPSE). There is no pending, and to the knowledge of PRIVATECO no threatened, claim, audit, or proceeding by any Governmental Entity (including the Ministry of Labor and Social Welfare, the Mexican Social Security Institute, the National Workers’ Housing Fund Institute, the Tax Administration Service, or the competent Labor Courts) or by any such individual challenging the classification of any such individual as an independent contractor, consultant or specialized service provider, except as would not be material to the PRIVATECO Group.

(e)               Since January 1, 2023, (i) no material allegations of sexual harassment, sexual misconduct or discrimination have been made against any PRIVATECO Service Provider who serves in an executive role (including non-employee directors) to PRIVATECO or any of its Subsidiaries’ Human Resources Departments, (ii) there are no Proceedings pending or, to the Knowledge of PRIVATECO, threatened related to any allegations of sexual or other discriminatory harassment, sexual misconduct, or discrimination by any PRIVATECO Service Provider who serves in an executive role (including non-employee directors), and (iii) neither PRIVATECO nor any of its Subsidiaries has entered into any settlement agreements, non-disclosure agreements, or similar agreements related to allegations of sexual or other discriminatory harassment, sexual misconduct, or discrimination by any PRIVATECO Service Provider who serves in an executive role (including non-employee directors).

Section 1.14        PRIVATECO Material Contracts.

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(a)               Section 1.14(a) of PRIVATECO Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of each Contract to which a member of the PRIVATECO Group is a party to or bound by which falls within any of the following categories:

(i)               any Contract (other than PRIVATECO CBAs) that limits or restricts in any material respect the PRIVATECO Group from competing or engaging in any line of business or in any geographic area in any material respect, except for any such Contract that may be cancelled without penalty by the PRIVATECO Group upon notice of [***] days or less;

(ii)            any joint venture, partnership, business alliance, code sharing, frequent flyer or interline Contract which involves revenue to the PRIVATECO Group in excess of $[***] per year;

(iii)            any Contract that is related to the governance or operation of or investment in (or establishing) of (a) PRIVATECO, (b) any Subsidiary that is not (or which would not be, after giving effect to the investment contemplated thereby) wholly owned and controlled by PRIVATECO, or (c) any Non-Consolidated Venture;

(iv)             any maintenance Contract for repair and overhaul that would be expected to result in the PRIVATECO Group incurring costs in excess of $[***] per year;

(v)               (a) any Contract relating to Indebtedness or any guarantee by or on behalf of the PRIVATECO Group of any such Indebtedness of any member of the PRIVATECO Group or any other person, that is either (i) a PRIVATECO Aircraft Finance Contract or (ii) in excess of $[***] individually, (b) each debt security or Contract or other commitment for the issuances thereof (contingent or otherwise), including any Convertible Note or which is otherwise convertible into any Equity Interest of PRIVATECO (or, following the Closing, of the Combined Company), and (c) any Contract that grants any Lien (other than a Permitted Lien) on any property or asset of PRIVATECO or its Subsidiaries that is material to the PRIVATECO Group taken as a whole;

(vi)             any material credit card-related Contract, including material (i) credit card processing or card services agreements, merchant services agreements and on-line payment services agreements, (ii) agreements with credit card or debit card issuers or card associations governing co-branded credit or debit cards and (iii) agreements governing participation in credit card related awards programs (each of (i) through (iii), a “Credit Card Contract”);

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(vii)            any other Contract (other than (x) purchase or sale orders in the Ordinary Course not involving the purchase or lease of aircraft, aircraft engines or simulators, or (y) Contracts for the purchase or lease of aircraft, aircraft engines or simulators identified in Section 1.24(e) or Section 1.24(f) of PRIVATECO Disclosure Schedule), which requires or involves payments by the PRIVATECO Group in excess of $[***] per annum;

(viii)           any Contract related to any PRIVATECO Slot;

(ix)               any Contract pursuant to which a license (including via a covenant not to sue) with respect to Intellectual Property Rights that are material to the Business of the PRIVATECO Group is granted (x) by the PRIVATECO Group to any Person or (y) by any Person to the PRIVATECO Group (including, in each case, any such Contracts involving branding, trademark licensing, advertising or promotions, but excluding, in each case, non-disclosure agreements, consulting services agreements (other than for the development of Intellectual Property Rights that are material to the Business of the PRIVATECO Group) and standard, off-the-shelf software licenses made available on standard, non-negotiable terms, in each case entered into in the Ordinary Course);

(x)                 any Contract relating to any material obligations arising under any equity, interest rate, currency or commodity derivatives or hedging transaction, other than any PRIVATECO Aircraft Finance Contract;

(xi)              any Contract between PRIVATECO, on the one hand, and any Related Person, on the other hand (other than Ordinary Course agreements relating to employee compensation and benefits that have been made available to PUBCO prior to the date of this Agreement);

(xii)             (a) any Contract with respect to the settlement of any Proceeding involving non-monetary relief or monetary relief payable by PRIVATECO (and not including any amounts payable by any insurer) in excess of $[***] in unpaid amounts as of the PRIVATECO Balance Sheet Date or (b) that materially restricts or imposes material continuing obligations (aside from confidentiality obligations) upon PRIVATECO or any of its Subsidiaries;

(xiii)        any material Order to which a member of the PRIVATECO Group is subject and which restricts the conduct of business thereof;

(xiv)         any Contract (A) which contemplates consideration in excess of $[***] with respect to the acquisition or disposition of any Person, or any of its assets or Equity Interests, or any line of business, directly or indirectly and whether by way of merger, acquisition of Equity Interests or acquisition of assets entered into in the last five years, (B) that is for the acquisition or disposition, directly or indirectly (by merger or otherwise), of Equity Interests or capital stock or material assets of any Person, pursuant

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to which PRIVATECO or any of its Subsidiaries has continuing “earn out” or other contingent payment or performance obligations, indemnification or other obligations outstanding, or (C) that obligates PRIVATECO or any of its Subsidiaries to provide any funds to or make any investment in (in each case, in the form of a loan, capital contribution, subscription or similar transaction) any Person in excess of $[***] in any [***] month period;

(xv)          any Contract containing a put, call, right of first refusal or offer or similar right pursuant to which PRIVATECO or any Subsidiary thereof could be required to purchase or sell Equity Interests of another Person;

(xvi)           each Indemnification Agreement;

(xvii)        any revenue generating Contract with a Governmental Authority; and

(xviii)     any (A) baggage inspection Contract; (B) airport services Contract; (C) airport use fee (tarifa de uso de aeropuerto) Contract; (D) fuel supply Contracts; (E) concierge services Contract; (F) call center Contract; or (G) reservations Contract, which, in each case of the foregoing clauses (A)-(G), requires or involves payments by the PRIVATECO Group in excess of $[***] per annum.

Each Contract, including all amendments, modifications and supplements thereto, of the type described in this Section 1.14(a), together with each PRIVATECO Aircraft Purchase Contract and each PRIVATECO Aircraft Finance Contract, is referred to herein as a “PRIVATECO Material Contract.” Accurate and complete copies of each PRIVATECO Material Contract have been made available by the PRIVATECO Group to PUBCO, in each case prior to the date of this Agreement.

(b)               Except for any PRIVATECO Material Contract that has terminated or expired in accordance with its terms and except as would not reasonably be expected to be material to the PRIVATECO Group, each PRIVATECO Material Contract is a valid and binding obligation of the applicable member of the PRIVATECO Group and, to the knowledge of PRIVATECO, of the other party or parties thereto, in accordance with its terms, and is in full force and effect, subject to the Enforceability Exceptions. Except for breaches, violations or defaults which are not reasonably expected to be material to the PRIVATECO Group, the PRIVATECO Group has performed all obligations required to be performed by it under each PRIVATECO Material Contract and, to the knowledge of PRIVATECO, each other party to each PRIVATECO Material Contract has in all material respects performed all obligations required to be performed by it under such PRIVATECO Material Contract. Except as would not reasonably be expected to be material to the PRIVATECO Group, the PRIVATECO Group has not received written notice of any violation or default under any PRIVATECO Material Contract.

Section 1.15        Litigation.

(a)               Except as set forth in Section 1.15(a) of the PRIVATECO Disclosure Schedule, there is no Proceeding pending or, to the knowledge of PRIVATECO,

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threatened against any member of the PRIVATECO Group, any property or assets of the PRIVATECO Group, or any of their respective officers, directors or employees in such individual’s capacity as such, that (i) involves an amount in controversy in excess of $[***] or (ii) seeks injunctive or other non-monetary relief that, if granted, would reasonably be expected to be material to the PRIVATECO Group.

(b)               No member of PRIVATECO is subject to any outstanding order, writ, injunction, judgment, award, decree, ruling, determination, stipulation, subpoena, or verdict entered, issued, made or rendered by any arbitrator or any Regulatory Authority or Governmental Entity (each, an “Order”) that would reasonably be expected to have a Material Adverse Effect or which is material to the PRIVATECO Group taken as a whole.

Section 1.16        Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

(a)               Each member of the PRIVATECO Group is, and since January 1, 2023 has been, in compliance with all applicable Environmental Laws, and the PRIVATECO Group has obtained, or has made timely and complete application for renewal of, and is in compliance with, all Environmental Permits necessary for the conduct and operation of its respective business;

(b)               there are not now, and since January 1, 2023 there have not been, any Hazardous Substances generated, treated, stored, transported, disposed of, released, or otherwise existing on, under, about, or emanating from or to, any property currently owned, leased or operated by the PRIVATECO Group, except in compliance with, and as would not result in liability under, any applicable Environmental Laws;

(c)               since January 1, 2023, no member of the PRIVATECO Group has received any notice of alleged liability for, or any Proceeding, Inspection Visit, Order, Resolution or inquiry regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law; and

(d)               PRIVATECO has made available to PUBCO prior to the date of this Agreement true, complete and correct copies of any environmental reports, studies, assessments, and other material environmental information prepared since January 1, 2023 in its possession relating to the PRIVATECO Group and its current or former properties or operations.

Section 1.17        Intellectual Property; IT Assets.

(a)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Intellectual Property Rights owned or purported to be owned by the PRIVATECO Group (the “PRIVATECO Owned Intellectual Property”) has lapsed, expired, been abandoned or been adjudged invalid or unenforceable (ii) the PRIVATECO Group exclusively owns PRIVATECO Owned Intellectual Property free and clear of all Liens (other than Permitted Liens) and (iii) the PRIVATECO Group has valid and enforceable rights to use all Intellectual Property Rights owned by a third party that are licensed to, or allowed by such third party for use by, the PRIVATECO Group (collectively referred to herein as the “PRIVATECO Licensed Intellectual Property”).

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(b)               Except as would not reasonably be expected to have a Material Adverse Effect:

(i)              no Proceedings are pending or, to the knowledge of PRIVATECO, threatened against any member of the PRIVATECO Group that challenge the PRIVATECO Group’s ownership of PRIVATECO Owned Intellectual Property or rights under any PRIVATECO Licensed Intellectual Property;

(ii)              no member of the PRIVATECO Group has received any written notice alleging the invalidity or unenforceability of any PRIVATECO Owned Intellectual Property; and

(iii)            no Person has notified the PRIVATECO Group that it is claiming any ownership of or right to use any PRIVATECO Owned Intellectual Property.

(c)               Except as would not reasonably be expected to have a Material Adverse Effect, the conduct of the Business as currently conducted by the PRIVATECO Group does not infringe, misappropriate or otherwise violate, and as conducted since January 1, 2023 has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third party, and there are no Proceedings pending or, to the knowledge of PRIVATECO, threatened against any member of the PRIVATECO Group alleging any of the foregoing.

(d)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) each member of the PRIVATECO Group has taken reasonable steps to protect and preserve the confidentiality of all trade secrets and other confidential information, in each case, included in PRIVATECO Owned Intellectual Property and (ii) to the knowledge of PRIVATECO, since January 1, 2023, no Person has infringed, misappropriated or otherwise violated any PRIVATECO Owned Intellectual Property.

(e)               Section 1.17(e) of the PRIVATECO Disclosure Schedule is a list of all material PRIVATECO Registered IP owned by the PRIVATECO Group. Except as would not reasonably be expected to have a Material Adverse Effect, PRIVATECO Registered IP is valid, subsisting and enforceable and there are no Proceedings pending or, to the knowledge of PRIVATECO, threatened challenging any of the foregoing. Section 1.17(e) of PRIVATECO Disclosure Schedule also sets out a list of all material unregistered Trademarks used, owned, or purported to be owned by a member of the PRIVATECO Group.

(f)                Except as would not reasonably be expected to have a Material Adverse Effect, no PRIVATECO IT Assets contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “malware,” “vulnerability,” “spyware” or “adware” (as such terms are commonly understood in the industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) materially compromising the security, confidentiality, integrity or availability

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of any data or damaging or destroying any data or file without consent (collectively, “Malicious Code”). Except as would not reasonably be expected to have a Material Adverse Effect, each member of the PRIVATECO Group has taken commercially reasonable steps (and that meet or exceed industry standard) to prevent the introduction of Malicious Code into PRIVATECO IT Assets, including steps to monitor, detect, prevent, mitigate, and remediate Malicious Code.

(g)               Except as would not be reasonably expected to have a Material Adverse Effect, the PRIVATECO Group has in effect commercially reasonable disaster recovery plans, procedures, and facilities for its business that meet or exceed industry standard. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the PRIVATECO IT Assets operate and perform in a manner that permits the PRIVATECO Group to conduct the Business in the Ordinary Course, and (ii) to the knowledge of PRIVATECO, there have been no unauthorized intrusions, compromises, data leakage incidents, disclosures of data or breaches of security (together, “security events”) with respect to PRIVATECO IT Assets. Except as would not reasonably be expected to have a Material Adverse Effect, each member of the PRIVATECO Group has taken commercially reasonable steps (that meet or exceed industry standard) to monitor, detect, prevent, mitigate, and remediate security events.

Section 1.18        Data Privacy and Security.

(a)               Except as would not reasonably be expected to have a Material Adverse Effect, each member of the PRIVATECO Group complies and at all times has complied with (i) the written privacy notices and policies of PRIVATECO, (ii) written contractual obligations governing the treatment of Personal Information by PRIVATECO, and (iii) Privacy Laws (collectively, the “PRIVATECO Data Privacy Requirements”). Except as would not reasonably be expected to have a Material Adverse Effect, each member of the PRIVATECO Group has at all times presented a privacy notice and policy to individuals prior to the collection of any Personal Information to the extent required by PRIVATECO Data Privacy Requirements, and all such privacy notices and policies are and have at all times been accurate, consistent and complete, and not misleading or deceptive (including by omission), in each case, in all material respects.

(b)               Except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement do not and will not: (i) conflict with or result in a violation or breach of any PRIVATECO Data Privacy Requirements; (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; or (iii) prohibit the transfer of Personal Information to the PUBCO Group.

(c)               There has been no accidental, unlawful, or unauthorized Processing of Personal Information in the possession or control of the PRIVATECO Group (“PRIVATECO PII Security Incident”), except as would not reasonably be expected to have a Material Adverse Effect. Each member of the PRIVATECO Group has taken commercially reasonable steps and implemented and maintained commercially reasonable policies and procedures (that meet or exceed industry standard) to (i) monitor, detect, prevent, mitigate, and remediate PRIVATECO PII Security Incidents, (ii) identify and address internal and external risks to the privacy and security of Personal Information in its possession or control, and (iii) implement adequate and

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effective administrative, technical, physical, and organizational safeguards to protect such Personal Information and its software, systems, applications, and websites involved in the Processing of Personal Information, except, in each case of clauses (i)-(iii), as would not reasonably be expected to have a Material Adverse Effect.

(d)               Except as would not reasonably be expected to have a Material Adverse Effect, no member of the PRIVATECO Group has been the subject of any inquiry, investigation, or enforcement action of any Governmental Entity with respect to compliance with any Privacy Law, or received any claims, notices, or complaints alleging or investigating a security event, PRIVATECO PII Security Incident, or violation of any PRIVATECO Data Privacy Requirement.

(e)               Since January 1, 2023, (i) the processing, storage, retention, use, transmission and disclosure of credit card information by the PRIVATECO Group has been in compliance with all applicable requirements contained in the Payment Card Industry Data Security Standards (“PCI DSS”) relating to “cardholder data” (as such term is defined in the PCI DSS, as amended from time to time) and (ii) to the knowledge of PRIVATECO, there has been no security event involving unauthorized access, use, or disclosure of any “cardholder data”, except, in each case of clauses (i) and (ii), as would not reasonably be expected to have a Material Adverse Effect.

Section 1.19        Tax Matters. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and except as set forth in Section 1.19 of the PRIVATECO Disclosure Schedule:

(a)               Each member of the PRIVATECO Group has timely filed (taking into account any extension of time within which to file) all Tax Returns required to have been filed by or with respect to the PRIVATECO Group, and all such Tax Returns are true, complete and accurate;

(b)               no claim has been made in the past six years in writing by a Governmental Entity in a jurisdiction where the PRIVATECO Group does not file Tax Returns that any member of the PRIVATECO Group is or may be subject to Taxes in such jurisdiction;

(c)               all amounts of Taxes of the PRIVATECO Group due and payable (whether or not shown on any Tax Return) have been timely paid;

(d)           no deficiencies for any amount of Taxes have been proposed or assessed in writing against any member of the PRIVATECO Group by any Governmental Entity except for deficiencies that have since been resolved;

(e)              no member of the PRIVATECO Group (i) is the subject of any currently pending or ongoing Tax audit or other administrative or judicial Proceeding with respect to Taxes or (ii) has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect;

(f)             no member of the PRIVATECO Group is a party to, and has no obligation or liability under, any agreement or arrangement for the sharing, reimbursement, indemnification or allocation of Taxes, including any tax receivable agreement or similar agreement (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the Ordinary Course the primary purposes of which do not relate to Taxes);

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(g)               no member of the PRIVATECO Group is, or has been, a member of a group (other than a group the common parent of which is a member of the PRIVATECO Group) filing a consolidated, combined, affiliated, unitary or similar Tax Return;

(h)               no member of the PRIVATECO Group has any liability for the Taxes of any Person (other than Taxes of the PRIVATECO Group) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or non-U.S. law), or as a transferee or successor, by Contract or otherwise (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the Ordinary Course the primary purposes of which do not relate to Taxes);

(i)                 no member of the PRIVATECO Group will be required to include an item of income (or exclude an item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting or closing agreement with any Governmental Entity filed or made on or prior to the Closing Date or use of an impermissible method of accounting prior to the Closing Date, (ii) any prepaid amount received or deferred revenue accrued on or prior to the date of Closing Date outside the ordinary course of business, or (iii) installment sale or open transaction disposition made on or prior to the Closing Date;

(j)                 each member of the PRIVATECO Group has withheld and, to the extent required by Law, paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

(k)               no member of the PRIVATECO Group nor any predecessor of any member of the PRIVATECO Group has been a “distributing corporation” or a “controlled corporation” (within the meaning of section 355 of the U.S. Tax Code) in a transaction intended to qualify under section 355 of the U.S. Tax Code within the past two years;

(l)                 no member of the PRIVATECO Group has entered into any “listed transaction” or any “transaction of interest” within the meaning of Treasury Regulation Section 1.6011-4(b);

(m)             there are no Liens with respect to any Taxes on any of the assets of the PRIVATECO Group other than Permitted Liens;

(n)               no member of the PRIVATECO Group has engaged in any labor subcontracting arrangements that fail to comply in all respects with the applicable Tax and labor Laws. Accordingly, in the event of a review or audit by the relevant Tax Authorities, there are no circumstances that could constitute or be characterized as a simulated or unlawful labor subcontracting arrangement under the applicable tax and labor legislation in effect; and

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(o)               in the five years prior to the date of this Agreement, PRIVATECO has not effected or participated in any merger or corporate spin-off as defined by the Mexico Tax Code or Mexico Law which may or would require a notice or authorization to be filed with respect to the Transactions or events regulated by this Agreement.

Section 1.20         Insurance. The PRIVATECO Group maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of the PRIVATECO Group and which comply in all material respects with the requirements of Law and Contracts to which the PRIVATECO Group is a party (including any lease for personal or real property). PRIVATECO has made available to PUBCO an accurate and complete list of all material insurance policies and all material self-insurance programs and arrangements relating to the Business, assets and operations of the PRIVATECO Group (the “PRIVATECO Insurance Policies”). Each of PRIVATECO Insurance Policies is in full force and effect, all premiums due and payable thereon have been paid and the PRIVATECO Group is in compliance in all material respects with the terms and conditions of such PRIVATECO Insurance Policies. Since January 1, 2023, the PRIVATECO Group has not received any written notice regarding any default, invalidation or cancellation of any such PRIVATECO Insurance Policy that has not been renewed in the Ordinary Course without any lapse in coverage and there are not any pending Proceedings in such regard.

Section 1.21        Properties and Assets. Except as would not reasonably be expected to be material to the PUBCO Group taken as a whole, (a) the PRIVATECO Group has valid and subsisting ownership interests in all of the tangible personal property reflected in the Current PRIVATECO Balance Sheet as being owned by the PRIVATECO Group or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, other than Permitted Liens and (b) the tangible personal property owned by the PRIVATECO Group is in satisfactory operating condition and repair for its continued use as it has been used in all material respects, subject to reasonable wear and tear.

Section 1.22        Real Property.

(a)               Section 1.22(a) of the PRIVATECO Disclosure Schedule sets forth (A) an accurate and complete list of all real property leased or subleased by the PRIVATECO Group that require fixed payments by the PRIVATECO Group in excess of $[***] per annum, excluding any airport where the PRIVATECO Group leases three or fewer airport gates (collectively, the “PRIVATECO Leased Real Property”), (B) the address for each PRIVATECO Leased Real Property and (C) the name of the third party lessor(s) thereof, the date of the lease contract relating thereto and all amendments thereof.

(b)               The PRIVATECO Group has a valid and subsisting leasehold interest in all PRIVATECO Leased Real Property leased by it, in each case free and clear of all Liens, other than Permitted Liens.

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(c)               No member of the PRIVATECO Group owns any material real property or is a party to any Contract or otherwise has any obligation to acquire any material real property.

(d)               The PRIVATECO Group has not received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the knowledge of PRIVATECO, there are no such Proceedings threatened, affecting any portion of the PRIVATECO Leased Real Property.

Section 1.23        Related Party Transactions. Except as set forth in Section 1.23 of PRIVATECO Disclosure Schedule, neither PRIVATECO nor any of its Subsidiaries has purchased or leased any material property or services from, or sold, transferred or leased any material property or service to, or loaned or advanced a material amount of money to, or borrowed a material amount of money from or guaranteed any obligation of any of, or entered into any agreement with, any of their Related Persons, except for (i) loans and other extensions of credit to officers and employees of PRIVATECO and its Subsidiaries for travel, business or relocation expenses or other loans and other extensions of credit, which are, individually and in the aggregate, immaterial, made for employment-related purposes in the Ordinary Course, (ii) pursuant to any PRIVATECO Benefit Plan, or (iii) Contracts among the PRIVATECO Group and any of their Subsidiaries or among such Subsidiaries.

Section 1.24         Aircraft.

(a)               Section 1.24(a) of PRIVATECO Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of (i) all aircraft operated under the operating certificate of any member of the PRIVATECO Group (ii) all aircraft owned or leased by any member of the PRIVATECO Group (collectively, the “PRIVATECO Aircraft”) and (iii) all engines, simulators and other components related to the PRIVATECO Aircraft, including, for each PRIVATECO Aircraft, a description of the type, manufacturer’s model name, manufacturer’s serial number, registration mark, the delivery date, the manufacture date or age, and whether it is owned, leased or subject to any other financing agreement and by which member of the PRIVATECO Group.

(b)               All PRIVATECO Aircraft are, if applicable, properly registered on IRMA and have validly issued and current evidence of such IRMA registrations that are in full force and effect.

(c)               All PRIVATECO Aircraft are properly registered on the Mexican aircraft registry, in airworthy condition (except for any PRIVATECO Aircraft undergoing maintenance or in storage), and have validly issued and current certificates of airworthiness for each PRIVATECO Aircraft in operation that are in full force and effect (except for the period of time any PRIVATECO Aircraft may be out of service and such certificate is suspended in connection therewith). All PRIVATECO Aircraft are properly registered on each applicable foreign registry, regardless of its airworthy condition, and have validly issued and current airworthiness certificates and authorizations in respect thereof (in all applicable jurisdictions) that are in full force and effect (except for the period of time any PRIVATECO Aircraft may be out of service and such certificate is suspended in connection therewith).

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(d)               All PRIVATECO Aircraft are being maintained in all material respects according to applicable Laws, applicable FAA regulatory standards and FAA-approved maintenance programs, applicable AFAC regulatory standards and AFAC-approved maintenance programs of the PRIVATECO Group. The PRIVATECO Group has implemented maintenance schedules with respect to the PRIVATECO Aircraft and engines that, if complied with, result in the satisfaction of all requirements under all applicable airworthiness directives of the FAA, AFAC, AAC and DGAC, as applicable to each Aircraft and Aviation Regulations required to be complied with and which are in accordance with the FAA-approved maintenance programs, the AFAC-approved maintenance programs, AAC-approved maintenance programs and DGAC-approved maintenance programs, as applicable to each PRIVATECO Aircraft of the PRIVATECO Group, and the PRIVATECO Group is in compliance with such maintenance schedules in all material respects (except with respect to PRIVATECO Aircraft, if any, in storage as identified on Section 1.24(a) of the PRIVATECO Disclosure Schedule), and the PRIVATECO Group has no reason to believe that the PRIVATECO Group will not satisfy in any material respect any component of such maintenance schedules on or prior to the dates specified in such maintenance schedules (except with respect to PRIVATECO Aircraft undergoing maintenance or in storage). Each PRIVATECO Aircraft’s structure, systems and components are functioning in all material respects in accordance with their intended use, except for PRIVATECO Aircraft that are undergoing maintenance and temporarily deferred maintenance items that are permitted by the PRIVATECO Group’s maintenance programs. All deferred maintenance items and temporary repairs with respect to each such PRIVATECO Aircraft have been or will be made in all material respects in accordance with the PRIVATECO Group’s maintenance programs.

(e)               Section 1.24(e) of PRIVATECO Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts (other than Contracts that may be terminated or cancelled by any member of the PRIVATECO Group without incurring any material penalty) pursuant to which any member of the PRIVATECO Group has a binding obligation following the date hereof to purchase or lease aircraft, engines or simulators where the reasonably expected expenditures under any such Contract exceed $[***] per annum (together with all amendments, modifications and supplements thereto, each, a “PRIVATECO Aircraft Purchase Contract”), including the manufacturer and model of all aircraft, engines or simulators subject to each Contract, the nature of the purchase or lease obligation (i.e., firm commitment, subject to reconfirmation or otherwise) and the anticipated year of delivery of the aircraft, engines or simulators subject to such Contract.

(f)                Section 1.24(f) of PRIVATECO Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts pursuant to which any member of the PRIVATECO Group has financed or obtained financing, or has commitments to finance or obtain financing for, PRIVATECO Aircraft (including leases, subleases, assignments, finance leases, mortgages and deferred or conditional sales, purchase or option agreements) (together with all amendments, modifications and supplements thereto, each, a “PRIVATECO Aircraft Finance Contract”) involving amounts in excess of $[***].

(g)               As of the date of this Agreement, PRIVATECO has made available to PUBCO copies of all PRIVATECO Aircraft Purchase Contracts and PRIVATECO Aircraft Finance Contracts (except as otherwise indicated in PRIVATECO Disclosure Schedule).

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Section 1.25         PRIVATECO Slots and Operating Authorizations.

(a)               Section 1.25(a) of PRIVATECO Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all takeoff and landing slots, slot exemptions, and operating authorizations from the SICT, AFAC, FAA or any other Governmental Entity and other similar designated takeoff and landing rights used or held by any member of the PRIVATECO Group (the “PRIVATECO Slots” and each, a “PRIVATECO Slot”) at any domestic or international airport and such list indicates (i) any PRIVATECO Slots that have been permanently allocated to the PRIVATECO Group from another air carrier and (ii) any Contracts concerning specific PRIVATECO Slots.

(b)               Since January 1, 2023, the PRIVATECO Group has complied in all material respects and is in compliance in all material respects with all regulations issued under the Mexican Civil Aviation Law and its regulations, Mexican Airports Law and its regulations, mandatory regulations, the Federal Aviation Act and any other Laws (including any waivers or exemptions therefrom) promulgated in Mexico and the United States or in any country in which the PRIVATECO Group operates by either a civil aviation authority, airport authority or slot coordinator with respect to PRIVATECO Slots. PRIVATECO has not (a) received any written notice of any proposed withdrawal of any PRIVATECO Slot by the FAA, SICT, AFAC, any Mexican domestic or international airport, any other Governmental Entity or any slot coordinator, or (b) agreed to any future slide, trade, purchase, sale, exchange, lease, or transfer of any of PRIVATECO Slots (except, in each case, for seasonal swaps and temporary returns to the FAA, SICT, AFAC or at any Mexican domestic or international airport). The PRIVATECO Slots have not been designated for the provision of essential air service under the regulations of the FAA, were not acquired pursuant to 14 C.F.R. Section 93.219, and have not been designated for international operations, as more fully detailed in 14 C.F.R. Section 93.217. To the extent covered by 14 C.F.R. Section 93.227 or any Order, notice, or requirement of the FAA, any other Governmental Entity or any slot coordinator, the PRIVATECO Group has used the PRIVATECO Slots (or the PRIVATECO Slots have been used by other operators) either at least 80% of the maximum amount that each PRIVATECO Slot could have been used during each full reporting period (as described in 14 C.F.R. Section 93.227(i) or any such Order, notice, or requirement) or such greater or lesser amount of minimum usage as may have been required to protect such PRIVATECO Slots from termination or withdrawal under regulations or waivers established by the SICT, AFAC or at any Mexican domestic or international airport, FAA, any other Governmental Entity, or any slot coordinator. All material reports required by the SICT, AFAC or at any Mexican domestic or international airport, FAA, any other Governmental Entity or any slot coordinator relating to the PRIVATECO Slots have been filed in a timely manner.

Section 1.26         PRIVATECO Airports. No airport authority at any domestic or international airport at which the PRIVATECO Group operates at least one departure per week (each such airport, a “PRIVATECO Airport”) has taken any action, nor, to the knowledge of PRIVATECO, is any such action threatened, that would reasonably be expected to materially interfere with the ability of any member of the PRIVATECO Group to conduct its respective operations at any PRIVATECO Airport in substantially the manner as currently conducted.

Section 1.27         Air Carrier. PRIVATECO is fully authorized and qualified to operate as an “air carrier” within the meaning of (49 U.S.C. §§ 40102(a)(2), 40109, and 41101-41112) operating under certificates and exemptions issued pursuant to such act and in accordance with the Mexican Civil Aviation Law and its regulations.

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Section 1.28         Required Vote. The PRIVATECO Shareholder Consent is the only vote or consent required of the holders of any class of capital stock of PRIVATECO to consummate the Transactions.

Section 1.29         Brokers. Except for PRIVATECO’s obligations to UBS Securities LLC and Alfaro, Dávila & Scherer, S.C., no member of the PRIVATECO Group nor any shareholder, director, officer, employee or affiliate of any member of the PRIVATECO Group, has incurred or will incur on behalf of the PRIVATECO Group, any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger. On or prior to the date of this Agreement, PRIVATECO has made available to PUBCO a copy of the engagement letters or other agreements, in each case, as amended or modified, between (a) PRIVATECO and UBS Securities LLC and (b) PRIVATECO and Alfaro, Dávila & Scherer, S.C., respectively.

Section 1.30         Information Supplied. The information supplied by the PRIVATECO Group in writing for inclusion in the Information Statement, MX Registration Application, BMV Listing Application or PUBCO Meeting Materials will not, (a) in the case of the MX Registration Application, at such time as filed or on such date as the MX Registration Approval is issued, or (b) in the case of any PUBCO Meeting Materials, as of the date first published or mailed to shareholders of PUBCO or at the time of the PUBCO Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, no member of the PRIVATECO Group makes any representation or warranty with respect to statements made in any of the foregoing documents based on information supplied by PUBCO for inclusion therein.

Section 1.31         Ownership of PUBCO Equity Interests. No member of the PRIVATECO Group, nor to PRIVATECO’s knowledge any Related Person, owns or has during the past three years owned (beneficially or otherwise) any PUBCO Share, PUBCO ADS, PUBCO CPO or other Equity Interests in PUBCO or any options, warrants or other rights to acquire PUBCO Shares or other Equity Interests in PUBCO (or any other economic interest through derivative securities or otherwise in PUBCO).

Section 1.32         Economic Sanctions and Trade Controls. No member of the PRIVATECO Group nor, to PRIVATECO’s knowledge, any of their respective directors, officers, or employees, or any other Persons acting for or on behalf of any of the foregoing is a Sanctioned Person. Since April 24, 2019, the PRIVATECO Group (a) has been in material compliance with applicable Sanctions and Trade Controls; and has not engaged in a transaction or dealing, directly or, with knowledge indirectly, with or involving a Sanctioned Country or Sanctioned Person, in violation of applicable Sanctions. There is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of Sanctions or Trade Controls by any PRIVATECO Group member and since April 24, 2019, no member of the PRIVATECO Group has received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of Sanctions or Trade Controls. The PRIVATECO Group has implemented and maintains in place policies and procedures reasonably designed to promote compliance with Sanctions and Trade Controls.

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Section 1.33         CFIUS. No member of the PRIVATECO Group (i) produces, designs, tests, manufactures, fabricates, or develops any “critical technologies,” as that term is defined in 31 C.F.R. § 800.215; (ii) performs any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” as defined in 31 C.F.R. § 800.212; or (iii) maintains or collects, directly or indirectly, “sensitive personal data,” as defined in 31 C.F.R. § 800.241, of U.S. citizens; and, therefore, in turn, no member of the PRIVATECO Group is a “TID U.S. business” within the meaning of that term in 31 C.F.R. § 800.248.

Section 1.34         Outbound Investment Security Program. No member of the PRIVATECO Group is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The transactions contemplated by this Agreement will not result in the establishment of a “covered foreign person” or the engagement by a “person of a country of concern,” in a “covered activity,” and no member of the PRIVATECO Group currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as each such term is defined in 31 C.F.R. Part 850.

Section 1.35         Securities Law Matters.

(a)               No Registration; Private Offering. Assuming the accuracy of the Investor Questionnaires delivered by the Pre-Closing PRIVATECO Holders and the truth and completeness of the representations made therein, the issuance of the Combined Company Securities as Merger Consideration to the Pre-Closing PRIVATECO Holders pursuant to this Agreement will be effected in transactions exempt from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Without limiting the foregoing, (i) offers and sales to Pre-Closing PRIVATECO Holders that are not U.S. persons (as defined in Rule 902 under the Securities Act) will be made in “offshore transactions” in compliance with Regulation S under the Securities Act, and (ii) offers and sales to any Pre-Closing PRIVATECO Holders that are U.S. persons will be effected in private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act. PRIVATECO makes no representation in this Section 1.35(a) of this Annex II with respect to any facts exclusively within PUBCO’s or the Combined Company’s control.

(b)                 No General Solicitation; No Directed Selling Efforts. Neither PRIVATECO nor any member of the PRIVATECO Group, nor any of their respective directors, officers, employees or, to PRIVATECO’s knowledge, other Representatives, has engaged in any “general solicitation” or “general advertising” within the meaning of Rule 502(c) under the Securities Act with respect to the Transactions, including the offer or sale of any Combined Company Securities in the United States. With respect to offers and sales to be made in reliance on Regulation S, neither PRIVATECO nor any person acting on its behalf has engaged in any “directed selling efforts” (as defined in Rule 902 under the Securities Act) in the United States.

(c)               Offshore Transactions for Non-U.S. Holders. With respect to Pre-Closing PRIVATECO Holders that are not U.S. persons (as defined in Rule 902 under the Securities Act), each such Pre-Closing PRIVATECO Holder acquired and will receive its Combined Company Securities in an “offshore transaction” (as defined in Rule 902 under the Securities Act) and at the time of the offer and sale to such Pre-Closing PRIVATECO Holder, (i) PRIVATECO and any person acting on its behalf reasonably believed such Pre-Closing PRIVATECO Holder was physically located outside the United States, and (ii) no offer to such Pre-Closing PRIVATECO Holder was made to a person in the United States.

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(d)               U.S. Holders; Investment Representations. With respect to any Pre-Closing PRIVATECO Holder that is a U.S. person, PRIVATECO has used commercially reasonable efforts to obtain from such Pre-Closing PRIVATECO Holder an Investor Questionnaire in a form acceptable to PUBCO that includes customary representations reasonably requested by PUBCO to support an exemption under Section 4(a)(2) of the Securities Act, including, where applicable, such Pre-Closing PRIVATECO Holder’s status as an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) and investment intent. PRIVATECO has not knowingly waived any material deficiency in any such Investor Questionnaire.

(e)               No Integration. Neither PRIVATECO nor, to PRIVATECO’s knowledge, any person acting on its behalf has taken any action that would require the registration of the offer or sale of the Combined Company Securities to the Pre-Closing PRIVATECO Holders under the Securities Act by reason of the integration of such offer or sale with any other offering or sale of securities, whether by PRIVATECO or any other person.

(f)                Compliance with Exchange Mechanics; Holder Information. PRIVATECO has provided PUBCO and the Combined Company with true, complete and correct Consideration Information for all Pre-Closing PRIVATECO Holders in accordance with Section 1.9 of Annex I, including each Pre-Closing PRIVATECO Holder’s jurisdiction of formation or nationality and contact details, and has delivered (or caused to be delivered) to each such Pre-Closing PRIVATECO Holder the applicable Letter of Transmittal, Surrender Instructions and the applicable form of Investor Questionnaire. PRIVATECO has collected and made available to the Exchange Agent the duly executed Investor Questionnaires and other exchange documentation received from Pre-Closing PRIVATECO Holders to the extent required by Annex I of this Agreement.

(g)               Legends; Transfer Restrictions. PRIVATECO acknowledges that the Combined Company Securities issued in reliance on Regulation S or Section 4(a)(2) will be “restricted securities” under Rule 144 and may bear appropriate restrictive legends and be subject to customary transfer restrictions as required by the Securities Act, Regulation S and applicable state securities or “blue sky” laws. PRIVATECO has not taken any action, and to PRIVATECO’s knowledge no action has been taken by any Pre-Closing PRIVATECO Holder, that is inconsistent with the application of such legends and restrictions.

(h)               No Broker; No Compensation for Distribution. No member of the PRIVATECO Group nor any of their respective directors, officers, employees or, to PRIVATECO’s knowledge, other Representatives has engaged any broker, finder or placement agent, or incurred any liability for any brokerage, finder’s or similar fee or commission, in connection with the issuance of the Combined Company Securities to the Pre-Closing PRIVATECO Holders, other than as disclosed pursuant to Section 1.29 of this Annex II.

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(i)                 Foreign and State Securities Law Compliance. PRIVATECO has not taken any action, and to PRIVATECO’s knowledge no action has been taken by any of its Representatives, that would cause the offer and sale of Combined Company Securities to the Pre-Closing PRIVATECO Holders to violate applicable foreign or state securities or “blue sky” laws, to the extent such compliance is within PRIVATECO’s control.

Section 1.36         No Other Representations or Warranties. Except for the representations and warranties contained in Annex III (Representations and Warranties of PUBCO), PRIVATECO acknowledges that neither PUBCO nor any Representative of PUBCO makes, and PRIVATECO acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of PUBCO or with respect to any other information provided or made available to PRIVATECO by or on behalf of PUBCO in connection with the transactions contemplated by this Agreement, including any information, documents, projections, forecasts or other material made available to PRIVATECO or its Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement.

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ANNEX III

REPRESENTATIONS AND WARRANTIES OF PUBCO

Except as set forth in (i) the PUBCO Public Disclosures that are publicly available on EDGAR, the STIV or EMISNET, in each case no later than three Business Days prior to the date of this Agreement (but (A) without giving effect to any amendment thereof filed with the SEC, the STIV or EMISNET on or after the date of this Agreement and (B) excluding any disclosure contained in such PUBCO Public Disclosures under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” or similar headings, or sections of such reports and other disclosures that are similarly predictive, cautionary or forward-looking in nature; provided, however, that for purposes of this clause (i), nothing disclosed in such PUBCO Public Disclosures shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 1.1, Section 1.2, Section 1.3, Section 1.4, Section 1.5, Section 1.9, Section 1.10, Section 1.19, Section 1.30 and Section 1.31 of this Annex III (Representations and Warranties of PUBCO)) or (ii) the PUBCO Disclosure Schedule (with each exception set forth in the PUBCO Disclosure Schedule being identified by reference to, or grouped under a heading referring to, a specific individual section or subsection of this Annex III (Representations and Warranties of PUBCO) and relating only to such section or subsection; provided, however, that a matter disclosed with respect to one representation and warranty shall also be deemed to be disclosed with respect to each other representation and warranty to which the matter disclosed reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the PUBCO Disclosure Schedule), PUBCO hereby represents and warrants to PRIVATECO as follows:

Section 1.1             Organization and Qualification; Subsidiaries.

(a)               PUBCO is a sociedad anónima bursátil de capital variable duly incorporated and validly existing under the LGSM and Mexico Law and is duly registered in the RPC.

(b)               PUBCO has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry the Business as it is now being conducted. PUBCO is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(c)               PUBCO has made available to PRIVATECO accurate and complete copies of the PUBCO Organizational Documents as in effect on the date of this Agreement. PUBCO is not in violation of the PUBCO Organizational Documents.

(d)               Section 1.1(d) of the PUBCO Disclosure Schedule sets forth each Subsidiary of PUBCO. Each such Subsidiary is a corporation, duly organized and validly existing under the Laws of its jurisdiction of organization or incorporation. Each such Subsidiary has all requisite corporate power and corporate authority, to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted.

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Each such Subsidiary is duly qualified to do business in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

Section 1.2             Capitalization.

(a)               As of the date hereof, and as of immediately prior to the Effective Time, the total number of the PUBCO’s authorized shares was 1,165,976,677, represented by common registered shares, issued and with no par value, fully subscribed and paid, comprised of 24,180 fixed class I, series A shares and of 1,165,952,497 variable class II, series A shares. PUBCO has obtained authorization from the Mexican Ministry of Economy (Secretaría de Economía) to issue up to 90% of its outstanding shares representing capital stock in the form of CPOs under the CPO Trust Agreement. All of the outstanding PUBCO Shares have been duly authorized and validly issued (and were, at the time of issuance, duly authorized in the class and series), and are fully paid, non-assessable and free of preemptive rights and restrictions under applicable Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests).  Section 1.2 of the PUBCO Disclosure Schedule sets forth true, complete and correct lists of the names of each Key PUBCO Holder and any record and beneficial owner of PUBCO Shares owning more than 5% of all issued and outstanding PUBCO Shares, together with the type (including class and series) and number of PUBCO Shares held by each such holder, as of April 29, 2025.

(b)               Neither PUBCO nor any member of the PUBCO Group has any PUBCO Shares reserved for or otherwise subject to issuance. Section 1.2(b) of the PUBCO Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of (w) the aggregate number of shares of PUBCO Shares subject to outstanding PUBCO Options, and (x) the aggregate number of PUBCO Shares subject to outstanding PUBCO RSUs, in each case, along with, on a per grant basis, the applicable number and type of PUBCO Shares and the PUBCO Share Plans pursuant to which such PUBCO Options and PUBCO RSUs were granted (if applicable).

(c)            Except as described in Section 1.2(a) and Section 1.2(b) of this Annex III (including Section 1.2(b) of the PUBCO Disclosure Schedule), there are no options, warrants, calls, conversion rights, stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of PUBCO or any other equity equivalent or equity-based award or right, redemption rights, repurchase rights or other preemptive or outstanding rights, agreements, arrangements or commitments of any character (including convertible debt instruments) obligating PUBCO to issue, acquire or sell any shares of PUBCO Shares or other Equity Interests of PUBCO or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of PUBCO, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)               Except as provided in the PUBCO Organizational Documents and the CPO Trust Agreement, there are no outstanding contractual obligations of PUBCO (i) affecting the voting rights of, (ii) requiring the repurchase, conversion, redemption or disposition of, or

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containing any right of first refusal with respect to, (iii) requiring the registration for sale of, (iv) granting any preemptive or antidilutive rights with respect to, (v) restricting the transfer of, any PUBCO Shares, or (vi) granting any governance rights in connection with the issuance of or any investment in relation to, any PUBCO Shares or other Equity Interests in PUBCO.

(e)               PUBCO or another member of the PUBCO Group owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Subsidiaries of PUBCO, free and clear of any Liens (other than Permitted Liens), and all of such shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, in each case, in all material respects. Except for the Subsidiaries of PUBCO set forth in Section 1.3(e) of the PUBCO Disclosure Schedule, no member of the PUBCO Group owns any Equity Security in any other Person.

(f)                All PUBCO Shares to be issued as part of the Merger Consideration, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 1.3             Authority.

(a)               PUBCO has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to obtaining the PUBCO Requisite Vote. The execution, delivery and performance of this Agreement by PUBCO and the consummation by PUBCO of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of PUBCO and no shareholder votes or written consents in lieu thereof on the part of PUBCO are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the PUBCO Requisite Vote, and the registration of the Merger Agreement and the PUBCO Shareholders’ Meeting. This Agreement has been duly and validly executed and delivered by PUBCO, and assuming due authorization, execution and delivery by PRIVATECO, constitutes the valid and binding obligation of PUBCO, enforceable against PUBCO in accordance with its terms, subject to the Enforceability Exceptions.

(b)               At a meeting duly called and held prior to the execution and delivery of this Agreement, the PUBCO Board adopted resolutions by which the PUBCO Board unanimously (i) determined that the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of PUBCO and its shareholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, in accordance with the requirements of the LGSM and Mexico Law, and (iii) subject to the terms and conditions of this Agreement, recommended that the shareholders of PUBCO vote their Shares in approval of the Securities Consideration Issuance, and, as of the date hereof, none of the aforesaid resolutions has been amended, rescinded or modified.

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Section 1.4             No Conflict. None of the execution, delivery or performance of this Agreement by PUBCO, the consummation by PUBCO of the Merger or any other transaction contemplated by this Agreement, or compliance by PUBCO with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) subject to the PUBCO Requisite Vote, conflict with or violate any provision of PUBCO’s Organizational Documents; (b) assuming that all consents, approvals, authorizations, confirmations, clearances, and permits described in Section 1.5 have been obtained and all applications, filings, notifications, reports, registrations, and submissions described in Section 1.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to PUBCO or any Subsidiary of PUBCO or any of their respective properties or assets; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of any member of the PUBCO Group pursuant to, any PUBCO Material Contract, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which would not reasonably be expected to (x) be material to the PUBCO Group or (y) prevent or materially delay the ability of PUBCO to consummate the transactions contemplated by this Agreement.

Section 1.5             Required Filings and Consents. None of the execution, delivery or performance of this Agreement by PUBCO, the consummation by PUBCO of the Merger or any other transaction contemplated by this Agreement, or compliance by PUBCO with any of the provisions of this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization, confirmation, clearance or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the notarization and registration of the Merger Agreement, the PUBCO Shareholders’ Meeting, and the PRIVATECO Shareholder Consent with the RPC as required by the LGSM and Mexico Law, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with the applicable requirements of the Exchange Act, (d) any application, filing, notice, report, registration, approval, permit, authorization, confirmation, clearance, consent or submission required to be made or obtained under Title 49 of the United States Code or under any regulation, rule, order, notice or policy of the FAA, the DOT, the FCC and the DHS, including the TSA, authorization from the SICT and AFAC prior to the execution of the Merger Agreement in accordance with the Mexican Law and filing the Merger Agreement within 30 Business Days of its execution with the AFAC in accordance with Mexican Law, (e) compliance with the applicable requirements of the Securities Act, (f) compliance with any applicable foreign or state securities or Blue Sky Laws, (g) filings with the SEC as may be required by PUBCO in connection with this Agreement and the transactions contemplated hereby, (h) such filings as may be required under the rules and regulations of the NYSE, (i) such filings as may be required under the rules and regulations of the BMV, LMV and LIE, (j) the Consents (including the Competition Approvals), and (k) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity would not reasonably be expected to have a Material Adverse Effect.

Section 1.6             Permits; Compliance With Law.

(a)               Each member of the PUBCO Group holds all Permits of any Governmental Entity, including SICT, AFAC, SENEAM, INM, DOT and FAA, applicable to such member of the PUBCO Group and necessary for it to own, lease and operate its assets and properties and to operate its Business as currently conducted (the “PUBCO Permits”), except where the failure to hold any PUBCO Permits would not be material to the PUBCO Group taken as a whole. Each member of the PUBCO Group is, and since January 1, 2023 has been, operating in compliance with the terms of such PUBCO Permits, except where the failure to be in compliance with such PUBCO Permits would not reasonably be expected to have a Material Adverse Effect.

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(b)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) PUBCO is not in conflict with, default under or violation of, and is not being investigated for, or charged by any Regulatory Authority or Governmental Entity with a violation of, any Law, operating certificates, certificates of public convenience, and necessity, air carrier obligations, airworthiness directives, Aviation Regulations, and any other rules, regulations, directives, orders and mandatory policies of such Regulatory Authority, the FAA, the DOT, the DHS, the FCC, the TSA, SICT, AFAC, SENEAM, INM and any other Governmental Entity applicable to PUBCO or by which any property or asset of PUBCO is or was bound, (ii) there is no pending, or to the knowledge of PUBCO, threatened investigation or review by any Regulatory Authority or Governmental Entity with respect to PUBCO that challenges or questions the validity of any rights of the holder under the PUBCO Permits or that alleges the existence of any violation of any PUBCO Permit, (iii) since January 1, 2023, PUBCO has timely filed all material submissions, reports, registrations, schedules, forms, notices, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with the FAA, the DOT, the FCC, the DHS, the TSA, SICT, AFAC, SENEAM, INM and in each case have paid all fees and assessments due and payable in connection therewith and (iv) neither the DOT nor the FAA nor any other Regulatory Authority or Governmental Entity has taken any action or, to the knowledge of PUBCO, threatened to take any action to amend, modify, suspend, revoke, terminate, cancel, withdraw, or otherwise materially affect any PUBCO Permit. PUBCO has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof.

(c)               Since January 1, 2021, no member of the PUBCO Group nor any of its directors, officers, or employees, or any Key PUBCO Holder, nor to the knowledge of PUBCO, any partners, agents or Affiliates, has (i) violated any Anti-Corruption Laws or (ii) has, directly or indirectly, offered, promised to pay, authorized, paid or accepted any remuneration or other thing of value to any Person such that all or a portion of such remuneration or thing of value would be offered, given, or promised, directly or indirectly, to any Person (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions or pay for special concessions already obtained (d) in connection with any regulatory review of the Business or (e) to obtain any other improper advantage or (iii) is aware of any action taken that has had the result or would result in a violation by any such Person of the Anti-Corruption Laws or any other applicable Laws relating to bribery, corruption or money laundering. The PUBCO Group, and to PUBCO’s knowledge, its agents, have instituted, maintained and complied in all material respects with policies, procedures and controls reasonably designed to assure compliance with the Anti-Corruption Laws.

Section 1.7             SEC Filings; Financial Statements.

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(a)               Since January 1, 2023, PUBCO has timely filed or otherwise furnished (as applicable) all PUBCO Public Disclosures. As of their respective effective dates (in the case of the PUBCO Public Disclosures that are registration statements filed pursuant to the requirements of the Securities Act or the LMV, as applicable) and as of their respective SEC, CNBV or BMV filing dates (in the case of all other PUBCO Public Disclosures), or in each case, if amended prior to the date hereof, as of the date of the last such amendment, the PUBCO Public Disclosures (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the LMV, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC, the CNBV or the BMV promulgated thereunder. The audited consolidated statements of financial position of PUBCO and its Subsidiaries included in or incorporated by reference into the PUBCO Public Disclosures, including the related consolidate statements of operations, comprehensive income, changes in equity and cash flows, and the related notes (collectively, the “PUBCO Financial Statements”, and the most recent consolidated statement of financial position of PUBCO included in the PUBCO Financial Statements, the “Current PUBCO Balance Sheet”), (A) were prepared from and in accordance with the books and records of PUBCO as of the times and for the periods referred to therein in all material respects, (B) have been prepared in all material respects in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not reasonably expected to be material), and (C) fairly present the financial condition of the Company as of December 31, 2024 and December 31, 2023, and the result of operations and its cash flows, as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not reasonably expected to be material).

(b)                  No member of the PUBCO Group is a party to, or has any commitment to become a party to, any joint venture or non-consolidated venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among PUBCO, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any member of the PUBCO Group in PUBCO’s published financial statements or other PUBCO Public Disclosures.

(c)               Without limiting the generality of Section 1.7(a) of this Annex III, (i) KPMG Cárdenas Dosal, S.C. has not resigned or been dismissed as independent public accountants of PUBCO as a result of or in connection with any disagreement with PUBCO on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) since January 1, 2023, neither the PUBCO Group nor, to the knowledge of PUBCO, any PUBCO Representative has formally received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the PUBCO Group or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the PUBCO Group has engaged in questionable accounting or auditing practices, (iii) no executive officer of PUBCO has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by PUBCO with the SEC since the enactment of the Sarbanes-Oxley Act and (iv) no enforcement action has been initiated or, to the knowledge of PUBCO, threatened against PUBCO by the SEC or LMV relating to disclosures contained in any PUBCO Public Disclosures. Other than the Subsidiaries of PUBCO, no Person is consolidated under the PUBCO Financial Statements.

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(d)               All accounts, notes receivable and other receivables (other than receivables collected since the PUBCO Balance Sheet Date) reflected on the Current PUBCO Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the Business of PUBCO as of the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Current PUBCO Balance Sheet.

(e)               There are no unresolved comments (as such term is used under Item 4A of Form 20-F) received from the SEC staff relating to the PUBCO Public Disclosures, and to the knowledge of PUBCO, none of the PUBCO Public Disclosures is subject to ongoing SEC review or investigation, and no such review or investigation has been threatened.

(f)                PUBCO has no Liability, Indebtedness, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, required under IFRS to be reflected in the Current PUBCO Balance Sheet except for those which (i) have been reflected or reserved against in the Current PUBCO Balance Sheet (or notes thereto), (ii) have arisen in the Ordinary Course since the PUBCO Balance Sheet Date, (iii) incurred in connection with the negotiation, execution, delivery or performance of, or pursuant to the terms of, this Agreement or the other documents related to the Transaction (for clarity, any liability caused by or resulting from a breach by PUBCO of this Agreement shall not be deemed a liability “incurred in connection with the negotiation, execution, delivery or performance of, or pursuant to the terms of, this Agreement or the other documents related to the Transaction”) or (iv) would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 1.8             Internal Controls. PUBCO maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting, including policies and procedures that mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transaction and disposition of the assets of PUBCO and the PUBCO Group, and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS; (iii) access to assets that could have a material effect on PUBCO’s financial statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. PUBCO has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by PUBCO in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

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Section 1.9             Anti-Takeover Law. Subject to receipt of the TO Exemption, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law will apply with respect to or as a result of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

Section 1.10         No Undisclosed Liabilities. Except for those liabilities and obligations (a) as reflected in, reserved against or disclosed in the PUBCO Financial Statements prior to the date of this Agreement or (b) incurred in the Ordinary Course since the date of the most recent consolidated balance sheet of PUBCO included in the PUBCO Financial Statements, the PUBCO Group has no liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) of a type required to be reflected on a consolidated balance sheet of PUBCO and its consolidated Subsidiaries (or in the notes thereto) prepared in accordance with IFRS, other than those that would not reasonably be expected to have a Material Adverse Effect.

Section 1.11         Absence of Certain Changes or Events.

(a)               Since September 30, 2025 until the date of this Agreement, the PUBCO Group has conducted its businesses in all material respects in the Ordinary Course.

(b)               Since September 30, 2025 there has not occurred, arisen or come into existence any fact, change, event, development or circumstance, or any worsening thereof, which would have a Material Adverse Effect.

(c)               Except for the transactions contemplated by this Agreement, since September 30, 2025 until the date of this Agreement, no member of the PUBCO Group has taken any action that, if taken after the date hereof, would constitute a breach of, or otherwise require the consent of PRIVATECO under, any of clauses (ii), (iv)-(vii), (ix)-(xii), (xv), (xvii), (xviii), (xxv) of Section 6.2(b) of the Agreement with respect to any of the foregoing.

Section 1.12         PUBCO Benefit Plans.

(a)               Section 1.12(a) of the PUBCO Disclosure Schedule sets forth a complete and accurate list of each PUBCO Benefit Plan as of the date of this Agreement and specifies, with respect to each such PUBCO Benefit Plan, the applicable jurisdiction covered by such PUBCO Benefit Plan. With respect to each PUBCO Benefit Plan, PUBCO has made available to PRIVATECO complete and accurate copies of (i) each such PUBCO Benefit Plan, including any material amendments thereto, and descriptions of all material terms of any such plan that is not in writing, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii)  the most recent financial statements and actuarial or other valuation reports prepared with respect thereto (if applicable), and (iv) all other material filings and material correspondence with any Governmental Entity (including any correspondence regarding actual or, to the knowledge of the PUBCO, threatened audits or investigations) (if applicable) with respect to each PUBCO Benefit Plan, in each case, made within three years prior to the date of this Agreement.

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(b)               Except as would not reasonably be expected to result in material liability to the PUBCO Group, each PUBCO Benefit Plan (and any related trust or other funding vehicle) has been established, maintained, funded, and administered in accordance with its terms and is in compliance with the LFT, the Mexico Tax Code and all other applicable Laws. Except as would not reasonably be expected to result in material liability to the PUBCO Group, all contributions, including all employer and employee contributions, required to be made to each PUBCO Benefit Plan by applicable Law or by the terms of the PUBCO Benefit Plan or any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding each PUBCO Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, solely to the extent not required by applicable Laws or by the terms of the PUBCO Benefit Plan to be made or paid on or before the date hereof, have been fully reflected on the books and records of PUBCO.

(c)               There are no pending or threatened claims (other than claims for benefits in the Ordinary Course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of PUBCO, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the PUBCO Benefit Plan, any fiduciaries thereof with respect to their duties to the PUBCO Benefit Plan or the assets of any of the trusts under any of the PUBCO Benefit Plan that would reasonably be expected to result in any liability of the PUBCO or any of its Subsidiaries in an amount that would be material to PUBCO and its Subsidiaries, taken as a whole.

(d)             There are no, and the PUBCO Group does not have any material liability in respect of, any other Benefit Plans.

(e)               Except as would not reasonably be expected to result in material liability to the PUBCO Group, (i) each PUBCO Benefit Plan that is intended to be qualified or exempt under the Mexico Tax Code or other applicable Law is so qualified or exempt and, to the knowledge of PUBCO, no event or circumstance exists that has materially and adversely affected or would reasonably be expected to materially and adversely affect such qualification or exemption and (ii) no member of the PUBCO Group nor any PUBCO Benefit Plan or, to the knowledge of PUBCO, any trustee, administrator or other third-party fiduciary or party-in-interest, with respect to any PUBCO Benefit Plan, has engaged in any breach of fiduciary responsibility or prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the U.S. Tax Code) which could result in the imposition of a material penalty assessed pursuant to applicable law or a material Tax imposed by an applicable Tax authority on a member of the PUBCO Group.

(f)                No PUBCO Benefit Plan is, and no member of the PUBCO Group nor any ERISA Affiliate thereof sponsors, maintains, contributes to, or has within the six years ending on the date hereof sponsored, maintained, contributed to, or has any actual or contingent liability with respect to any (i) single employer plan or other pension plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the U.S. Tax Code, (ii) “multiple employer plan” within the meaning of Section 413(c) of the U.S. Tax Code or Section 210 of ERISA, (iii) “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (iv) multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(g)               None of the execution, delivery or performance of this Agreement by PUBCO, the consummation by PUBCO of any transaction contemplated by this Agreement, nor PUBCO’s compliance with any of the provisions of this Agreement (in any case alone or in conjunction with any other event, including any termination of employment on or following the Effective Time), will result in any “parachute payment” under Section 280G of the U.S. Tax Code in respect of PUBCO Service Providers.

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(h)               No member of the PUBCO Group has any material liability in respect of, or material obligation to provide, post-employment health, medical, disability, life insurance benefits or other welfare benefits for PUBCO Service Providers (or the spouses, dependent or beneficiaries of any PUBCO Service Providers), whether under a PUBCO Benefit Plan or otherwise, except as required to comply with Section 4980B of the U.S. Tax Code or any similar Law at the sole expense of the participant or the participant’s dependent or beneficiary.

(i)                 Except as contemplated by the express terms of this Agreement, none of the execution, delivery or performance of this Agreement by PUBCO, the consummation by PUBCO of the Merger or any other transaction contemplated by this Agreement will (either alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) (i) entitle any PUBCO Service Provider to any material compensation or benefit, (ii) accelerate the time of payment or vesting, increase the amount of payment, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any PUBCO Benefit Plan, (iii) trigger any funding (through a grantor trust or otherwise) of compensation, equity award or other benefits, (iv) otherwise give rise to any material liability under any PUBCO Benefit Plan or (v) limit or restrict the right of PUBCO to merge, amend or terminate any of PUBCO Benefit Plans.

(j)                 No PUBCO Benefit Plan provides for any gross-up, reimbursement or additional payment by reason of any Tax imposed under Section 409A or Section 4999 of the U.S. Tax Code. No Person is entitled to receive a Tax gross-up payment from PUBCO as a result of any Tax imposed by Section 409A or 4999 of the U.S. Tax Code, or otherwise.

(k)               Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the U.S. Tax Code) maintained or sponsored by a member of the PUBCO Group for the benefit of a PUBCO Service Provider who is a U.S. taxpayer has been documented and operated in material compliance with Section 409A of the U.S. Tax Code and the guidance issued thereunder.

(l)                 Without limiting the generality of the other provisions of this Section 1.12, each material PUBCO Benefit Plan that, under applicable Laws, is required to be registered or approved by a Governmental Entity, has been so registered or approved and has been maintained in all material respects in good standing with all applicable regulatory authorities and Governmental Entities, and, to the knowledge of PUBCO, no event has occurred since the date of the most recent approval or application therefor relating to any such PUBCO Benefit Plan that could reasonably be expected to adversely affect any such approval or good standing. Each material PUBCO Benefit Plan that is intended to qualify for special Tax treatment meets the requirements for such treatment in all material respects. All contributions to, and payments from, each material PUBCO Benefit Plan under the terms of such plan or applicable Laws have been timely made in all material respects, and all contributions that are not yet due have been accrued in accordance with country-specific accounting practices.

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(m)             Except as would not reasonably be expected to result in material liability to the PUBCO Group, the PUBCO Group has no outstanding or pending obligations in connection with any prior or ongoing termination or withdrawal from any PUBCO Benefit Plan.

Section 1.13         Labor and Other Employment Matters.

(a)               Except as would not reasonably be expected to result in material liability to the PUBCO Group, (i) each member of the PUBCO Group is in compliance in all material respects with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings or similar mass layoffs (including any reductions in force, redundancies, or furloughs triggering any collective consultation requirements in any non-U.S. jurisdictions), compensation and benefits, child labor, hiring, promotion and termination of employees, meal and break periods, data privacy, subcontracting regulations (régimen de subcontratación), assignment of employees and personnel provision services, profit sharing (participación de los trabajadores en las utilidades de las empresas), and wages and hours, registration with and payment of dues to the Mexican Social Security Institute, the National Fund for Consumption of Workers, the Mexican Institute of the National Workers’ Housing Fund, and other applicable Governmental Entity, and (ii) there is no charge of discrimination in employment or employment practices, for any reason, including, age, gender, race, religion or other legally protected category, which has been asserted in the past three years or is now pending or, to the knowledge of PUBCO, is threatened against any member of the PUBCO Group before any other Governmental Entity in any jurisdiction in which PUBCO or any of its Subsidiaries has employed or currently employs any Service Provider.

(b)            PUBCO has furnished or made available to PRIVATECO an accurate and complete list of (A) the total number of employees for each job level at each location for each of PUBCO and its Subsidiaries as of the date hereof, (ii) the total number of employees of PUBCO and its Subsidiaries subject to each of the PUBCO CBAs as of the date hereof, and (iii) ranges of annual base salaries or hourly wage rates of employees of PUBCO and its Subsidiaries as of the date hereof, as applicable, per position/role; (B) all directors (including alternates) of the PUBCO Board as of the date hereof, including for each such director tenure; and (C) net compensation for 2022, 2023 and 2024 of (i) the chairman and the independent members of the PUBCO Board during such years (on an aggregate basis) and (ii) the remaining directors on the PUBCO Board during such years (on an aggregate basis).

(c)             PUBCO has made available to PRIVATECO true and complete copies of all Collective Bargaining Agreements (including all amendments thereto) to which PUBCO or any of its Subsidiaries are a party or otherwise bound that are in effect as of the date of this Agreement or that otherwise cover any employees of any member of the PUBCO Group (the “PUBCO CBAs”) in effect as of the date of this Agreement with respect to their employment with a member of the PUBCO Group. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council, or any other employee representative body is not required for PUBCO to enter into this Agreement or to consummate any of the transactions contemplated thereby.

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(d)               Except as would not reasonably be expected to result in material liability to the PUBCO Group:

(i)                  no grievances, arbitrations or legal or administrative Proceedings which allege the violation of any PUBCO CBA are pending;

(ii)           there are no labor strikes, concerted walkouts, material labor disruptions or disputes, slowdowns, work stoppages, picketings, negotiated industrial actions or lockouts pending or, to the knowledge of PUBCO, threatened, against any member of the PUBCO Group;

(iii)             to the knowledge of PUBCO, no labor union, labor organization or works council has made a pending demand for recognition or certification to any member of the PUBCO Group, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of PUBCO, threatened to be brought or filed with any labor relations tribunal or authority;

(iv)              there is no unfair labor practice charge against any member of the PUBCO Group pending before any labor relations authority and there is no pending or, to the knowledge of PUBCO, threatened grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any Service Providers in their capacities as such;

(v)              except as would not reasonably be expected to result in material liability to the PUBCO Group, all employment relationships of PUBCO and its Subsidiaries have been managed in accordance with applicable Law and the relevant contractual agreements. There are no pending proceedings regarding non-compliance with applicable Laws, and PUBCO and its Subsidiaries have not received any written notice or other communication regarding such proceedings, and to the best of PUBCO’s knowledge, there is no material actual or threatened claim, investigation, or enforcement action against PUBCO or any of its Subsidiaries arising from non-compliance with any labor and employment Law; and

(vi)         all individuals that the PUBCO Group has engaged and characterized as independent contractors or consultants in Mexico and other applicable countries have been, and are, properly classified as independent contractors for purposes of all applicable Laws. Without limiting the foregoing, such individuals (i) have not been, and are not, treated as employees of any member of the PUBCO Group for purposes of granting statutory benefits under the LFT (including profit sharing, paid vacation, vacation premium, Christmas bonus, or enrollment with the Mexican Social Security Institute or the National Workers’ Housing Fund Institute) or other applicable Law; (ii) have been, and are, paid and treated in compliance in all material respects with applicable Mexican and other applicable employment, labor, wage and hour, occupational health and safety, tax, social security, and housing-fund Laws; and (iii) have been, and are, treated for tax and social security purposes as independent service providers, as applicable. To the extent any such services constitute specialized services, the relevant provider’s engagement complies in all material respects with Mexican or other applicable Law subcontracting restrictions,

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including that such services do not relate to the corporate purpose or main economic activity of the engaging entity and, if required, that the provider maintains a current registration in the Public Registry of Specialized Services or Specialized Works (REPSE). There is no pending, and to the knowledge of PUBCO no threatened, claim, audit, or proceeding by any Governmental Entity (including the Ministry of Labor and Social Welfare, the Mexican Social Security Institute, the National Workers’ Housing Fund Institute, the Tax Administration Service, or the competent Labor Courts) or by any such individual challenging the classification of any such individual as an independent contractor, consultant or specialized service provider, except as would not be material to the PUBCO Group.

(e)               Since January 1, 2023, (i) no material allegations of sexual harassment, sexual misconduct or discrimination have been made to PUBCO or any of its Subsidiaries’ Human Resources Departments against any PUBCO Service Provider who serves in an executive role (including non-employee directors), (ii) there are no Proceedings pending or, to the Knowledge of PUBCO, threatened related to any allegations of sexual or other discriminatory harassment, sexual misconduct, or discrimination by any PUBCO Service Provider who serves in an executive role (including non-employee directors), and (iii) neither PUBCO nor any of its Subsidiaries has entered into any settlement agreements, non-disclosure agreements, or similar agreements related to allegations of sexual or other discriminatory harassment, sexual misconduct, or discrimination by any PUBCO Service Provider who serves in an executive role (including non-employee directors).

Section 1.14         PUBCO Material Contracts.

(a)               Section 1.14(a) of the PUBCO Disclosure Schedule sets forth an accurate and complete list as of the date of this Agreement of each Contract to which a member of the PUBCO Group is a party to or bound by which falls within any of the following categories:

(i)                 any Contract (other than PUBCO CBAs) that limits or restricts in any material respect the PUBCO Group from competing or engaging in any line of business or in any geographic area in any material respect, except for any such Contract that may be cancelled without penalty by the PUBCO Group upon notice of 120 days or less;

(ii)              any joint venture, partnership, business alliance, code sharing, frequent flyer or interline Contract which involves revenue to the PUBCO Group in excess of $[***] per year;

(iii)            any Contract that is related to the governance or operation of or investment in (or establishing) of (a) PUBCO, (b) any Subsidiary that is not (or which would not be, after giving effect to the investment contemplated thereby) wholly owned and controlled by PUBCO, or (c) any Non-Consolidated Venture;

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(iv)             any maintenance Contract for repair and overhaul that would be expected to result in the PUBCO Group incurring costs in excess of $[***] per year;

(v)               (a) any Contract relating to Indebtedness or any guarantee by or on behalf of the PUBCO Group of any such Indebtedness of any other person, in each case in excess of $[***] individually, other than any PUBCO Aircraft Finance Contract, (b) each debt security or Contract or other commitment for the issuance thereof (contingent or otherwise), including any security convertible into any Equity Interest of PUBCO, and (c) any Contract that grants any Lien (other than a Permitted Lien) on any property or asset of PUBCO or its Subsidiaries that is material to the PUBCO Group taken as a whole;

(vi)             any material Credit Card Contract;

(vii)          any other Contract (other than (x) purchase or sale orders in the Ordinary Course not involving the purchase or lease of aircraft, aircraft engines or simulators, or (z) Contracts for the purchase or lease of aircraft, aircraft engines or simulators identified in Section 1.24(f) or Section 1.24(g) of the PUBCO Disclosure Schedule), which requires or involves payments by the PUBCO Group in excess of $[***] per annum;

(viii)        any Contract related to any PUBCO Slot;

(ix)             any Contract pursuant to which a license (including via a covenant not to sue) with respect to Intellectual Property Rights that are material to the Business of the PUBCO Group is granted (x) by the PUBCO Group to any Person or (y) by any Person to the PUBCO Group (including, in each case, any such Contracts involving branding, trademark licensing, advertising or promotions, but excluding, in each case, non-disclosure agreements, consulting services agreements (other than for the development of Intellectual Property Rights that are material to the Business of the PUBCO Group) and standard, off-the-shelf software licenses made available on standard, non-negotiable terms, in each case entered into in the Ordinary Course);

(x)               any Contract relating to any material obligations arising under any equity, interest rate, currency or commodity derivatives or hedging transaction, other than any PUBCO Aircraft Finance Contracts;

(xi)             any Contract between PUBCO, on the one hand, and any Related Person, on the other hand (other than Ordinary Course agreements relating to employee compensation and benefits that have been made available to PRIVATECO prior to the date of this Agreement);

(xii)          any Contract with respect to the settlement of any Proceeding involving non-monetary relief or monetary relief payable by PUBCO (and not including any amounts payable by any insurer) in excess of $[***] in unpaid amounts as of the PUBCO Balance Sheet Date or (b) that materially restricts or imposes material continuing obligations (aside from confidentiality obligations) upon PUBCO or any of its Subsidiaries;

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(xiii)         any material Order to which a member of the PUBCO Group is subject and which restricts the conduct of business thereof;

(xiv)        any Contract (A) which contemplates consideration in excess of $[***] with respect to the acquisition or disposition of any Person, or any of its assets or Equity Interests, or any line of business, directly or indirectly and whether by way of merger, acquisition of Equity Interests or acquisition of assets, entered into in the last five years, (B) that is for the acquisition or disposition, directly or indirectly (by merger or otherwise), of Equity Interests or capital stock or material assets of any Person, pursuant to which PUBCO or any of its Subsidiaries has continuing “earn out” or other contingent payment or performance obligations, indemnification or other obligations outstanding, or (C) that obligates PUBCO or any of its Subsidiaries to provide any funds to or make any investment in (in each case, in the form of a loan, capital contribution, subscription or similar transaction) any Person in excess of $[***] in any [***] month period; any Contract containing a put, call, right of first refusal or offer or similar right pursuant to which PUBCO or any Subsidiary thereof could be required to purchase or sell Equity Interests of another Person;

(xv)            each Indemnification Agreement;

(xvi)          any revenue generating Contract with a Governmental Authority;

(xvii)      any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that is required to be filed by the PUBCO Group pursuant to Item 601(b)(10) of Regulation S-K; and

(xviii)     any (A) baggage inspection Contract; (B) airport services Contract; (C) airport use fee (tarifa de uso de aeropuerto) Contract; (D) fuel supply Contracts; (E) concierge services Contract; (F) call center Contract; or (G) reservations Contract, which, in each case of the foregoing clauses (A)-(G), requires or involves payments by the PUBCO Group in excess of $[***] per annum.

Each Contract, including all amendments, modifications and supplements thereto, of the type described in this Section 1.14(a), together with each PUBCO Aircraft Purchase Contract and each PUBCO Aircraft Finance Contract, is referred to herein as a “PUBCO Material Contract.” Accurate and complete copies of each PUBCO Material Contract have been made available by the PUBCO Group to PRIVATECO (except as otherwise indicated in the PUBCO Disclosure Schedule) prior to the date of this Agreement.

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(b)               Except for any PUBCO Material Contract that has terminated or expired in accordance with its terms and except as would not reasonably be expected to be material to the PUBCO Group, each PUBCO Material Contract is a valid and binding obligation of the applicable member of the PUBCO Group and, to the knowledge of the PUBCO, of the other party or parties thereto, in accordance with its terms, and is in full force and effect, subject to the Enforceability Exceptions. Except for breaches, violations or defaults which are not reasonably expected to be material to the PUBCO Group, the PUBCO Group has performed all obligations required to be performed by it under each PUBCO Material Contract and, to the knowledge of the PUBCO, each other party to each PUBCO Material Contract has in all material respects performed all obligations required to be performed by it under such PUBCO Material Contract. Except as would not reasonably be expected to be material to the PUBCO Group, the PUBCO Group has not received written notice of any violation or default under any PUBCO Material Contract.

Section 1.15         Litigation.

(a)               There is no Proceeding pending or, to the knowledge of PUBCO, threatened against any member of the PUBCO Group, any property or assets of the PUBCO Group, or any of their respective officers, directors or employees in such individual’s capacity as such, that (i) involves an amount in controversy in excess of $[***] or (ii) seeks injunctive or other non-monetary relief that, if granted, would reasonably be expected to be material to the PUBCO Group.

(b)               No member of the PUBCO Group is subject to any outstanding Order that would reasonably be expected to have a Material Adverse Effect or which is material to the PUBCO Group taken as a whole.

Section 1.16         Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

(a)               each member of the PUBCO Group is, and since January 1, 2023 has been, in compliance with all applicable Environmental Laws, and the PUBCO Group has obtained, or has made timely and complete application for renewal of, and is in compliance with, all Environmental Permits necessary for the conduct and operation of its respective business;

(b)               there are not now, and since January 1, 2023 there have not been, any Hazardous Substances generated, treated, stored, transported, disposed of, released, or otherwise existing on, under, about, or emanating from or to, any property currently owned, leased or operated by the PUBCO Group, except in compliance with, and as would not result in liability under, any applicable Environmental Laws;

(c)               since January 1, 2023, no member of the PUBCO Group has received any notice of alleged liability for, or any Proceeding, Inspection Visit, Order, Resolution or inquiry regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law; and

(d)               PUBCO has made available to PRIVATECO prior to the date of this Agreement true, complete and correct copies of any environmental reports, studies, assessments, and other material environmental information prepared since January 1, 2023 in its possession relating to the PUBCO Group and its current or former properties or operations.

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Section 1.17         Intellectual Property; IT Assets.

(a)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Intellectual Property Rights owned or purported to be owned by the PUBCO Group (the “PUBCO Owned Intellectual Property”) has lapsed, expired, been abandoned or been adjudged invalid or unenforceable (ii) the PUBCO Group exclusively owns the PUBCO Owned Intellectual Property free and clear of all Liens (other than Permitted Liens) and (iii) the PUBCO Group has valid and enforceable rights to use all Intellectual Property Rights owned by a third party that are licensed to, or allowed by such third party for use by, the PUBCO Group (collectively referred to herein as the “PUBCO Licensed Intellectual Property”).

(b)               Except as would not reasonably be expected to have a Material Adverse Effect:

(i)                no Proceedings are pending or, to the knowledge of PUBCO, threatened against any member of the PUBCO Group that challenge the PUBCO Group’s ownership of PUBCO Owned Intellectual Property or rights under any PUBCO Licensed Intellectual Property;

(ii)              no member of the PUBCO Group has received any written notice alleging the invalidity or unenforceability of any PUBCO Owned Intellectual Property; and

(iii)       no Person has notified the PUBCO Group that it is claiming any ownership of or right to use any PUBCO Owned Intellectual Property.

(c)               Except as would not reasonably be expected to have a Material Adverse Effect, the conduct of the Business as currently conducted by the PUBCO Group does not infringe, misappropriate or otherwise violate, and as conducted since January 1, 2023 has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any third party, and there are no Proceedings pending or, to the knowledge of PUBCO, threatened against any member of the PUBCO Group alleging any of the foregoing.

(d)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) each member of the PUBCO Group has taken reasonable steps to protect and preserve the confidentiality of all trade secrets and other confidential information, in each case, included in the PUBCO Owned Intellectual Property, and (ii) to the knowledge of PUBCO, since January 1, 2023, no Person has infringed, misappropriated or otherwise violated any PUBCO Owned Intellectual Property.

(e)               Section 1.17(e) of the PUBCO Disclosure Schedule is a list of all material PUBCO Registered IP owned by the PUBCO Group. Except as would not reasonably be expected to have a Material Adverse Effect, the PUBCO Registered IP is valid, subsisting and enforceable and there are no Proceedings pending or, to the knowledge of PUBCO, threatened challenging any of the foregoing. Section 1.17(e) of the PUBCO Disclosure Schedule also sets out a list of all material unregistered Trademarks used, owned, or purported to be owned by a member of the PUBCO Group.

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(f)                Except as would not reasonably be expected to have a Material Adverse Effect, no PUBCO IT Assets contain any Malicious Code. Except as would not reasonably be expected to have a Material Adverse Effect, each member of the PUBCO Group has taken commercially reasonable steps (and that meet or exceed industry standard) to prevent the introduction of Malicious Code into PUBCO IT Assets, including steps to monitor, detect, prevent, mitigate, and remediate Malicious Code.

(g)               Except as would not be reasonably expected to have a material effect, the PUBCO Group has in effect commercially reasonable disaster recovery plans, procedures, and facilities for its business that meet or exceed industry standard. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the PUBCO IT Assets operate and perform in a manner that permits the PUBCO Group to conduct its business in the Ordinary Course, and (ii) to the knowledge of PUBCO, there have been no security events with respect to the PUBCO IT Assets. Except as would not reasonably be expected to have a Material Adverse Effect, each member of the PUBCO Group has taken commercially reasonable steps (that meet or exceed industry standard) to monitor, detect, prevent, mitigate, and remediate security events.

Section 1.18         Data Privacy and Security.

(a)               Except as would not be reasonably be expected to have a Material Adverse Effect, each member of the PUBCO Group complies and at all times has complied with (i) the written privacy notices and policies of PUBCO, (ii) written contractual obligations governing the treatment of Personal Information by PUBCO, and (iii) Privacy Laws (collectively, the “PUBCO Data Privacy Requirements”). Except as would not reasonably be expected to have a Material Adverse Effect, each member of the PUBCO Group has at all times presented a privacy notice and policy to individuals prior to the collection of any Personal Information to the extent required by PUBCO Data Privacy Requirements, and all such privacy notices and policies are and have at all times been accurate, consistent and complete, and not misleading or deceptive (including by omission), in each case, in all material respects.

(b)               Except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement do not and will not: (i) conflict with or result in a violation or breach of any PUBCO Data Privacy Requirements; (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; or (iii) prohibit the transfer of Personal Information to the PRIVATECO Group.

(c)               There has been no accidental, unlawful or unauthorized Processing of Personal Information in the possession or control of the PUBCO Group (“PUBCO PII Security Incident”), except as would not reasonably be expected to have a Material Adverse Effect. Each member of the PUBCO Group has taken commercially reasonable steps and implemented and maintained commercially reasonable policies and procedures (that meet or exceed industry standard) to (i) monitor, detect, prevent, mitigate, and remediate PUBCO PII Security Incidents, (ii) identify and address internal and external risks to the privacy and security of Personal Information in its possession or control, and (iii) implement adequate and effective administrative, technical, physical, and organizational safeguards to protect such Personal Information and its software, systems, applications, and websites involved in the Processing of Personal Information, except, in each case of clauses (i) - (iii) as would not reasonably be expected to have a Material Adverse Effect.

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(d)               Except as would not reasonably be expected to have a Material Adverse Effect, no member of the PUBCO Group has been the subject of any inquiry, investigation, or enforcement action of any Governmental Entity with respect to compliance with any Privacy Law, or received any claims, notices, or complaints alleging or investigating a security event, PUBCO PII Security Incident, or violation of any PUBCO Data Privacy Requirement.

(e)               Since January 1, 2023, (i) the processing, storage, retention, use, transmission and disclosure of credit card information by the PUBCO Group has been in compliance with all applicable requirements contained in the PCI DSS relating to “cardholder data” (as such term is defined in the PCI DSS, as amended from time to time) and (ii) to the knowledge of PUBCO, there has been no security event involving unauthorized access, use, or disclosure of any “cardholder data,” except, in each case of clauses (i) and (ii), as would not reasonably be expected to have a Material Adverse Effect.

Section 1.19         Tax Matters. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(a)               Each member of the PUBCO Group has timely filed (taking into account any extension of time within which to file) all Tax Returns required to have been filed by or with respect to the PUBCO Group, and all such Tax Returns are true, complete and accurate;

(b)                 no claim has been made in the past six years in writing by a Governmental Entity in a jurisdiction where the PUBCO Group does not file Tax Returns that any member of the PUBCO Group is or may be subject to Taxes in such jurisdiction;

(c)               all amounts of Taxes of the PUBCO Group due and payable (whether or not shown on any Tax Return) have been timely paid;

(d)              no deficiencies for any amount of Taxes have been proposed or assessed in writing against any member of the PUBCO Group by any Governmental Entity except for deficiencies that have since been resolved;

(e)                no member of the PUBCO Group (i) is the subject of any currently pending or ongoing Tax audit or other administrative or judicial Proceeding with respect to Taxes or (ii) has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect;

(f)                 no member of the PUBCO Group is a party to, and has no obligation or liability under, any agreement or arrangement for the sharing, reimbursement, indemnification or allocation of Taxes, including any tax receivable agreement or similar agreement (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the Ordinary Course the primary purposes of which do not relate to Taxes);

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(g)                no member of the PUBCO Group is, or has been, a member of a group (other than a group the common parent of which is a member of the PUBCO Group) filing a consolidated, combined, affiliated, unitary or similar Tax Return;

(h)               no member of the PUBCO Group has any liability for the Taxes of any Person (other than Taxes of the PUBCO Group) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or non-U.S. law), or as a transferee or successor, by Contract or otherwise (other than customary provisions for Taxes contained in credit, lease or other commercial agreements entered into in the Ordinary Course the primary purposes of which do not relate to Taxes);

(i)                 no member of the PUBCO Group will be required to include an item of income (or exclude an item of deduction) in any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting or closing agreement with any Governmental Entity filed or made on or prior to the Closing Date or use of an impermissible method of accounting prior to the Closing Date, (ii) any prepaid amount received or deferred revenue accrued on or prior to the date of Closing Date outside the ordinary course of business, or (iii) installment sale or open transaction disposition made on or prior to the Closing Date;

(j)                 each member of the PUBCO Group has withheld and, to the extent required by Law, paid to the appropriate Governmental Entity all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

(k)            no member of the PUBCO Group nor any predecessor of any member of the PUBCO Group has been a “distributing corporation” or a “controlled corporation” (within the meaning of section 355 of the U.S. Tax Code) in a transaction intended to qualify under section 355 of the U.S. Tax Code within the past two years;

(l)                 no member of the PUBCO Group has entered into any “listed transaction” or any “transaction of interest” within the meaning of Treasury Regulation Section 1.6011-4(b);

(m)             there are no Liens with respect to any Taxes on any of the assets of the PUBCO Group other than Permitted Liens;

(n)           no member of the PUBCO Group has engaged in any labor subcontracting arrangements that fail to comply in all respects with the applicable Tax and labor Laws. Accordingly, in the event of a review or audit by the relevant Tax Authorities, there are no circumstances that could constitute or be characterized as a simulated or unlawful labor subcontracting arrangement under the applicable tax and labor legislation in effect; and

(o)               in the five years prior to the date of this Agreement, PUBCO has not effected or participated in any merger or corporate spin-off as defined by the Mexico Tax Code or Mexico Law which may or would require a notice or authorization to be filed with respect to the Transactions or events regulated by this Agreement.

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Section 1.20         Insurance. The PUBCO Group maintains insurance coverage with reputable and financially sound insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with customary industry practice for companies engaged in businesses similar to that of the PUBCO Group and which comply in all material respects with the requirements of Law and Contracts to which the PUBCO Group is a party (including any lease for personal or real property). PUBCO has made available to PRIVATECO an accurate and complete list of all material insurance policies and all material self-insurance programs and arrangements relating to the Business, assets and operations of the PUBCO Group (the “PUBCO Insurance Policies”). Each of the PUBCO Insurance Policies is in full force and effect, all premiums due and payable thereon have been paid and the PUBCO Group is in compliance in all material respects with the terms and conditions of such PUBCO Insurance Policies. Since January 1, 2023, the PUBCO Group has not received any written notice regarding any default, invalidation or cancellation of any such PUBCO Insurance Policy that has not been renewed in the Ordinary Course without any lapse in coverage and there are not any pending Proceedings in such regard.

Section 1.21         Properties and Assets. Except as would not reasonably be expected to be material to the PUBCO Group taken as a whole, (a) the PUBCO Group has valid and subsisting ownership interests in all of the tangible personal property reflected in the Current PUBCO Balance Sheet as being owned by the PUBCO Group or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, other than Permitted Liens and (b) the tangible personal property owned by the PUBCO Group is in satisfactory operating condition and repair for its continued use as it has been used in all material respects, subject to reasonable wear and tear.

Section 1.22         Real Property.

(a)               Section 1.22(a) of the PUBCO Disclosure Schedule sets forth (i) an accurate and complete list of all real property leased or subleased by the PUBCO Group that require fixed payments by the PUBCO Group in excess of $[***] per annum, excluding any airport where the PUBCO Group leases three or fewer airport gates (collectively, the “PUBCO Leased Real Property”), (ii) the address for each PUBCO Leased Real Property and (iii) the name of the third party lessor(s) thereof, the date of the lease contract relating thereto and all amendments thereof.

(b)            The PRIVATECO Group has a valid and subsisting leasehold interest in all PRIVATECO Leased Real Property leased by it, in each case free and clear of all Liens, other than Permitted Liens.

(c)               No member of the PUBCO Group owns any material real property or is a party to any Contract or otherwise has any obligation to acquire any material real property.

(d)               The PUBCO Group has not received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the knowledge of PUBCO, there are no such Proceedings threatened, affecting any portion of the PUBCO Leased Real Property.

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Section 1.23         Related Party Transactions. Other than compensation (including expense reimbursement obligations) payable to officers and directors of PUBCO or its Subsidiaries and except to the extent not required to be disclosed under applicable securities Laws, there are no existing Contracts, transactions, indebtedness (including loans, advances or guarantees) or other arrangements between PUBCO or any Subsidiary thereof, on the one hand, and any Related Party (other than PUBCO or a PUBCO Subsidiary), on the other hand (a “PUBCO Related Party Transaction”).

Section 1.24         Aircraft.

(a)               Section 1.24(a) of the PUBCO Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of (i) all aircraft operated under the operating certificate of any member of the PUBCO Group (ii) all aircraft owned or leased by any member of the PUBCO Group (collectively, the “PUBCO Aircraft”) and (iii) all engines, simulators and other components related to the PUBCO Aircraft, including, for each PUBCO Aircraft, a description of the type, manufacturer’s model name, manufacturer’s serial number, registration mark, the delivery date, the manufacture date or age, and whether it is owned, leased or subject to any other financing agreement and by which member of the PUBCO Group.

(b)               All PUBCO Aircraft with an “XA” registration mark are properly registered on the AFAC’s registry, specifically the Mexican Aeronautics Registry, in airworthy condition (except for any PUBCO Aircraft undergoing maintenance or in storage), and have validly issued and current airworthiness certificates that are in full force and effect (except for the period of time any PUBCO Aircraft may be out of service and such certificate is suspended in connection therewith).

(c)               As of the date of this Agreement, PUBCO has made available to PRIVATECO copies of all PUBCO Aircraft Purchase Contracts and PUBCO Aircraft Finance Contracts (except as otherwise indicated in the PUBCO Disclosure Schedule).

(d)               All PUBCO Aircraft with an “N” registration mark are properly registered on the FAA aircraft registry, in airworthy condition (except for any PUBCO Aircraft undergoing maintenance or in storage) and have validly issued FAA certificates of airworthiness that are in full force and effect (except for the period of time any PUBCO Aircraft may be out of service and such certificate is suspended in connection therewith).

(e)               All PUBCO Aircraft are being maintained in all material respects according to applicable Laws, applicable FAA regulatory standards and FAA-approved maintenance programs, applicable AFAC regulatory standards and AFAC-approved maintenance programs, applicable AAC (Civil Aviation Authority of El Salvador) regulatory standards and AAC-approved maintenance programs, applicable DGAC (General Directorate of Civil Aviation of Costa Rica) regulatory standards and DGAC-approved maintenance programs, in each case as applicable to the Aircraft of the PUBCO Group. The PUBCO Group has implemented maintenance schedules with respect to PUBCO Aircraft and engines that, if complied with, result in the satisfaction of all requirements under all applicable airworthiness directives of the FAA, AFAC, AAC and DGAC, as applicable to each Aircraft and Aviation Regulations required to be complied with and which are in accordance with the FAA-approved maintenance programs, AFAC-approved maintenance programs, AAC-approved maintenance programs and DGAC-approved maintenance programs, as applicable to each Aircraft of the PUBCO Group, and the PUBCO Group is in compliance with such maintenance schedules in all material respects (except with respect to PUBCO Aircraft undergoing maintenance or in storage)), and the PUBCO Group has no reason to believe that the PUBCO Group will not satisfy in any material respect any component of such maintenance schedules on or prior to the dates specified in such maintenance schedules (except with respect to PUBCO Aircraft undergoing maintenance or in storage). Each PUBCO Aircraft’s structure, systems and components are functioning in all material respects in accordance with their intended use, except for PUBCO Aircraft that are undergoing maintenance and temporarily deferred maintenance items that are permitted by the PUBCO Group’s maintenance programs. All deferred maintenance items and temporary repairs with respect to each such PUBCO Aircraft have been or will be made in all material respects in accordance with the PUBCO Group’s maintenance programs.

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(f)                Section 1.24(f) of the PUBCO Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts (other than Contracts that may be terminated or cancelled by any member of the PUBCO Group without incurring any material penalty) pursuant to which any member of the PUBCO Group has a binding obligation following the date hereof to purchase or lease aircraft, engines or simulators where the reasonably expected expenditures under any such Contract exceed $[***] per annum (together with all amendments, modifications and supplements thereto, each, a “PUBCO Aircraft Purchase Contract”), including the manufacturer and model of all aircraft, engines or simulators subject to each Contract, the nature of the purchase or lease obligation (i.e., firm commitment, subject to reconfirmation or otherwise) and the anticipated year of delivery of the aircraft, engines or simulators subject to such Contract.

(g)               Section 1.24(g) of the PUBCO Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Contracts pursuant to which any member of the PUBCO Group has financed or obtained financing, or has commitments to finance or obtain financing for, PUBCO Aircraft or Engines (including leases, subleases, assignments, finance leases, mortgages and deferred or conditional sales, purchase or option agreements) involving amounts in excess of $[***] (together with all amendments, modifications and supplements thereto, each, a “PUBCO Aircraft Finance Contract”).

Section 1.25         PUBCO Slots and Operating Authorizations.

(a)               Section 1.25(a) of the PUBCO Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all takeoff and landing slots, slot exemptions and operating authorizations from the SICT, AFAC, FAA or any other Governmental Entity and other similar designated takeoff and landing rights used or held by any member of the PUBCO Group (the “PUBCO Slots” and each, a “PUBCO Slot”) at any domestic or international airport and such list indicates (i) any PUBCO Slots that have been permanently allocated to the PUBCO Group from another air carrier and (ii) any Contracts concerning specific PUBCO Slots.

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(b)               Since January 1, 2023, the PUBCO Group has complied in all material respects and is in compliance in all material respects with all regulations issued under the Mexican Civil Aviation Law and its regulations, Mexican Airports Law and its regulations, mandatory regulations, the Federal Aviation Act and any other Laws (including any waivers or exemptions therefrom) promulgated in Mexico, the United States or in any country in which the PUBCO Group operates by either a civil aviation authority, airport authority or slot coordinator with respect to the PUBCO Slots. PUBCO has not (a) received any written notice of any proposed withdrawal of any PUBCO Slots by the FAA, SICT, AFAC, any Mexican domestic or international airport, any other Governmental Entity or any slot coordinator, or (b) agreed to any future slide, trade, purchase, sale, exchange, lease, or transfer of any of the PUBCO Slots (except, in each case, for seasonal swaps and temporary returns to the FAA, SICT, AFAC or at any Mexican domestic or international airport). The PUBCO Slots have not been designated for the provision of essential air service under the regulations of the FAA, were not acquired pursuant to 14 C.F.R. Section 93.219, and have not been designated for international operations, as more fully detailed in 14 C.F.R. Section 93.217. To the extent covered by 14 C.F.R. Section 93.227 or any Order, notice, or requirement of the FAA, any other Governmental Entity or any slot coordinator, the PUBCO Group has used the PUBCO Slots (or the PUBCO Slots have been used by other operators) either at least 80% of the maximum amount that each PUBCO Slot could have been used during each full reporting period (as described in 14 C.F.R. Section 93.227(i) or any such Order, notice, or requirement) or such greater or lesser amount of minimum usage as may have been required to protect such PUBCO Slots from termination or withdrawal under regulations or waivers established by the SICT, AFAC or at any Mexican domestic or international airport, FAA, any other Governmental Entity or any slot coordinator. All material reports required by the FAA, SICT, AFAC or at any Mexican domestic or international airport, any other Governmental Entity or any slot coordinator relating to the PUBCO Slots have been filed in a timely manner.

Section 1.26          PUBCO Airports. No airport authority at any domestic or international airport at which the PUBCO Group operates at least one departure per week (each such airport, a “PUBCO Airport”) has taken any action, nor, to the knowledge of PUBCO, is any such action threatened, that would reasonably be expected to materially interfere with the ability of any member of the PUBCO Group to conduct its respective operations at any PUBCO Airport in substantially the manner as currently conducted.

Section 1.27       Air Carrier. Concesionaria Vuela Compañia de Aviación, S.A.P.I. de C.V., Vuela Aviación, S.A. and Vuela El Salvador, S.A. de C.V. are fully authorized and qualified to operate as an “air carrier” within the meaning of such Act operating under certificates and exemptions issued pursuant to such Act (49 U.S.C. §§ 41301 and 40109) and in accordance with the Mexican Civil Aviation Law and its regulations.

Section 1.28         Ownership of PRIVATECO Shares. None of the Key PUBCO Holders nor (to their knowledge) any of their respective Related Persons, nor any member of the PUBCO Group, owns or has during the past three years owned (beneficially or otherwise) any PRIVATECO Shares or any options, warrants or other rights to acquire PRIVATECO Shares or other Equity Interests in PRIVATECO (or any other economic interest through derivative securities or otherwise in PRIVATECO).

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Section 1.29         Management Arrangements. Except as disclosed in Section 1.29of the PUBCO Disclosure Schedule, none of PUBCO, or their respective executive officers, directors or affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or affiliates of PRIVATECO that is currently in effect or would become effective in the future (upon consummation of the Merger or otherwise) and that would be required to be disclosed by PUBCO under Item 1005(d) of Regulation M-A under the Exchange Act.

Section 1.30         Required Vote. The PUBCO Requisite Vote is, collectively, the only vote or consent required of the holders of any class of capital stock of PUBCO to approve the Securities Consideration Issuance.

Section 1.31         Brokers. Except for PUBCO’s obligations to Morgan Stanley & Co. LLC (“Morgan Stanley”), neither PUBCO nor any of their respective shareholders, directors, officers, employees or affiliates, has incurred or will incur on behalf of any member of the PUBCO Group, any brokerage, finders’, financial advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger. On or prior to the date of this Agreement, PUBCO has made available to PRIVATECO a copy of the engagement letter, as amended or modified, between the PUBCO Group and Morgan Stanley.

Section 1.32         Information Supplied. The information supplied by the PUBCO Group in writing for inclusion in the Information Statement, MX Registration Application, BMV Listing Application or PUBCO Meeting Materials will not, (a) in the case of the MX Registration Application, at such time as filed or on such date as the MX Registration Approval is issued, or (b) in the case of any PUBCO Meeting Materials, as of the date first published or mailed to shareholders of PUBCO or at the time of the PUBCO Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, no member of the PUBCO Group makes any representation or warranty with respect to statements made in any of the foregoing documents based on information supplied by PRIVATECO for inclusion therein.

Section 1.33         Opinion of Financial Advisor. The PUBCO Board has received the opinion (the “Morgan Stanley Fairness Opinion”) of Morgan Stanley to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the Aggregate Share Consideration to be paid by PUBCO pursuant to the Merger is fair to PUBCO from a financial point of view, and the Morgan Stanley Fairness Opinion has not been withdrawn, revoked or modified as of the date of this Agreement. Promptly following the date of this Agreement, PUBCO will make available to PRIVATECO, solely for informational purposes and for purposes of inclusion (to the extent required by applicable Law) in the Information Statement, a written copy of the Morgan Stanley Fairness Opinion.

Section 1.34         Economic Sanctions and Trade Controls. No member of the PUBCO Group nor, to PUBCO’s knowledge, any of their respective directors, officers, or employees, or any other Persons acting for or on behalf of any of the foregoing is a Sanctioned Person. Since April 24, 2019, the PUBCO Group (a) has been in material compliance with applicable Sanctions and Trade Controls; and has not engaged in a transaction or dealing, directly or, with knowledge, indirectly, with or involving a Sanctioned Country or Sanctioned Person, in violation of applicable Sanctions. There is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of Sanctions or Trade Controls by any PUBCO Group member and since April 24, 2019, no member of the PUBCO Group has received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of Sanctions or Trade Controls. The PUBCO Group has implemented and maintains in place policies and procedures reasonably designed to promote compliance with Sanctions and Trade Controls.

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Section 1.35         CFIUS. No member of the PUBCO Group (i) produces, designs, tests, manufactures, fabricates, or develops any “critical technologies,” as that term is defined in 31 C.F.R. § 800.215; (ii) performs any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” as defined in 31 C.F.R. § 800.212; or (iii) maintains or collects, directly or indirectly, “sensitive personal data,” as defined in 31 C.F.R. § 800.241, of U.S. citizens; and, therefore, in turn, no member of the PUBCO Group is a “TID U.S. business” within the meaning of that term in 31 C.F.R. § 800.248.

Section 1.36         Outbound Investment Security Program. No member of the PUBCO Group is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The transactions contemplated by this Agreement will not result in the establishment of a “covered foreign person” or the engagement by a “person of a country of concern,” in a “covered activity,” and no member of the PUBCO Group currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as each such term is defined in 31 C.F.R. Part 850.

Section 1.37         No Other Representations or Warranties. Except for the representations and warranties contained in Annex II (Representations and Warranties of PRIVATECO), PUBCO acknowledges that neither PRIVATECO nor any Representative of PRIVATECO makes, and PUBCO acknowledges that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of PRIVATECO or with respect to any other information provided or made available to PUBCO by or on behalf of PRIVATECO in connection with the transactions contemplated by this Agreement, including any information, documents, projections, forecasts or other material made available to PUBCO or their respective Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement.

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ANNEX IV

COVENANTS RELATED TO CONSENTS

Section 1.1            Regulatory Filings and Other Actions. The Parties agree that:

(a)               Regulatory Filings. PUBCO and PRIVATECO shall use reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable on its part to consummate and make effective the Merger and the other Transactions as soon as reasonably practicable, including (i) preparing and making as promptly as practicable (x) and in any event within 25 Business Days of the date of this Agreement, all required filings pursuant to the HSR Act, (y) and in any event within 20 Business Days of the date of this Agreement, all required filings with respect to the LFCE, and any other Competition Approvals, and (z) all other filings to effect all notices, reports and other submissions and to obtain as promptly as practicable all consents, registrations, approvals, authorizations, non-objections and Permits, including, if required, the CNIE Approval (collectively, “Consents”) necessary to be obtained (if any) in order to consummate the Merger and the other Transactions, (ii) subject to Section 1.1(b) of this Annex IV (Covenants Related to Consents), offering and complying with such commitments to the relevant Regulatory Authorities as would be necessary to enable the Regulatory Authorities to grant the Consents and (iii) subject to Section 1.1(b) of this Annex IV (Covenants Related to Consents), the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. PUBCO and PRIVATECO shall each endeavor in good faith to jointly develop, and each Party shall consult and cooperate with the other Party, and consider in good faith the views of the other Party with respect to (A) the strategy, timing and form for obtaining any Competition Approval and, if required, the CNIE Approval (including directing the timing, nature and substance of all such responses, including any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with the subject matter of this Section 1.1 of Annex IV (Covenants Related to Consents)); (B) the defense and settlement of any Proceeding; and (C) the Parties’ contact, strategy, timing decisions and communications with respect to all filings made hereunder in connection with the Competition Approvals and the CNIE Approval and shall use their respective best efforts to cooperate with each other in this regard. Each Party shall have the right to be present at or participate in any substantive meetings, calls or any other means of communication with any Governmental Entities related to the Competition Approvals and the CNIE Approval, and have input on, and the ability to review in advance, all filings and submissions being made to such Governmental Entities. In the event that PUBCO and PRIVATECO are unable to agree on a matter relating to Mexico Competition Approval strategy, timing, filings, submissions or advocacy, or the defense or settlement of any Mexico Competition Approval proceeding, PRIVATECO shall determine how the parties proceed. For avoidance of doubt, PUBCO and PRIVATECO will jointly devise, control, and implement the strategy for obtaining any Competition Approval other than the Mexico Competition Approval, including timing, filings, submissions, advocacy, and the defense or settlement of any Competition Approval proceeding other than the Mexico Competition Approval proceeding. PUBCO and PRIVATECO shall not take any action with respect to any Regulatory Authority with the intention or that would reasonably be expected to materially hinder or materially delay any Competition Approval. Notwithstanding the foregoing, materials provided pursuant to this Section 1.1(a) of this Annex IV (Covenants Related to Consents) may be provided on an “outside counsel only” or “outside antitrust counsel only” basis, and may be reasonably redacted or withheld as necessary to address attorney-client privilege concerns, or to protect confidential or competitively sensitive information.

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(b)               No Substantial Detriment. Nothing in this Agreement shall require PUBCO or PRIVATECO to, and neither PUBCO nor PRIVATECO may, without the consent of the other Party, offer or comply with any commitment to any Person, Governmental Entity or Self-Regulatory Organization, or take any action (i) with respect to any assets, businesses or interests other than those of the Combined Company, PUBCO, PRIVATECO or their respective Subsidiaries; (ii) if any such commitment or action, individually or in the aggregate, would, or would reasonably be expected to, result in a Substantial Detriment; or (iii) without limiting clause (ii) above, unless any such commitment or action is conditioned on the consummation of the Merger and the other Transactions. For all purposes of this Agreement, the Mexico Competition Clearance shall not be deemed obtained if it is conditioned upon, or would require or result in any, Substantial Detriment.

(c)               Prior Review of Certain Information. Subject to applicable Law relating to the sharing of information (including the Mexico Exchange of Information Guidelines) and to the extent practicable, PUBCO and PRIVATECO shall cooperate with each other and provide the other or its counsel with a reasonable advance opportunity to review and comment upon, and shall consider in good faith the views of the other Party in connection with, all submissions, filings and written or verbal communications (and any documents submitted therewith) intended to be submitted to, any Governmental Entity or Self-Regulatory Organization (if applicable), in connection with the Merger and the other Transactions. Each of the Parties agrees not to participate in any substantive meeting or discussion with any Governmental Entity or Self-Regulatory Organization in connection with the Merger or the other Transactions unless it has provided the other Party (or the other Party’s outside counsel) with reasonable advance notice of the discussion or meeting and the opportunity to participate therein unless prohibited by the Governmental Entity or Self-Regulatory Organization, as applicable. PUBCO and PRIVATECO shall keep each other apprised of all material written and verbal discussions with any Governmental Entity or Self-Regulatory Organization in respect of any filings, investigation or other inquiry in connection with the Merger and the other Transactions.

(d)               Furnishing of Information. PUBCO and PRIVATECO each shall, upon request by the other and subject to applicable Laws relating to the sharing of information (including the Mexico Exchange of Information Guidelines), promptly furnish the other with a copy of all notices or other communications received or provided by PUBCO or PRIVATECO, as the case may be, from or to any Governmental Entity or Self-Regulatory Organization (if applicable) (or a description thereof, in the case of oral communications), and shall promptly furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of PUBCO or PRIVATECO or any of their respective Subsidiaries to any Person or any Governmental Entity or Self-Regulatory Organization in connection with the Transactions.

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(e)               Status Updates and Notice. Subject to applicable Law and the instructions of any Governmental Entity or any Self-Regulatory Organization (if applicable), each of PUBCO and PRIVATECO shall keep the other apprised of the status of matters relating to completion of the Transactions and promptly notify the other Party of any development which is material or potentially material to the issuance of any Consent. PUBCO and PRIVATECO shall regularly review with each other the progress of any filings, investigation or other inquiry by a Governmental Entity or Self-Regulatory Organization, and discuss with each other the scope, timing and tactics of any such actions in relation thereto with a view to obtaining approval from (or expiration or termination of any applicable waiting period with regard to or any investigation by) the applicable Governmental Entity or Self-Regulatory Organization at the earliest reasonable opportunity. Without limiting the foregoing, each of PUBCO and PRIVATECO shall give notice to the other Party within one Business Day after becoming aware of the same, of the issuance of any Consents (including non-confidential copies, if any, of the Consent as soon as received from the relevant Regulatory Authority).

(f)                Treatment of Sensitive/Privileged Information. Notwithstanding anything to the contrary contained herein, for any information exchanged under Section 1.1 of this Annex IV (Covenants Related to Consents), it is understood that PUBCO and PRIVATECO may, as each deems advisable and necessary, reasonably designate any commercially or competitively sensitive material provided to the other Party under Section 1.1 of this Annex IV (Covenants Related to Consents) or any subsection thereof as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission (in writing) is obtained in advance from the source of the materials (PUBCO or PRIVATECO, as the case may be) or its legal counsel; provided, further, that materials provided pursuant to Section 1.1 of this Annex IV (Covenants Related to Consents) or any subsection thereof may, to the extent permitted by Law or the Governmental Entity or Self-Regulatory Organization concerned, be redacted (i) to remove references concerning the valuation of the Transactions, (ii) as necessary to comply with contractual arrangements with third parties, and (iii) as necessary to address reasonable privilege concerns. The Parties agree to treat information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to Section 1.1 of this Annex IV (Covenants Related to Consents) in a manner so as to preserve the applicable privilege.

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ANNEX V

Preparation of Securities Filings, Meeting Materials and Related Matters

Section 1.1            Preparation of Required Documentation.

(a)               As promptly as reasonably practicable after the date of this Agreement, the Key PRIVATECO Holders shall file with the Board of Governors (Junta de Gobierno) of the CNBV a request to exempt such holders from having to launch a tender offer in order to acquire the ownership stake in PUBCO that they would be acquiring as part of the Transactions (the “TO Exemption Request” and the approval thereof by the Board of Governors (Junta de Gobierno) of the CNBV, the “TO Exemption”) pursuant to Section VI of Article 102 of the LMV, together with such other materials as are required pursuant to the LMV and the Regulations. PRIVATECO and PUBCO shall take such actions as are required to obtain the TO Exemption as promptly as practicable following filing of the TO Exemption Request.

(b)               As promptly as reasonably practicable after the date of this Agreement, PUBCO and PRIVATECO shall prepare, and PUBCO shall file (i) with the CNBV a request to update the registration of the PUBCO Shares in the National Securities Registry (Registro Nacional de Valores), together with such other materials as are required pursuant to Article 75 of the LMV and the corresponding articles of the CUE in order to register the Combined Company Shares to be issued in connection with the Merger with the RNV (such materials, collectively, the “MX Registration Application”, and the CNBV’s written approval thereof, the “MX Registration Approval”), (ii) solely if required, with the NYSE a listing application (the “NYSE Listing Application”) for the listing of the Combined Company ADSs on the NYSE, and (iii) with the BMV, a notice on the increase of the number of shares and any documents required to deposit the share certificate representing the Combined Company Shares with Indeval (the “BMV Listing Application”) for the listing of the Combined Company Shares on the BMV and the deposit the share certificate representing the Combined Company Shares with Indeval. PRIVATECO and PUBCO shall (x) take such actions as are required to obtain the MX Registration Approval as promptly as practicable following filing of the MX Registration Application, and (y) satisfy any applicable Mexico, U.S. or other applicable securities Laws in connection with the issuance of the Combined Company Securities, as applicable, pursuant to the Merger.

(c)               As promptly as reasonably practicable in accordance with applicable Law, PUBCO shall prepare, and PUBCO shall (i) file and publish as may be required by the BMV or LMV and in accordance with applicable Mexico Law, the convening notice for each PUBCO Shareholders’ Meeting, in each case with the electronic system of Commercial Companies (Sistema Electrónico de Publicaciones de Sociedades Mercantiles) of the Ministry of Economy at least 15 days prior to the date of the corresponding PUBCO Shareholders’ Meeting, and disclose to the PUBCO shareholders the Information Statement; (ii) publish and make available on PUBCO’s registered website, the information related to the Merger or which shall be presented to the PUBCO Shareholders’ Meeting; and (iii) make such information available at PUBCO’s registered office in Mexico City, Mexico, including any documentation required or conducive for the holders of PUBCO Shares (which may be based on the Information Statement or MX Registration Application) to be adequately informed about the Transactions (the materials contemplated by the foregoing clauses (i)-(iii), collectively, the “PUBCO Meeting Materials”). At most one day after publishing the call to the PUBCO Shareholders’ Meeting, PUBCO shall publicly disclose the declaración de información de restructuración societaria in respect of the Transaction (the “Information Statement”), together with applicable proforma financials and (to the extent required by applicable Law) the Morgan Stanley Fairness Opinion.

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(d)               Subject to applicable Law, each of PUBCO and PRIVATECO shall promptly furnish (including to the other Party and its Representatives) all information concerning itself or its Subsidiaries, Non-Consolidated Ventures or SPVs as may be reasonably necessary or appropriate in connection with such actions and the preparation of the TO Exemption Request, the Information Statement, the MX Registration Application, the NYSE Listing Application (if applicable), the BMV Listing Application and the PUBCO Meeting Materials (collectively the “Securities Filings”), including all such information and financial statements as reasonably necessary, customary or appropriate to prepare any pro forma financial statements and related footnotes required to be included in the foregoing (“Pro Forma Financials”); provided that neither Party shall use any such information for any other purpose without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed) or if doing so would violate or cause a violation of applicable securities Laws. Following the date hereof, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate in the prompt preparation of the Pro Forma Financials. Each of PUBCO and PRIVATECO shall provide each other with a reasonable opportunity to review each Securities Filing and any amendments or supplements thereto (which comments shall be reasonably considered by the Party making such Securities Filing) prior to their filing. No filing of, or amendment or supplement to, such Securities Filing shall be made by PUBCO or PRIVATECO, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed). Subject to applicable Law, each of PUBCO and PRIVATECO agree that the information relating to PUBCO and PRIVATECO and their respective businesses (including their respective Subsidiaries) included in the Securities Filings shall be identical in terms of content to the maximum practicable extent. Each Party agrees to correct promptly any information provided by it for use in the Securities Filings if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Parties shall notify each other promptly of the receipt of any comments from the SEC or its staff or any request by any other Governmental Entity for amendments or supplements to any Securities Filing, and will supply each other with copies of any related correspondence to the extent permitted by applicable Law. PUBCO shall promptly advise PRIVATECO of the time of receipt of the MX Registration Approval, the issuance of any stop order relating thereto or the suspension of the qualification of the applicable Combined Company Securities for offering or sale in Mexico or the U.S., as applicable.

(e)               Each of PUBCO and PRIVATECO shall also take any other action (other than qualifying to do business generally in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, the LMV or other applicable securities Laws or any applicable state securities or “blue sky” laws and the rules and regulations thereunder, in connection with the Transactions and the issuance and listing of the Combined Company Shares and Combined Company ADSs.

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(f)                PUBCO shall declare a record date and take, in accordance with applicable Law, the applicable rules and regulations of the SEC, the NYSE, the LMV, the BMV, and the Organizational Documents of PUBCO, all actions necessary to convene an extraordinary meeting of its shareholders (such meeting, or any adjournment, postponement or new call thereof in accordance with this Agreement, the “PUBCO Shareholders’ Meeting”) as promptly as practicable following the date of this Agreement, at which the matters necessary to obtain the PUBCO Requisite Vote shall be submitted for approval by the PUBCO Shareholders. The PUBCO Board shall, and PUBCO shall, use its reasonable best efforts to obtain the PUBCO Requisite Vote (including recommending through the PUBCO Board the obtaining of the PUBCO Requisite Vote), and include the PUBCO Recommendation in the Information Statement. PUBCO may postpone, adjourn or call to a new PUBCO Shareholders’ Meeting (A) with the prior written consent of PRIVATECO, which consent shall not be unreasonably withheld, conditioned or delayed; (B) if a quorum has not been established in accordance with the Organizational Documents of PUBCO; (C) to allow reasonable additional time for the publication, filing, mailing or dissemination of any supplemental or amended Information Statement or PUBCO Meeting Materials which PUBCO has determined in good faith after consultation with outside counsel is reasonably likely to be required under applicable Law and for such supplemental or amended PUBCO Meeting Materials to be published, filed, mailed or disseminated and reviewed by the PUBCO shareholders prior to the applicable PUBCO Shareholders’ Meeting; (D) in connection with PUBCO’s termination of this Agreement; or (E) if required by Law or reasonably required to obtain the CNIE Approval and/or the Competition Approvals.

Section 1.2            PRIVATECO Shareholder Approval; PRIVATECO Shareholders’ Meeting.

(a)               Immediately after the execution of this Agreement, PRIVATECO shall use reasonable best efforts to as promptly as possible (i) in any event within 48 hours of the execution hereof, provide written notice to each Other PRIVATECO Holder of the Transaction and (ii) submit to and seek to obtain from each Other PRIVATECO Holder the PRIVATECO Written Consent. Upon receipt of the duly executed and notarized PRIVATECO Written Consent, PRIVATECO shall promptly provide to PUBCO written notice thereof and (in any event by the PRIVATECO Approval Deadline) a true, complete and unredacted copy of the duly executed and notarized PRIVATECO Written Consent.

(b)               If, as of 11:59 pm Eastern Time on the date that is 25 days following the date of this Agreement, PRIVATECO has not validly obtained and delivered to PUBCO the PRIVATECO Written Consent in accordance with Section 1.2 of this Annex V, PRIVATECO shall declare a record date and take, in accordance with applicable Law, the applicable rules and regulations of its Organizational Documents, all actions necessary to convene an extraordinary meeting of its shareholders (the “PRIVATECO Shareholders’ Meeting”) as promptly as practicable and in any event no later than January 31, 2026 (the “PRIVATECO Approval Deadline”) to vote on the PRIVATECO Consent Matters. In connection with the PRIVATECO Shareholders’ Meeting, the PRIVATECO Board shall make the PRIVATECO Recommendation and include the PRIVATECO Recommendation in the PRIVATECO Meeting Materials.

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ANNEX VI

ACQUISITION PROPOSALS

Section 1.1            Acquisition Proposals.

(a)               Without limiting any of such Party’s other obligations under this Agreement, each of PUBCO and PRIVATECO agrees that, from and after the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, neither it nor any of its Subsidiaries nor any of their respective officers, directors or employees, and each of them shall instruct and cause its and its Subsidiaries’ Representatives not to, directly or indirectly, (i) initiate, solicit, encourage, facilitate, or induce any inquiry or the making, submission or announcement of, any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) subject to Section 1.1(b) of this Annex VI (Acquisition Proposals), have any discussion with any Person relating to any Acquisition Proposal (other than to decline to engage in discussions), engage in any negotiations concerning an Acquisition Proposal, or facilitate any effort or attempt to make an Acquisition Proposal, (iii) subject to Section 1.1(b) of this Annex VI (Acquisition Proposals), provide any information or data to any Person in relation to an Acquisition Proposal, (iv) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (v) approve or recommend, propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, business combination agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

(b)               Notwithstanding anything in this Agreement to the contrary, (i) the PUBCO Board shall be permitted to comply with Rule 14d-9 and Rule 14e-2 of the Exchange Act and the applicable rules and regulations of the NYSE and BMV, provided that the foregoing shall in no way eliminate or modify the effect that any such action would otherwise have under this Agreement, and (ii) if at any time following the date hereof, PUBCO receives a bona fide written Acquisition Proposal from a third party that did not result from a violation of Section 1.1 of this Annex VI (Acquisition Proposals), then, provided that PUBCO has complied with Section 1.1(c) of this Annex VI (Acquisition Proposals), PUBCO may (A) furnish information (including non-public information) to such Person that has delivered the bona fide written Acquisition Proposal and (B) engage in discussions or negotiations with such Person with respect to the Acquisition Proposal; provided that (1) prior to so furnishing such information or engaging in any such discussion or negotiations, as the case may be, PUBCO receives from such Person an executed confidentiality agreement on terms no less restrictive, in the aggregate, than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”) and (2) any non-public information concerning PUBCO provided or made available to such Person shall, to the extent not previously provided or made available to PRIVATECO be provided or made available to PRIVATECO as promptly as reasonably practicable (and in no event later than 24 hours) after it is provided or made available to such Person.

(c)               From and after the date hereof, PUBCO or PRIVATECO, as applicable, shall promptly (and in any event within 24 hours), notify the other Party (an “Acquisition Proposal Notice”) in the event that it receives (i) any Acquisition Proposal or a written indication by any Person that it is considering making an Acquisition Proposal, or (ii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. PUBCO or PRIVATECO, as applicable, shall notify the other Party (orally and in writing) as promptly as reasonably practicable (and in any event within 24 hours) of the identity of such Person and provide an unredacted copy of such Acquisition Proposal, indication, inquiry or request or any amendments thereto (or a reasonably detailed description of such Acquisition Proposal, indication, inquiry or request). Subject to applicable Law, PUBCO and PRIVATECO shall keep the other Party informed on a reasonably current basis of the status of any Acquisition Proposal, indication, inquiry or request, any material developments, and, to the extent applicable, discussions and negotiations related thereto.

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(d)               Notwithstanding anything to the contrary contained in this Agreement, if, prior to such time as the PUBCO Requisite Vote is obtained, PUBCO has received or PRIVATECO has received, as applicable, an Acquisition Proposal from a third party that did not result from a breach of Section 1.1 of this Annex VI (Acquisition Proposals) and the PUBCO Board or the PRIVATECO Board, as applicable, determines in good faith, after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms and conditions of this Agreement that have been delivered to PUBCO by PRIVATECO or to PRIVATECO by PUBCO, as applicable, in writing during the Notice Period (or any extension thereof), then prior to receipt of the PUBCO Requisite Vote, the PUBCO Board or the PRIVATECO Board, as applicable, may cause PUBCO or PRIVATECO to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, provided that:

(i)                 prior to entering into an Alternative Acquisition Agreement in respect of a Superior Proposal, PUBCO or PRIVATECO, as applicable, shall have provided the other Party with a written notice (the “Change in PUBCO Notice” or “Change in PRIVATECO Notice”) that PUBCO or PRIVATECO intends to take such action no later than five Business Days prior to taking such action, which notice shall include, to the extent not included in the applicable Acquisition Proposal Notice, an un-redacted copy of the applicable Acquisition Proposal that is the basis of such action (including the identity of the Person making such Acquisition Proposal);

(ii)              during the five Business Day period following PRIVATECO’s or PUBCO’s receipt of the Change in PUBCO Notice (the “Notice Period”), PUBCO or PRIVATECO, as applicable, shall have, and have caused its Representatives to, negotiate with the other Party in good faith (to the extent the other Party desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as may cause the PUBCO Board or the PRIVATECO Board to (in its sole discretion) determine to forego accepting the relevant Acquisition Proposal; and following the end of such five Business Day period, the PUBCO Board or the PRIVATECO Board, as applicable, shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, taking into account any changes to this Agreement proposed in writing by PRIVATECO or PUBCO in response to the Change in PUBCO Notice or Change in PRIVATECO Notice, as applicable, or otherwise, whether such Acquisition Proposal remains a Superior Proposal and whether to proceed with accepting such Acquisition Proposal. Any amendment to the financial terms or any other material amendment of such Acquisition Proposal (in the case of PUBCO, solely prior to the time in which PUBCO is entitled to terminate this Agreement pursuant to Section 1.3(a) of Annex IX (Termination)) shall require a new Change in PUBCO Notice or Change in PRIVATECO Notice and PUBCO or PRIVATECO, as applicable, shall be required to comply again with the requirements of this Section 1.1(d) of this Annex VI (Acquisition Proposals); and

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(iii)            prior to or substantially concurrently with PUBCO’s entry into an Alternative Acquisition Agreement with respect to such Superior Proposal, PUBCO shall have exercised its right to terminate this Agreement in accordance with Section 1.3(a) of Annex IX (Termination).

(e)               Each of PUBCO and PRIVATECO agrees that it will, and will cause its Representatives and its Subsidiaries and such Subsidiaries’ Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties with respect to any Acquisition Proposal.

(f)                Nothing in Section 1.1 of this Annex VI (Acquisition Proposals) shall (x) permit PUBCO or PRIVATECO to terminate this Agreement (except as specifically provided in Annex IX (Termination)), or (y) affect any other right or obligation of PUBCO or PRIVATECO under this Agreement, except as otherwise expressly set forth in this Agreement.

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ANNEX VII

Employee and D&O Matters

Section 1.1            Employee Matters.

(a)               The Parties agree that, for a period of one year following the Effective Time, the Combined Company will provide or cause to be provided, to each employee of PRIVATECO or PUBCO who continues to be employed by a member of the Combined Company Group (individually, a “Continuing Employee” and collectively, “Continuing Employees”) who is not covered by a Collective Bargaining Agreement with (i) a base salary or wage rate that is no less favorable than the base salary or wage rate provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) target cash bonus opportunity and commissions opportunity that are no less favorable in the aggregate than the target cash bonus opportunity and commissions opportunity provided to such Continuing Employee as of immediately prior to the Effective Time, and (iii) employee benefits (excluding equity and equity-based incentives; severance, change in control, or retention benefits; defined benefit pension or nonqualified deferred compensation plans; and post-employment or retiree health or welfare benefits) that are no less favorable in the aggregate than employee benefits (excluding equity and equity-based incentives; severance, change in control, or retention benefits; defined benefit pension or nonqualified deferred compensation plans; and post-employment or retiree health or welfare benefits) provided to such Continuing Employee as of immediately prior to the Effective Time. The employment terms and conditions of each Continuing Employee whose employment is covered by a Collective Bargaining Agreement shall be governed by the applicable Collective Bargaining Agreement.

(b)               Prior to making any broad-based notices or communications to the employees of PUBCO or PRIVATECO pertaining to employment or compensation or benefit matters that are affected by the Transactions or employment thereafter, each Party shall provide the other Party with an advance copy of the intended communication (including the script or other materials for any town hall meetings or other verbal communications), the other Party shall have a reasonable period of time to review and comment on the communication, and the relevant Party shall consider any such comments in good faith.

(c)               Nothing contained in this Agreement is intended to (i) be treated as an amendment of any particular Benefit Plan or Collective Bargaining Agreement, (ii) prevent PUBCO, PRIVATECO, the Combined Company or any of their respective affiliates from amending or terminating any of their respective Benefit Plans in accordance with their terms, (iii) prevent PUBCO, PRIVATECO, the Combined Company or any of their respective affiliates, after the Closing, from terminating the employment of any PUBCO Employee or PRIVATECO Employee or (iv) create any third-party beneficiary rights in any employee of PUBCO, PRIVATECO or any of their Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining or other representative thereof, with respect to the compensation, terms and conditions of employment or benefits that may be provided to any PUBCO Employee or PRIVATECO Employee by PUBCO, PRIVATECO, the Combined Company or any of their respective affiliates or under any Benefit Plan which PUBCO, PRIVATECO, the Combined Company or any of their respective affiliates may maintain.

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Section 1.2            Indemnification; Directors’ and Officers’ Insurance.

(a)               For a period of [***] years from and after the Closing, the Combined Company shall indemnify and hold harmless each present and former director and officer of PRIVATECO (in each case, when acting in such capacity) (the “D&O Indemnified Parties”) to the same extent such Persons are indemnified as of the date of this Agreement by PRIVATECO pursuant to applicable Law, the PRIVATECO Organizational Documents or any indemnification agreements in existence on the date of this Agreement between PRIVATECO and any such directors or officers thereof (to the extent made available to PUBCO prior to the date of this Agreement) (an “Indemnification Agreement”) for acts or omissions in their capacity as directors or officers of PRIVATECO or PUBCO occurring at or prior to the Effective Time. The Combined Company will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceedings with respect to the matters subject to indemnification pursuant to this Section 1.2 of this Annex VII (Employee and D&O Matters) in accordance with the procedures set forth in such Organizational Documents or Indemnification Agreements, as applicable, in existence on the date of this Agreement; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

(b)               Any D&O Indemnified Party wishing to claim indemnification under Section 1.2(a) of this Annex VII (Employee and D&O Matters), upon learning of any such indemnifiable matter, including any Proceeding in respect thereof, shall promptly notify the Combined Company thereof, but the failure to so notify shall not relieve the Combined Company of any liability it may have to such D&O Indemnified Party except to the extent such failure materially prejudices the Combined Company. The existing procedural requirements with respect to any indemnification claims as provided under applicable Law, Organizational Documents or any Indemnification Agreements shall continue to apply in accordance with their terms.

(c)              The Parties shall cooperate prior to Closing to obtain and prepay, and the Combined Company shall cause to be effective at the Effective Time and thereafter maintain in full force and effect, one or more “tail” insurance policies with a claims period of at least [***] years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as PRIVATECO’s existing policies (accurate and complete copies which have been previously made available to PUBCO) for claims arising from facts or events that occurred on or prior to the Effective Time (the “D&O Insurance”); provided, that the Combined Company may following the Effective Time substitute therefor policies of at least the same coverage containing terms and conditions that are substantially equivalent and in any event not less favorable in the aggregate than PRIVATECO’s equivalent existing policies with respect to matters occurring prior to the Effective Time; provided, however, that the Combined Company will not be required to pay an annual premium for the D&O Insurance in excess of [***]% of the last annual premium paid by PRIVATECO therefor prior to the date of this Agreement. The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of [***] years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement.

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(d)               For a period of [***] years from and after the Effective Time, the Combined Company will cause its Organizational Documents to contain provisions no less favorable with respect to exculpation and indemnification of the D&O Indemnified Parties periods at or prior to the Effective Time than are currently set forth in the PRIVATECO Organizational Documents. The Combined Company will cause the Indemnification Agreements to continue in full force and effect in accordance with their terms following the Effective Time. In the event the Combined Company (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, will assume the obligations set forth in this Section 1.2 of this Annex VII (Employee and D&O Matters).

(e)             The provisions of Section 1.2 of this Annex VII (Employee and D&O Matters) are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties. The rights of the D&O Indemnified Parties under Section 1.2 of this Annex VII (Employee and D&O Matters) shall be in addition to any rights such D&O Indemnified Parties may have under any applicable Organizational Documents, Contract or Law.

Section 1.3            Non-Solicitation. In the event of termination of this Agreement in accordance with its terms, from such date of termination until the date that is [***] months following such date of termination, neither Party nor its Subsidiaries will, without the other Party’s prior written consent, directly or indirectly, (a) hire or solicit for employment any senior member of management or executive of the other Party or its Subsidiaries (any such employee, a “Restricted Employee”), or (b) attempt to induce any such Restricted Employee to terminate their employment with the other Party or its Subsidiaries; provided that the foregoing shall not apply to (i) general public solicitations not specifically targeted at the other Party’s or its Subsidiaries’ Restricted Employees, (ii) soliciting or hiring Restricted Employees terminated by the other Party or its Subsidiaries, or (iii) soliciting or hiring Restricted Employees who voluntarily resigned from employment with the other Party or its Subsidiaries (without prior inducement or solicitation in violation of this Section 1.3 of this Annex VII (Employee and D&O Matters) after at least 180 days have passed since such resignation.

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ANNEX VIII

Reserved

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ANNEX IX

TERMINATION

Section 1.1            Termination by Mutual Consent. This Agreement may be terminated by mutual written consent of PUBCO and PRIVATECO at any time prior to the Closing.

Section 1.2            Termination by Either Party. This Agreement may be terminated by either PUBCO or PRIVATECO at any time prior to the Closing:

(a)               if the Closing shall not have occurred by the date that is twelve months from the date of this Agreement (such date, the “Outside Date”), whether such date is before or after the date of the receipt of the PUBCO Requisite Vote; provided, however, that if as of the Outside Date each condition to Closing set forth in Article VII of the Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to such conditions being capable of satisfaction if the Closing were to occur at the Outside Date) has been satisfied or waived, other than the conditions to Closing set forth in Section 7.1(e)(i), Section 7.1(e)(ii), or Section 7.1(g), the Outside Date shall be automatically extended pending satisfaction of such conditions to Closing for an additional six months; provided, further, that the right to terminate this Agreement pursuant to this Section 1.2(a) of this Annex IX (Termination), may not be exercised by any Party whose failure to perform any material covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(b)               if the PUBCO Requisite Vote shall not have been obtained at the PUBCO Shareholders’ Meeting or at any adjournment or postponement thereof in accordance with this Agreement and the PUBCO Organizational Documents; or

(c)               if any court of competent jurisdiction or other Governmental Entity has issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or other action has become final and nonappealable.

Section 1.3            Termination by PUBCO. This Agreement may be terminated by PUBCO by written notice to PRIVATECO:

(a)               at any time following the satisfaction or waiver of each condition to Closing set forth in Section 7.1 and Section 7.3 of this Agreement (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to such conditions being capable of satisfaction if the Closing were to occur at such time of termination);

(b)               at any time prior to the Closing (i) if PRIVATECO (A) willfully breaches or fails to perform any of its covenants or agreements contained in this Agreement in any material respect or (B) breaches or fails to perform any of its covenants or agreements in this Agreement in a manner that would be reasonably likely to prevent or materially delay completion of the Transactions or result in a Substantial Detriment; or (ii) if any of the representations or warranties of PRIVATECO contained in Annex II (Representations and Warranties of PRIVATECO) fails to be true, complete and correct where such failure to be true, complete and correct, individually or in the aggregate, constitutes a Material Adverse Effect with respect to PRIVATECO or a Substantial Detriment; provided, however, that, in each case, such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (x) 30 days after the giving of notice thereof by PUBCO to PRIVATECO or (y) three Business Days prior to the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 1.3(b) of this Annex IX (Termination) shall not be available if PUBCO is then in material breach of any of its representations, warranties, covenants or other agreements hereunder;

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(c)               at any time, prior to receipt of the PUBCO Requisite Vote, in connection with the PUBCO Board’s acceptance of a Superior Proposal in accordance with the provisions set forth in Section 1.1(d) of Annex VI (Acquisition Proposals);

(d)               at any time after the Shareholder Approval Deadline if the PRIVATECO Shareholder Consent has not been obtained; or

(e)               at any time, prior to receipt of the PUBCO Requisite Vote, following the PRIVATECO Board’s acceptance of a Superior Proposal in accordance with the provisions set forth in Section 1.1(d) of Annex VI (Acquisition Proposals).

Section 1.4            Termination by PRIVATECO. This Agreement may be terminated by PRIVATECO by written notice to PUBCO:

(a)               at any time prior to the Closing (i) if PUBCO (A) willfully breaches or fails to perform any of its covenants or agreements contained in this Agreement in any material respect or (B) breaches or fails to perform any of its covenants or agreements in this Agreement in a manner that would be reasonably likely to prevent or materially delay completion of the Transactions or result in a Substantial Detriment; or (ii) if any of the representations or warranties of PUBCO contained in Annex III (Representations and Warranties of PUBCO) fails to be true, complete and correct where such failure to be true, complete and correct, individually or in the aggregate, constitutes a Material Adverse Effect with respect to PUBCO or a Substantial Detriment; provided, however, that, in each case, such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (x) 30 days after the giving of notice thereof by PRIVATECO to PUBCO or (y) three Business Days prior to the Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 1.4(a) of this Annex IX (Termination) shall not be available if PRIVATECO is then in material breach of any of its representations, warranties, covenants or other agreements hereunder;

(b)               at any time, prior to receipt of the PUBCO Requisite Vote, following the PUBCO Board’s acceptance of a Superior Proposal in accordance with the provisions set forth in Section 1.1(d) of Annex VI (Acquisition Proposals); or

(c)               at any time, prior to receipt of the PUBCO Requisite Vote, in connection with the PRIVATECO Board’s acceptance of a Superior Proposal in accordance with the provisions set forth in Section 1.1(d) of Annex VI (Acquisition Proposals).

Section 1.5            Effect of Termination.

(a)               Effect of Termination Generally. In the event of termination of this Agreement pursuant to this Annex IX (Termination), this Agreement (other than as set forth in this Section 1.5(a) of this Annex IX (Termination) and other than the provisions of Article X (Miscellaneous)) shall become void and of no effect with no liability on the part of any Party (or of any of its directors, officers, employees, agents, legal and financial advisors or other Representatives); provided, however, that no such termination shall relieve any PRIVATECO or PUBCO, as the case may be, from paying the PUBCO Termination Payment, the PRIVATECO Termination Payment, or the PUBCO Acquisition Proposal Termination Payment, as applicable, and shall be without prejudice to any and all remedies available at law (including, for the avoidance of doubt, for any breach of this Agreement leading to such PUBCO Termination Payment, PRIVATECO Termination Payment, or PUBCO Acquisition Proposal Termination Payment, as applicable); provided, further, that in the event of termination, the Parties shall cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Entity in connection with the Transactions.

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(b)               Termination Payment Payable by PUBCO. In the event that this Agreement is terminated (i) by PUBCO pursuant to Section 1.3(a) of this Annex IX (Termination) or (ii) (A) by either Party pursuant to Section 1.2(b) of this Annex IX (Termination) and (B) [***]. In the event that this Agreement is terminated (x) by PUBCO pursuant to Section 1.3(c) of this Annex IX (Termination) or (y) by PRIVATECO pursuant to Section 1.4(b) of this Annex IX (Termination), then PUBCO shall, prior to or substantially concurrently with such termination by PUBCO, or no later than two Business Days following such termination by PRIVATECO, pay or cause to be paid to PRIVATECO an amount equal to [***] (the “PUBCO Acquisition Proposal Termination Payment”). In no event shall PUBCO be required to pay (A) the PUBCO Termination Payment to PRIVATECO on more than one occasion, (B) the PUBCO Acquisition Proposal Termination Payment to PRIVATECO on more than one occasion or (C) both the PUBCO Termination Payment and the PUBCO Acquisition Proposal Termination Payment to PRIVATECO.

(c)               Termination Payment Payable by PRIVATECO. In the event that (A) this Agreement is terminated by PUBCO pursuant to Section 1.2(a) or Section 1.2(c) of this Annex IX (Termination) or by PRIVATECO pursuant to Section 1.2(a) or Section 1.2(c) of this Annex IX (Termination), (B) [***]. In the event that this Agreement is terminated (x) by PUBCO pursuant to  Section 1.3(e) of this Annex IX (Termination) or (y) by PRIVATECO pursuant to Section 1.4(c) of this Annex IX (Termination), then PRIVATECO shall, prior to or substantially concurrently with such termination by PRIVATECO, or no later than two Business Days following such termination by PUBCO, pay or cause to be paid to PUBCO an amount equal to [***] (the “PRIVATECO Acquisition Proposal Termination Payment”). In no event shall PRIVATECO be required to pay (A) the PRIVATECO Termination Payment to PUBCO on more than one occasion, (B) the PRIVATECO Acquisition Proposal Termination Payment to PUBCO on more than one occasion or (C) both the PRIVATECO Termination Payment and the PRIVATECO Acquisition Proposal Termination Payment to PUBCO. [***].

(d)               In the event that this Agreement is terminated (i) by either Party pursuant to Section 1.2(b) of this Annex IX (Termination) and (ii) [***], PUBCO will pay to PRIVATECO the reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by PRIVATECO in connection with the Transaction in an amount up to [***](the “Expense Reimbursement”), which Expense Reimbursement shall be paid prior to or substantially concurrently with such termination by PUBCO or no later than two Business Days following such termination by PRIVATECO, as applicable. Any payment of the Expense Reimbursement hereunder shall reduce, on a dollar-for-dollar basis, any PUBCO Termination Payment or PUBCO Acquisition Proposal Termination Payment Fee that becomes due and payable hereunder.

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(e)               Taxation of Termination Payments. A Termination Payment represents a penalty imposed under the terms of Section 1.5 of this Annex IX (Termination) on a Party in connection with termination of this Agreement, and it is agreed among the Parties to compensate PUBCO or PRIVATECO, as applicable, for damages deriving from the termination of this Agreement. The Parties acknowledge that payment of a Termination Payment does not derive or in any case represent consideration for or resulting from the provision of any service or similar activity, as defined by the Mexican Value Added Tax Law, and therefore its payment shall not be subject to Mexican VAT. For the avoidance of doubt, in the event that a Termination Payment is payable under Section 1.5 of this Annex IX (Termination), the Party entitled to receive such payment shall not be entitled to collect any additional amounts from the paying Party in satisfaction of any taxes or other additional amounts for which the receiving Party is or may be liable in connection with the payment or receipt of such Termination Payment.

(f)                Acknowledgments; Recovery. Each Party acknowledges that (i) the agreements contained in Section 1.5 of this Annex IX (Termination) are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, the Parties would not have entered into this Agreement and (iii) none of the PUBCO Termination Payment, the PRIVATECO Termination Payment, the PRIVATECO Acquisition Proposal Termination Payment or the PUBCO Acquisition Proposal Termination Payment is a penalty, but rather is liquidated damages in a reasonable amount that will compensate PUBCO or PRIVATECO, as applicable, in the circumstances in which the PUBCO Termination Payment, the PRIVATECO Termination Payment, the PRIVATECO Acquisition Proposal Termination Payment or the PUBCO Acquisition Proposal Termination Payment is payable. Accordingly, if either PRIVATECO or PUBCO fails to promptly pay any amounts due pursuant to Section 1.5 of this Annex IX (Termination) and, in order to obtain such payment, the Party entitled to payment commences a suit that results in a judgment against the other Party for the amounts set forth in Section 1.5 of this Annex IX (Termination), the Party against whom such judgment is rendered shall pay to the prevailing Party interest on the amounts due pursuant to Section 1.5 of this Annex IX from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. If a suit is brought over the payments under Section 1.5 of this Annex IX (Termination), the prevailing Party shall be entitled to reimbursement of its reasonable out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) in connection with such suit.

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(g)           Exclusive Remedy. Subject to the second proviso of Section 1.5(a) of this Annex IX (Termination) and notwithstanding Section 10.2 of the Agreement, in the event that the PUBCO Termination Payment, the PRIVATECO Termination Payment, or the PUBCO Acquisition Proposal Termination Payment is paid or payable pursuant to this Annex IX (Termination), PUBCO or PRIVATECO’s right to receive the PUBCO Termination Payment, the PRIVATECO Termination Payment, or the PUBCO Acquisition Proposal Termination Payment, as applicable, shall be the sole and exclusive remedy of such Party and its Affiliates and Representatives against the other Party and its Affiliates and Representatives under this Agreement or arising out of or related to this Agreement or the transactions contemplated hereby, and upon payment of such amount by the applicable Party, neither such paying Party nor any of its Affiliates or Representatives shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise, except in each case for claims arising out of any fraud, intentional misrepresentation or willful breach.

(h)               Method of Payment. All payments to PRIVATECO or PUBCO under this Section 1.5 of this Annex IX (Termination) will be made by wire transfer of immediately available funds to the account designated by PRIVATECO on Annex IX of the PRIVATECO Disclosure Schedule or by PUBCO on Annex IX of the PUBCO Disclosure Schedule, as applicable.

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SCHEDULE I

DEFINED TERMS

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 1.1(b) of (Acquisition Proposals).

“Acquisition Proposal” means, with respect to PRIVATECO or PUBCO, any offer or proposal from any person or group (other than PRIVATECO or PUBCO) concerning any, in a single transaction or series of related transactions, direct or indirect, (a) merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or similar transaction involving PRIVATECO or PUBCO, as applicable, which would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, more than 20% or more of the voting power of PRIVATECO or PUBCO, as applicable, or 20% of the voting power of the surviving entity in a merger involving PRIVATECO or PUBCO, as applicable, or the resulting direct or indirect parent of the PRIVATECO or PUBCO, as applicable, or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power), (b) sale, lease, exchange, transfer, license or other disposition of assets of PRIVATECO or PUBCO, as applicable, representing 20% or more of the consolidated assets of PRIVATECO or PUBCO (whether based on the fair market value, revenue generation or net income), (c) issuance or sale by PRIVATECO or PUBCO, as applicable, of Equity Interests representing, convertible into or exchangeable for 20% or more of the voting power of PRIVATECO or PUBCO, (d) transaction in which any Person will acquire beneficial ownership or the right to acquire beneficial ownership or any group has been formed which beneficially owns or has the right to acquire beneficial ownership of, Equity Interests representing 20% or more of the voting power of PRIVATECO or PUBCO, as applicable, (e) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the shareholders of any person or group) beneficially owning 20% or more of the voting power of PRIVATECO or PUBCO, as applicable, or (f) any combination of the foregoing (in each case, other than the Merger).

“Acquisition Proposal Notice” has the meaning set forth in Section 1.1(c) of  VI (Acquisition Proposals).

“Additional Director Nominee” has the meaning set forth in Section 3.1(b) of this Agreement.

“Additional Minority Director” has the meaning set forth in Section 3.1(b) of this Agreement.

“Additional Series A Director” means any additional director appointed by the Key PRIVATECO Holder pursuant to Clause Twenty Eighth of the Combined Company By-laws.

“ADS Deposit Agreement” means the Deposit Agreement, dated September 17, 2013, among PUBCO, The Bank of New York Mellon, as depositary thereunder, and all owners and holders from time to time of American Depositary Shares of issued thereunder.

“ADS Depositary” means The Bank of New York Mellon.

Sch. 6.16 -1

“AFAC” means the Mexican Civil Aviation Authority (Agencia Federal de Aviación Civil).

“Affiliate” or “affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. For purposes of the foregoing, a Mexican trust shall be deemed to be an Affiliate of a Person whereby such Person, directly or indirectly, exercises control over such trust. For these purposes, “control” shall include, without limitation, the power to appoint or designate a majority of the voting members of the trust’s technical committee, or otherwise to direct or materially influence the management, administration, or decision-making of such trust, regardless of whether such Person holds any equity, beneficial, or economic interest in the trust.

“Aggregate Share Consideration” means 1,165,976,677 Combined Company Series A Shares (provided that, in the case of any recipients that are non-Mexican Qualified Holder, the Combined Company Series A Shares such recipients would be entitled to shall be substituted for the equivalent thereof in the form of Combined Company Series B Shares or Combined Company ADSs).

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Aircraft Finance Contracts” means PRIVATECO Aircraft Finance Contracts or PUBCO Aircraft Finance Contracts, as applicable.

“Alternate Director” has the meaning set forth in Section 3.1(a).

“Alternative Acquisition Agreement” means any agreement, letter of intent, memorandum of understanding, acquisition agreement, merger agreement, agreement in principle, option or other similar Contract providing for or otherwise relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with the terms of this Agreement) or that is intended to result in, or would reasonably be expected to lead to, any Acquisition Proposal.

“Amended Notes” has the meaning set forth on Schedule 6.14(b).

“Amended NPA” has the meaning set forth on Schedule 6.14(b).

“Anti-Corruption Laws” means laws, regulations or orders relating to anti-bribery or anti-corruption (governmental or commercial), which apply to the business and dealings of the PRIVATECO Group or the PUBCO Group, as applicable, including laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, commercial entity, or any other Person to obtain an improper business advantage; such as Mexican General Act of Administrative Responsibilities (Ley General de Responsabilidades Administrativas), Mexican General Act of the National Anti-Corruption System (Ley General del Sistema Nacional Anticorrupción), Mexican Federal Criminal Code (Código Penal Federal), the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery of 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

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“Aviation Regulations” means any Law or regulation of any governmental entity, official directive or mandatory requirement which applies to PUBCO, PRIVATECO or any of their respective Subsidiaries or a particular Aircraft or Engine, including, to the extent applicable, Federal Aviation Regulations.

“Benefit Plan” means any compensation or benefit plans (prestaciones), including such plans, funds, programs or agreements required to be maintained under applicable Law or pursuant to any internal policy of the corresponding employer in effect at any time, in each case providing for employee benefits to, or for the remuneration of said employer’s current or former employees, directors, officers or consultants or independent contractors, including without limitation any deferred compensation, variable compensation, long term incentive plans, retirement, savings fund (Fondo de Ahorro), savings and loan association (Caja de Ahorro), pension, profit sharing guarantee agreement or bonus (convenio de pago o bono garantizado de reparto de utilidades), stock purchase, stock option or other equity compensation plans (including phantom stock plans), health insurance, vacation, vacation premium, vacation bonus, personal leaves with salary payment, social security fees paid by the employer “in lieu” of the employee, severance, health, disability, productivity or any other type of bonus or incentive plan, agreement, program or policy or any other employee benefit plan, fund, program, agreement or arrangement, whether fully or partially paid by the employer and whether it is funded or not.

“Blue Sky Aggregator” means Blue Phoenix LLC, a Delaware limited liability company.

“BMV” means the Mexican Stock Exchange (Bolsa Mexicana de Valores).

“BMV Listing Application” has the meaning set forth in Section 1.1(b) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“Business” means the business conducted by the PRIVATECO Group or the PUBCO Group, as applicable.

“Business Day” means any day other than Saturday, Sunday or any day on which commercial banks are required or authorized by Law to be closed in New York, New York or Mexico City, Mexico.

“Certificate” has the meaning set forth in Section 1.1 of this Agreement.

“CFF” has the meaning set forth in Section 6.12 of this Agreement.

“Change in PRIVATECO Notice” has the meaning set forth in Section 1.1(d)(i) of Annex VI (Acquisition Proposals).

“Change in PUBCO Notice” has the meaning set forth in Section 1.1(d)(i) of Annex VI (Acquisition Proposals).

“Closing” has the meaning set forth in Section 2.2 of this Agreement.

“Closing Date” has the meaning set forth in Section 1.2 of Annex I (Combination Mechanics).

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“Closing Share Consideration” means the Aggregate Share Consideration less the Reserved Share Consideration.

“CNBV” means Comisión Nacional Bancaria y de Valores.

“CNIE Approval” means the authorization of the Mexican Comisión Nacional de Inversiones Extranjeras to effectuate the Closing, including amending PUBCO’s By-laws substantially in the form of the Combined Company By-laws, amending the CPO Trust Agreement substantially in the form of the CPO Trust Amendment and issuing the Combined Company Series B-1 Shares and the Combined Company Series B-2 Shares and affording them the rights and protections set out in the Combined Company By-laws.

“Collective Bargaining Agreement” means any collective bargaining agreement or other Contract or written understanding or agreement (including any side letter agreements, exhibits, or amendments thereto or any memoranda of understanding with any Union or any neutrality agreements) with a labor union, works council, employee association, labor organization, bargaining unit representative or other representative of any employees of a Party or such Party’s Subsidiaries.

“Combined Company” has the meaning set forth in the Recitals to this Agreement.

“Combined Company ADS” means a PUBCO ADS.

“Combined Company Board” means the Board of Directors of the Combined Company, as of and following the Effective Time.

“Combined Company By-laws” has the meaning set forth in Section 2.1(a) of this Agreement.

“Combined Company CPO” means a PUBCO CPO.

“Combined Company Governance Documents” means the Combined Company By-laws and the Shareholders Agreement.

“Combined Company Group” means, collectively, following the consummation of the Merger, the Combined Company and its Subsidiaries.

“Combined Company MIP” has the meaning set forth in Section 6.11 of this Agreement.

“Combined Company Securities” means, individually or collectively, any of Combined Company Shares, Combined Company ADSs and Combined Company CPOs.

“Combined Company Series A Share” means a share of Class I or Class II Series A common stock, no par value, of PUBCO.

“Combined Company Series B Share” means a share of Series B ordinary stock, no par value, of the Combined Company.

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“Combined Company Series B-1 Share” means a share of Series B-1 ordinary stock, no par value, of the Combined Company.

“Combined Company Series B-2 Share” means a share of Series B-2 ordinary stock, no par value, of the Combined Company.

“Combined Company Share” means a Combined Company Series A Share, a Combined Company Series B Share, a Combined Company Series B-1 Share, or a Combined Company Series B-2 Share, as applicable.

“Competition Approvals” means, collectively, (i) expiration or termination of the waiting period under the HSR Act (the “HSR Clearance”), (ii) authorization of the Mexican Comisión Nacional Antimonopolio (the foregoing clause (ii), the “Mexico Competition Clearance”), (iii) authorization of the Colombian Unidad Administrativa Especial Aviacion Civil (the foregoing clause (iii), the “Colombia AEROCIVIL Clearance”), and (iv) authorization of the competition authority in any other jurisdiction that both PUBCO and PRIVATECO agree is necessary.

“Confidentiality Agreement” means, individually and collectively, (i) the letter agreement, dated as of July 14, 2025, between the Parties, and (ii) the Joint Defense, Common Interest, and Confidentiality Agreement, dated as of November 12, 2025, by and between the Parties.

“Consent and Release of Claims” has the meaning set forth in Section 1.5(a) of Annex I of this Agreement.

“Consents” has the meaning set forth in Section 1.1(a) of Annex IV (Covenants Related to Consents).

“Consideration Information” has the meaning set forth in Section 1.9 of Annex I of this Agreement.

“Consideration Spreadsheet” has the meaning set forth in Section 1.9 of Annex I of this Agreement.

“Continuing Employee” has the meaning set forth in Section 1.1(a) of Annex VII (Employee and D&O Matters).

“Contract” means any contract, agreement, indenture, note, bond, license, lease or any other legally binding commitment, plan or arrangement, whether oral or written.

“Convertible Note” means each Note issued pursuant to the Note Purchase Agreement.

“CPO Trust Agreement” means the Trust Agreement number 80676, dated September 11, 2013, between PUBCO, as grantor, and Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, as trustee.

“CPO Trust Amendment” means an amendment to the CPO Trust Agreement substantially in the form attached hereto as Exhibit F.

IX-5

“CPO Trustee” means Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo.

“Credit Card Contract” has the meaning set forth in Section 1.14(a)(vi) of Annex II (Representations and Warranties of PRIVATECO).

“CUE” means the Mexican Regulations Applicable to Issuers (Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores) published by the CNBV, and as such regulations may be amended or superseded.

“Current PRIVATECO Balance Sheet” has the meaning set forth in Section 1.7(a) of Annex II (Representations and Warranties of PRIVATECO).

“Current PUBCO Balance Sheet” has the meaning set forth in Section 1.7(a) of Annex III (Representations and Warranties of PUBCO).

“D&O Indemnified Parties” has the meaning set forth in Section 1.2(a) of Annex VII (Employee and D&O Matters).

“D&O Insurance” has the meaning set forth in Section 1.2(c) of Annex VII (Employee and D&O Matters).

“DHS” has the meaning set forth in Section 1.5 of Annex II (Representations and Warranties of PRIVATECO).

“DOT” has the meaning set forth in Section 1.5 of Annex II (Representations and Warranties of PRIVATECO).

“EDGAR” has the meaning set forth in Section 5.2(a).

“Effective Time” has the meaning set forth in Section 1.3 of Annex I (Combination Mechanics).

“EMISNET” has the meaning set forth in Section 5.2(a).

“Enforceability Exceptions” has the meaning set forth in Section 1.3(a) of Annex II (Representations and Warranties of PRIVATECO).

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other law of similar effect.

IX-6

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the U.S. Tax Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 1.6(a) of Annex I (Combination Mechanics).

“Exchange Fund” has the meaning set forth in Section 1.6(a) of Annex I (Combination Mechanics).

“Expense Reimbursement” has the meaning set forth in Section 1.5(d) of Annex IX (Termination).

“FAA” has the meaning set forth in Section 1.5 of Annex II (Representations and Warranties of PRIVATECO).

“FCC” has the meaning set forth in Section 1.5 of Annex II (Representations and Warranties of PRIVATECO).

“Federal Aviation Regulations” means Subtitle VII of Title 49 of the U.S. Code.

“Fractional Consideration” has the meaning set forth in Section 1.7 of Annex I (Combination Mechanics).

“Governmental Entity” means any national, federal, state, county municipal, local or foreign government, or other political subdivision thereof, any multinational organization or authority, any authority, agency, commission, or any entity exercising executive, legislative, judicial, regulatory, police, taxing or administrative functions, power or authority of or pertaining to government.

“Hazardous Substances” means any pollutant, chemical, substance, and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, or any infectious agent or biological material, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, mold, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

“IAMSA Borrower” means Iamsa Aviación, S.A. de C.V. and Iamsa Aérea, S.A. de C.V.

IX-7

“IAMSA Loan” means the existing financing by and among IAMSA Borrower, as borrowers, and PUBCO, as lender, dated as of April 30, 2025.

“IAMSA Payoff” means the occurrence of full cash repayment by IAMSA Borrower to PRIVATECO, prior to or as of the Closing, of all principal and interest outstanding under the IAMSA Loan, which repayment is financed via IAMSA Borrower’s entry into a replacement loan with a third-party lender (extended for the purpose of repaying the IAMSA Loan); provided that, for the avoidance of doubt, such repayment shall not be in connection with, or effectuated via, any refinancing, loan or other financing, lending or debt arrangement in which any member of the PRIVATECO Group acts directly or indirectly as a lender or guarantor or otherwise makes any commitments in connection therewith.

“IAMSA Refinancing” means the refinancing of the IAMSA Loan at Closing on the terms attached hereto as Exhibit G.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person for borrowed money, all debt securities of such Person, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (b) all seller notes, promissory notes or similar liabilities issued by such Person, (c) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such Lien, (d) all obligations of such Person under letters of credit, surety bonds, performance bonds, bank guarantees, bankers’ acceptances and other similar instruments, (e) any capital lease or finance lease in the PRIVATECO Financial Statements or the PUBCO Financial Statements, as applicable, or in accordance with IFRS (excluding any obligations associated with leases classified as operating leases in accordance with IFRS), (f) all liabilities with respect to interest rate protection agreements and currency obligation swaps, commodities or securities, hedges, derivatives, collars, caps, forward contracts, sale leasebacks or similar arrangements (including any breakage costs of such obligations), (g) all cash management services, treasury programs and similar arrangements, including in respect of any netting services, employee credit or purchase card programs, and overdraft and related liabilities arising from treasury, depository, cash pooling arrangements or automated clearing house transfers, in each case of this clause (g) to the extent secured by a Lien, (h) with respect to any item described in clauses (a) through (g), all principal, accrued or unpaid interest, prepayment or breakage premiums, breakage costs, penalties or fees, related expenses, commitment and other fees (including attorneys’ fees), sale of liquidity participation amounts, reimbursements, indemnities and other amounts due or which would be payable in connection therewith assuming the repayment of indebtedness as of such time or otherwise as a result of the consummation of the transactions contemplated by this Agreement, and (i) all indebtedness of others (which in the case of each Party shall not include any member of the PRIVATECO Group or PUBCO Group, as applicable) referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, or otherwise to assure a creditor against loss (the “Third-Party Guarantees”).

IX-8

“Indemnification Agreement” has the meaning set forth in Section 1.2(a) of Annex VII (Employee and D&O Matters).

“Independent Director” means a director meeting the independence requirements under Article 26 of the LMV.

“Indeval” means the S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.

“Indigo Funds” means Indigo LatAm L.P., Long Bar LatAm, LLC, Long Bar LatAm II LP, Indigo Mexico LLC and Indigo Mexico Cöoperatief U.A. (and any other investment funds or vehicles managed or controlled by Indigo to which any of the foregoing transfer any PUBCO ADSs following the date of this Agreement and prior to the Effective Time).

“Information Statement” has the meaning set forth in Section 1.1(b) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“Initial Directors” has the meaning set forth in Section 3.1(a) of this Agreement.

“INM” means the National Institute of Migration (Instituto Nacional de Migración).

“Intellectual Property Rights” means, in any and all jurisdictions, (a) patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) trademarks, service marks, trade dress, livery, logos, trade names, social media identifiers, and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Trademarks”), (c) copyrights and rights under copyrights, whether registered or unregistered, including moral rights (to the extent permitted by applicable Law), and any registrations and applications for registration thereof, (d) rights in databases and data collections (including knowledge databases, customer lists and customer databases), (e) Trade Secrets, (f) URL and Internet domain name registrations and (g) any and all other similar proprietary rights whether now known or hereafter recognized, in each case of (a) – (g) whether registered or unregistered, and any applications for registration therefor.

“Intended Mexico Tax Treatment” means, collectively, the treatment, for Mexican Tax purposes, of the Merger as not constituting a transfer of assets and, therefore, as not giving rise to a taxable event for income tax or value-added tax in terms of Article 14-B of the CFF.

“Investor Questionnaire” has the meaning set forth in Section 1.6(b) of Annex I.

“Investor Rights Agreement” has the meaning set forth on Schedule 6.14(b).

“IRMA” means the International Registry of Mobile Assets.

“Key PRIVATECO Holders” means IAMSA Aviación, S.A. de C.V., IAMSA Aérea, S.A. de C.V., Glemimex, S.A. de C.V., Fideicomiso de Administración y Fuente de Pago Banco Actinver F/6113 (subject to the following proviso), Fideicomiso Irrevocable de Administración y Custodia de Banca Afirme F/73447 and IAMSA Luchtvaart, BV, together with any of their respective affiliates and successors (to the extent controlled by Inversionistas en Autotransportes Mexicanos, S.A. de C.V., or any affiliates or successors thereof).

IX-9

“Key PUBCO Holders” means each of (i) Indigo Partners LLC (together with the Indigo Funds), (ii) Brian Franke and (iii) Blue Sky Aggregator, together with any controlled affiliates thereof and any successors thereto.

“Knowledge” (or “knowledge”) means (a) with respect to PRIVATECO, the actual knowledge of each of the individuals set forth on Section I(a) of the PRIVATECO Disclosure Schedule, and (b) with respect to PUBCO, the actual knowledge of each of the individuals set forth on Section I(a) of the PUBCO Disclosure Schedule.

“Law” (and, collectively, “Laws”) means any supra-national, national, federal, state or local law, constitution, statute, ordinance, rule, treaty, regulation, judgment, order, directive, injunction, decree, arbitration award, agency requirement, writ, franchise, variance, exemption, approval, concession, authorization, license or permit, whether in the U.S., Mexico or elsewhere.

“Legacy Brands” has the meaning set forth in Section 2.3(d) of this Agreement.

“Letter of Transmittal” has the meaning set forth in Section 1.6(b) of Annex I.

“LFCE” means the Federal Economic Competition Law of Mexico (Ley Federal de Competencia Económica).

“LFT” means the Federal Labor Law of Mexico (Ley Federal del Trabajo).

“Liability” means all liabilities, obligations, commitments, assurances, debts or guarantees, of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, restriction, charge, option, lease, license, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“LMV” has the meaning set forth in the Recitals to this Agreement.

“LGSM” has the meaning set forth in the Recitals to this Agreement.

“Malicious Code” has the meaning set forth in Section 1.17(f) of Annex II (Representations and Warranties of PRIVATECO).

IX-10

“Material Adverse Effect” on PRIVATECO or PUBCO, means, as applicable, any change, event, circumstance, development, condition, occurrence or effect (each, an “Effect”) that (a) has had, or would reasonably be expected to have, individually or in combination with any other Effect, a material adverse effect on the Business, financial condition, prospects, assets, capitalization or liabilities or results of operations of the PRIVATECO Group or the PUBCO Group, as applicable, taken as a whole, or (b) prevents, or materially delays, the ability of PRIVATECO or PUBCO, as applicable, to perform its obligations under, and consummate the transactions contemplated by, this Agreement on a timely basis; provided, however, that, in the case of clause (a), no Effect will be deemed, either alone or in combination, to constitute, and will not be taken into account in determining whether there has been or will be, a Material Adverse Effect to the extent that such Effect arises out of or results from: (i) any development after the date hereof in general economic conditions, or in securities, credit or financial markets, including changes in interest rates and changes in exchange rates, in the United States or any other country or region in the world in which PRIVATECO or PUBCO, as applicable, conducts business or any industry-wide development generally affecting airline companies; (ii) any change after the date hereof in IFRS or any change in applicable Laws applicable to the operation of the Business of PRIVATECO or PUBCO, as applicable; (iii) any change after the date hereof resulting from the announcement or pendency of the transactions contemplated by this Agreement, including the Merger (it being understood that this clause (iii) shall not apply to any representation, warranty, covenant or agreement of PRIVATECO or PUBCO, as applicable, herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby); (iv) the taking after the date hereof of any action expressly contemplated by this Agreement or at PUBCO’s request, in the case of PRIVATECO, or at PRIVATECO’s request, in the case of PUBCO; (v) the outbreak of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism; (vi) any hurricane, flood, tornado, earthquake or other natural disasters; (vii) any failure by PRIVATECO or PUBCO to meet any internal or external projections or forecasts (but not the underlying causes of such failure unless such underlying causes would otherwise be excepted from this definition); or (viii) solely in the case of PUBCO, any change in the market price or trading volume of the securities of PUBCO (it being understood that the underlying facts and circumstances giving rise to such event may be deemed to constitute, and may be taken into consideration into determining whether there has been, a Material Adverse Effect); provided, further, that any Effect arising out of or resulting from any change or event referred to in the foregoing clause (i), (ii), (v) or (vi) above may constitute, and be taken into account in determining the occurrence of, a Material Adverse Effect if such change or developments have, individually or in the aggregate, a disproportionate impact on PRIVATECO or PUBCO, as applicable, relative to other companies in the airline industry, in which case only the incremental disproportionate impact may be taken into account.

“Meeting Materials” means the PUBCO Meeting Materials or the PRIVATECO Meeting Materials, as applicable.

“Merger” has the meaning set forth in the Recitals to this Agreement.

“Merger Agreement” has the meaning set forth in Section 1.3 of Annex I (Combination Mechanics).

IX-11

“Merger Consideration” has the meaning set forth in Section 1.1 of this Agreement.

“Mexican Airports Law” means the Ley de Aeropuertos of Mexico.

“Mexican Civil Aviation Law” means the Ley de Aviación Civil of Mexico.

“Mexican Qualified Holder” means an individual who is a Mexican national (persona física mexicana), a Mexican corporation (sociedad mexicana) whose by-laws includes a foreigners exclusion clause (clausula de exclusión de extranjeros) and a Mexican corporation (sociedad mexicana) whose capital stock is majority-owned and controlled by a Person or Persons considered Mexican Qualified Holders.

“Mexico” means the United Mexican States (Estados Unidos Mexicanos).

“Mexico Exchange of Information Guidelines” has the meaning set forth in Section 6.8(b).

“Mexico Law” means any applicable Laws in Mexico or any subdivision or territory thereof.

“Mexico Tax Code” means the Mexico Federal Tax Code (Código Fiscal de la Federación) and the Mexico Income Tax Law (Ley del Impuesto sobre la Renta).

“Morgan Stanley Fairness Opinion” has the meaning set forth in Section 1.33 of Annex III (Representations and Warranties of PUBCO).

“MOU” has the meaning set forth on Schedule 6.14(b).

“MTR” has the meaning set forth in Section 6.12(a).

“MX Registration Application” has the meaning set forth in Section 1.1(b) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“MX Registration Approval” has the meaning set forth in Section 1.1(b) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“Non-Consolidated Ventures” means, as to a Party, any entities that are accounted for in the consolidated financial statements of such Party by the equity method or as joint operations and recognized in proportion to the share of assets, liabilities, revenue and expenses controlled by PRIVATECO.

“Note Purchase Agreement” has the meaning set forth on Schedule 6.14(b).

“Noteholder” has the meaning set forth in Section 1.7(e) of Annex II (Representations and Warranties of PRIVATECO).

“NYSE” means the New York Stock Exchange.

“NYSE Listing Application” has the meaning set forth in Section 1.1(b) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

IX-12

“Order” has the meaning set forth in Section 1.15(b) of Annex II (Representations and Warranties of PRIVATECO).

“Ordinary Course” means in the ordinary course of such Person’s business consistent with past practice; provided that, as used in respect of a member of the PUBCO Group or the PRIVATECO Group, the foregoing shall apply to such business of the PUBCO Group or the PRIVATECO Group, as applicable, taken as a whole.

“Organizational Documents” means, in the case of PRIVATECO, the PRIVATECO By-laws, and in the case of PUBCO, the PUBCO By-laws.

“Other PRIVATECO Holder” means, as of a given time, each holder of a PRIVATECO Share other than the Key PRIVATECO Holders.

“Outside Date” has the meaning set forth in Section 1.2(a) of Annex IX (Termination).

“Party” or “Parties” has the meaning set forth in the Preamble to this Agreement.

“PCI DSS” has the meaning set forth in Section 1.18(e) of Annex II (Representations and Warranties of PRIVATECO).

“Per-Share Consideration” means, in respect of a PRIVATECO Share of a given Pre-Closing PRIVATECO Holder, a number of Combined Company Series A Shares (or, in the case of a non-Mexican Qualified Holder, the equivalent thereof in the form of Combined Company ADSs or Combined Company Series B Shares) equal to (i) the quotient obtained by dividing (a) the aggregate number of PRIVATECO Shares of such Pre-Closing PRIVATECO Holder as specified in the Consideration Spreadsheet, by (b) the aggregate number of PRIVATECO Shares of all Pre-Closing PRIVATECO Holders as specified in the Consideration Spreadsheet, multiplied by (ii) (A) in the event the Amended Notes have converted into PRIVATECO Shares prior to the Effective Time, the Aggregate Share Consideration or (B) in the event the Amended Notes have not converted into PRIVATECO Shares prior to the Effective Time, the Closing Share Consideration.

“Permits” means, collectively, the concessions, permits, registrations, licenses, filings, notices, reports, certificates, waivers, deviations, clearances, franchises, variances, classifications, qualifications, exemptions, orders and other authorizations, consents and approvals.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS, (b) Liens in favor of airports, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar statutory Liens incurred in Ordinary Course, (c) zoning, entitlement, building codes and other land use regulations, ordinances or legal requirements imposed by any Governmental Entity having jurisdiction over real property, (d) all rights relating to the construction and maintenance in connection with any public utility of wires, poles, pipes, conduits and appurtenances thereto, on, under or above real property, (e) statutory Liens in favor of lessors arising in connection with any PUBCO Leased Real Property or PRIVATECO Leased Real Property, as applicable, (f) Liens in favor of financial institutions in connection with the financing arrangements of Aircraft, Engines or related equipment, or (g) Liens that do not materially detract from the value or materially interfere with any present or intended use of such property or assets solely to the extent specifically set forth on Section I(b) of the PRIVATECO Disclosure Schedule or Section I(b) of the PUBCO Disclosure Schedule, as applicable.

IX-13

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or Self-Regulatory Organization or other entity of any kind or nature.

“Personal Information” means all information that identifies, could reasonably be used directly or indirectly to identify, or is otherwise identifiable with an individual or individual’s device (i.e. device identifiers, IP address, MAC address, or other device identifier), any information concerning an identified or identifiable individual, and including any information combined with or associated with Personal Information or that could be used to contact or locate an individual (e.g. geolocation data). Personal Information includes such information in any form, including paper, electronic, and other forms.

“Pre-Closing PRIVATECO Holder” means each Person who holds one or more PRIVATECO Shares as of immediately prior to the Effective Time.

“Preliminary Consideration Spreadsheet” has the meaning set forth in Section 1.9 of Annex I of this Agreement.

“Privacy Laws” means all applicable Laws as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security, or Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, and email, text message or telephone communications, including the Federal Trade Commission Act; the Children’s Online Privacy Protection Act; the Telemarketing Consumer Protection Act; the CAN-SPAM Act; California Consumer Privacy Act of 2018 and the Federal Law on Protection of Personal Data Held by Private Parties (Ley Federal de Protección de Datos Personales en Posesión de los Particulares).

“PRIVATECO” has the meaning set forth in the Preamble to this Agreement.

“PRIVATECO Acquisition Proposal Termination Payment” has the meaning set forth in Section 1.5(c) of this Annex IX (Termination)

“PRIVATECO Aircraft” has the meaning set forth in Section 1.24(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Aircraft Finance Contract” has the meaning set forth in Section 1.24(f) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Aircraft Purchase Contract” has the meaning set forth in Section 1.24(e) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Airport” has the meaning set forth in Section 1.26 of Annex II (Representations and Warranties of PRIVATECO).

IX-14

“PRIVATECO Approval Deadline” has the meaning set forth in Section 1.2(b) of Annex V.

“PRIVATECO Balance Sheet Date” has the meaning set forth in Section 1.7(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Benefit Plan” means any Benefit Plan that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by PRIVATECO or any of its Subsidiaries.

“PRIVATECO Board” has the meaning set forth in the Recitals to this Agreement.

“PRIVATECO CBAs” has the meaning set forth in Section 1.13(c) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Class I Series A Share” means a share of Class I Series A ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class I Series B Share” means a share of Class I Series B ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class II Series A Share” means a share of Class II Series A ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class II Series B Share” means a share of Class II Series B ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class II Series B-1 Share” means a share of Class II Series B-1 ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class II Series B-2 Share” means a share of Class II Series B-2 ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class II Series C Share” means a share of Class II Series C non ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class II Series C-1 Share” means a share of Class II Series C-1 non ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Class II Series C-2 Share” means a share of Class II Series C-2 non ordinary stock, no par value, of PRIVATECO.

“PRIVATECO Consent Matters” means the upon the terms and subject to the conditions set forth herein, the Merger, the Transactions and any other actions required by applicable Law or the Organizational Documents of PRIVATECO to implement the Transactions.

“PRIVATECO Data Privacy Requirements” has the meaning set forth in Section 1.18(a) of Annex II (Representations and Warranties of PRIVATECO).

IX-15

“PRIVATECO Debt” means Indebtedness of the PRIVATECO Group.

“PRIVATECO Disclosure Schedule” has the meaning set forth in Section 5.1(a) of this Agreement.

“PRIVATECO Equity Awards” means the PRIVATECO Options, New PRIVATECO Awards (as defined in Section 6.1 of the PRIVATECO Disclosure Schedule), and PRIVATECO restricted stock units.

“PRIVATECO Financial Statements” has the meaning set forth in Section 1.7(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Group” means PRIVATECO, its Subsidiaries and its and their Non-Consolidated Ventures and SPVs, taken as a whole.

“PRIVATECO Insurance Policies” has the meaning set forth in Section 1.19(n) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO IT Assets” means any and all computers, computer software, applications (including web and mobile applications), firmware, middleware, servers, workstations, devices, digital storage media, routers, hubs, switches, networks, data communications lines and all other information technology equipment, and all associated documentation, owned by, or licensed or leased to, any member of the PRIVATECO Group (excluding, in each case, any public networks).

“PRIVATECO Leased Real Property” has the meaning set forth in Section 1.22(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Licensed Intellectual Property” has the meaning set forth in Section 1.17(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Material Contract” has the meaning set forth in Section 1.14(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Meeting Materials” means the convening notice to be filed and published in accordance with applicable Mexico Law, for the PRIVATECO Shareholders’ Meeting, with the electronic system of Commercial Companies (Sistema Electrónico de Publicaciones de Sociedades Mercantiles) of the Ministry of Economy at least 15 days prior to the date of the corresponding PRIVATECO Shareholders’ Meeting.

“PRIVATECO OpCo” has the meaning set forth in Section 4.1(b) of this Agreement.

“PRIVATECO Options” means the stock options to purchase PRIVATECO Shares under the PRIVATECO Share Plan.

“PRIVATECO Owned Intellectual Property” has the meaning set forth in Section 1.17(a) of Annex II (Representations and Warranties of PRIVATECO).

IX-16

“PRIVATECO Permits” has the meaning set forth in Section 1.6(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO PII Security Incident” has the meaning set forth in Section 1.18(c) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Process Agent” has the meaning set forth in Section 10.4(c).

“PRIVATECO Public Disclosures” means any and all registration filings, prospectuses, supplements, forms, reports, certifications, statements and other documents required to be filed or furnished by PRIVATECO or any of its Affiliates under the LMV and corresponding regulations, including the CUE (as supplemented, modified or amended since the time of filing).

“PRIVATECO Recommendation” has the meaning set forth in the Recitals to this Agreement.

“PRIVATECO Registered IP” means all Intellectual Property Rights included in the PRIVATECO Owned Intellectual Property that are registered, filed, or issued under the authority of any Governmental Entity, including all patents, registered copyrights, registered Trademarks and domain names and all applications for any of the foregoing.

“PRIVATECO Related Party Transaction” means any Contract, transaction, Indebtedness or other arrangement between PRIVATECO or any Subsidiary thereof, on the one hand, and any Related Person (other than PRIVATECO or a PRIVATECO Subsidiary), on the other hand.

“PRIVATECO Requisite Vote” means the approval, in each case by the affirmative vote of the holders of the applicable required majority of the outstanding PRIVATECO Shares at the PRIVATECO Shareholders’ Meeting (in which quorum is satisfied) of, and, if applicable, the absence of votes by holders of the applicable required threshold against, the PRIVATECO Consent Matters upon the terms and subject to the conditions set forth herein.

“PRIVATECO Service Provider” means current or former employees, officers, consultants, independent contractors or directors of any member of the PRIVATECO Group.

“PRIVATECO Share” means a PRIVATECO Class I Series A-1 Share, PRIVATECO Class I Series A-2 Share, PRIVATECO Class II Series B-1 Share, PRIVATECO Class II Series B-2 Share, PRIVATECO Class II Series C-1 Share or PRIVATECO Class II Series C-2 Share, as applicable.

“PRIVATECO Share Plans” means (i) the Employee Stock Purchase Plan sponsored by PRIVATECO, and (ii) the New ESOP Plan (as described in Section 6.1(b) of the PRIVATECO Disclosure Schedule).

“PRIVATECO Shareholder Consent” means the PRIVATECO Written Consent or the PRIVATECO Requisite Vote.

“PRIVATECO Shareholders’ Meeting” has the meaning set forth in Section 1.2(b) of Annex V.

IX-17

“PRIVATECO Slot” and “PRIVATECO Slots” have the meaning set forth in Section 1.25(a) of Annex II (Representations and Warranties of PRIVATECO).

“PRIVATECO Termination Payment” has the meaning set forth in Section 1.5(c) of Annex IX (Termination).

“PRIVATECO Written Consent” means the duly notarized unanimous written resolutions of the holders of PRIVATECO Shares validly approving each of the PRIVATECO Consent Matters.

“Pro Forma Financials” has the meaning set forth in Section 1.1(d) of Annex V of this Agreement.

“Proceeding” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

“Process” (or “Processing”) means to perform any operation or set of operations upon data, whether manually or by automatic means, including blocking, erasing, destroying, collecting, compiling, combining, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, transferring, aligning, cleaning, transmitting, disclosing, altering, distributing, disseminating, or otherwise making available data.

“PUBCO” has the meaning set forth in the Preamble to this Agreement.

“PUBCO Acquisition Proposal Termination Payment” has the meaning set forth in Section 1.5(b) of Annex IX (Termination).

“PUBCO ADS” means an American Depositary Share of PUBCO (or, following the Effective Time, the Combined Company) representing ten Combined Company CPOs, evidenced by an American Depositary Receipt issued by The Bank of New York Mellon pursuant to the ADS Deposit Agreement. For the avoidance of doubt, following the Effective Time, a PUBCO ADS may be referred to herein as a “Combined Company ADS”, and in any event, shall constitute and refer to the same type and form of security as a Combined Company ADS.

“PUBCO Aircraft” has the meaning set forth in Section 1.24(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Aircraft Finance Contract” has the meaning set forth in Section 1.24(g) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Aircraft Purchase Contract” has the meaning set forth in Section 1.24(f) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Airport” has the meaning set forth in Section 1.26 of Annex III (Representations and Warranties of PUBCO).

IX-18

“PUBCO Balance Sheet Date” means September 30, 2025.

“PUBCO Benefit Plan” means any means any Benefit Plan that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by PUBCO or any of its Subsidiaries.

“PUBCO Board” has the meaning set forth in the Recitals to this Agreement.

“PUBCO CBAs” has the meaning set forth in Section 1.13(c) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Closing Price” means, as applicable, (i) the closing sale price for one PUBCO ADS as quoted on the NYSE on the trading day that is three Business Days preceding the Closing Date or (ii) the closing sale price for one PUBCO Share as quoted on the BMV on the trading day that is three Business Days preceding the Closing Date.

“PUBCO CPO” means an Ordinary Participation Certificate (Certificado de Participación Ordinario) of PUBCO (or, following the Effective Time, the Combined Company), issued pursuant to the CPO Trust Agreement, representing a financial interest in one PUBCO Share. For the avoidance of doubt, following the Effective Time, a PUBCO CPO may be referred to herein as a “Combined Company CPO”, and in any event, shall constitute and refer to the same type and form of security as a Combined Company CPO.

“PUBCO CSARS” means the stock appreciation rights granted under PUBCO’s Management Incentive Plan (MIP).

“PUBCO Data Privacy Requirements” has the meaning set forth in Section 1.18(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Disclosure Schedule” has the meaning set forth in Section 5.2(a).

“PUBCO Equity Awards” means, together, the PUBCO RSUs and the PUBCO Options.

“PUBCO Financial Statements” has the meaning set forth in Section 1.7(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Group” means PUBCO and its Subsidiaries, taken as a whole.

“PUBCO Insurance Policies” has the meaning set forth in Section 1.20 of Annex III (Representations and Warranties of PUBCO).

“PUBCO IT Assets” means any and all computers, computer software, applications (including web and mobile applications), firmware, middleware, servers, workstations, devices, digital storage media, routers, hubs, switches, networks, data communications lines and all other information technology equipment, and all associated documentation, owned by, or licensed or leased to, any member of the PUBCO Group (excluding, in each case, any public networks).

IX-19

“PUBCO Leased Real Property” has the meaning set forth in Section 1.22(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Licensed Intellectual Property” has the meaning set forth in Section 1.17(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Material Contract” has the meaning set forth in Section 1.14(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Meeting Materials” has the meaning set forth in Section 1.1(c) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“PUBCO OpCo” has the meaning set forth in Section 4.1(b) of this Agreement.

“PUBCO Options” means the options to acquire PUBCO Shares or PUBCO CPOs under the Board of Directors Incentive Plan (BODIP) (previous).

“PUBCO Owned Intellectual Property” has the meaning set forth in Section 1.17(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Permits” has the meaning set forth in Section 1.6(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO PII Security Incident” has the meaning set forth in Section 1.18(c) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Process Agent” has the meaning set forth in Section 10.4(d).

“PUBCO Public Disclosures” means (i) any and all registration statements, prospectuses, forms, reports, certifications, statements and other documents required to be filed or furnished by PUBCO under the Securities Act or the Exchange Act, as the case may be (as supplemented, modified or amended since the time of filing) and (ii) any and all registration filings, prospectuses, supplements, forms, reports, certifications, statements and other documents required to be filed or furnished by PUBCO or its Affiliates under the LMV and corresponding regulations, including the CUE (as supplemented, modified or amended since the time of filing).

“PUBCO Recommendation” means the recommendation of the PUBCO Board that the PUBCO shareholders approve this Agreement (including the Merger and other Transactions), the Merger Agreement, the Securities Consideration Issuance, the Combined Company By-laws, the Merger and other Transactions.

“PUBCO Registered IP” means all Intellectual Property Rights included in the PUBCO Owned Intellectual Property that are registered, filed, or issued under the authority of any Governmental Entity, including all patents, registered copyrights, registered Trademarks and domain names and all applications for any of the foregoing.

“PUBCO Related Party Transaction” has the meaning set forth in Section 1.23 of Annex III (Representations and Warranties of PUBCO).

IX-20

“PUBCO Requisite Vote” means the approval, in each case by the affirmative vote of the holders of the applicable required majority of the outstanding PUBCO Shares at the PUBCO Shareholders’ Meeting in which quorum is satisfied and, if applicable, the absence of votes casted against by holders of the applicable required threshold, of (A) this Agreement (including the Merger and other Transactions) and the Merger Agreement, (B) adoption of the Combined Company By-laws (which, for the avoidance of doubt, shall include an express exception for the Transactions to any tender offer requirement), effective as of Effective Time, (C) the Initial Director nominees contemplated hereby as directors of the Combined Company Board, effective as of the Effective Time, (D) the capital increase and corresponding issuance of the PUBCO Shares to be delivered as Merger Consideration or reserved as Reserved Share Consideration, and (E) any other actions required by applicable Law or the Organizational Documents of PUBCO to implement the Transactions.

“PUBCO RSUs” means the restricted stock units granted under PUBCO’s Long-Term Incentive Plan (LTIP) and the Board of Directors Incentive Plan (BODIP) (current).

“PUBCO Service Provider” means current or former employees, officers, consultants, independent contractors or directors of any member of the PUBCO Group.

“PUBCO Share” means a share of Class I or Class II Series A common stock, no par value, of PUBCO (or, following the Effective Time, the Combined Company). For the avoidance of doubt, following the Effective Time, a PUBCO Share may be referred to herein as a “Combined Company Share”, and in any event, shall constitute and refer to the same type and form of security as a Combined Company Share.

“PUBCO Share Plans” means (i) the Long-Term Incentive Plan (LTIP), including the Share Purchase Plan (denominated in PUBCO RSUs) and the Management Incentive Plan, and (ii) the Board of Directors Incentive Plan.

“PUBCO Shareholders’ Meeting” has the meaning set forth in Section 1.1(f) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“PUBCO Slot” and “PUBCO Slots” have the meanings set forth in Section 1.25(a) of Annex III (Representations and Warranties of PUBCO).

“PUBCO Support Agreement” has the meaning set forth in the Recitals to this Agreement.

“PUBCO Termination Payment” has the meaning set forth in Section 1.5(b) of Annex IX (Termination).

“Regulation S” means Regulation S promulgated by the SEC under the Securities Act.

“Regulatory Authority” means any and all relevant Mexico, U.S. and other regulatory agencies or authorities, in each case only to the extent that such agency or authority has authority and jurisdiction in the particular context.

IX-21

“Related Person” means (i) in the case of PUBCO, a director, officer, employee, Affiliate (which for purposes of this definition shall include any equityholder of PUBCO that owns more than 5% of the PUBCO Shares) or “associate” or members of any of their “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of PUBCO, or (ii) in the case of PRIVATECO, a director, officer, employee, Affiliate (which for purposes of this definition shall include any equityholder of PRIVATECO that owns or controls more than 1% of the PRIVATECO Shares) or “associate” or members of any of their “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of PRIVATECO; provided that, for purposes of the foregoing clause (ii), “associate” and “immediate family” shall be deemed to apply to PRIVATECO as if it were an SEC registrant for purposes thereof.

“Representatives” has the meaning set forth in Section 6.13 of this Agreement.

“Reserved Share Consideration” means 87,448,251 Combined Company Series A Shares.

“Restricted Employees” has the meaning set forth in Section 1.3 of Annex VII (Employee and D&O Matters).

“RMF” has the meaning set forth in Section 6.12(a).

“RPC” has the meaning set forth in Section 2.1(a).

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and prior to June 30, 2025, Syria).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union Member State, or His Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SAT” means the Mexican Tax Administration Service (Servicio de Administración Tributaria).

“SEC” means the United States Securities and Exchange Commission.

IX-22

“Securities Act” means the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

“Securities Consideration Issuance” means the issuance of Combined Company Securities that will constitute Merger Consideration as contemplated by this Agreement.

“Securities Filings” has the meaning set forth in Section 1.1(d) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“Security Events” has the meaning set forth in Section 1.17(g) of Annex II (Representations and Warranties of PRIVATECO).

“Self-Regulatory Organization” means any Mexican, U.S. or other jurisdiction’s commission, board, agency or body that is not a Governmental Entity but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, electronic communication networks, insurance companies or agents, investment companies or investment advisers, including the NYSE and the BMV.

“SENEAM” means Air Navigation Services in Mexican Airspace (Servicios a la Navegación en el Espacio Aéreo Mexicano).

“Seller Representative” has the meaning set forth in Section 1.6(f) of Annex I of this Agreement.

“Series A Directors” has the meaning set forth in Section 3.1(a)(ii) of this Agreement.

“Series B-1 and Series B-2 Directors” has the meaning set forth in Section 3.1(a)(i) of this Agreement.

“Service Provider” means a PUBCO Service Provider or a PRIVATECO Service Provider, as applicable.

“Shareholders Agreement” has the meaning set forth in Section 2.1(b) of this Agreement.

“SICT” means the Mexican Ministry of Infrastructure, Communications and Transport (Secretaría de Infraestructura, Comunicaciones y Transportes).

“SPV” means, as to a Party, any special purpose vehicles or orphan entities created in connection with financing facilities of a Non-Consolidated Venture of such Party or any other member of the PRIVATECO Group or the PUBCO Group, as applicable.

“STIV” has the meaning set forth in Section 5.2(a) of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which PRIVATECO, PUBCO or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

IX-23

“Substantial Detriment” means, individually or in the aggregate, any of the following: (i) a material adverse impact (or is reasonably likely to have a material adverse impact) on the value of the Combined Company Group after the Closing (taking into account the benefits, including synergies, reasonably expected to be realized in connection with the Merger); (ii) the imposition (or the reasonably likely imposition) of criminal penalties or criminal sanctions; or (iii) any amendment, modification or change to the Combined Company Governance Documents that materially adversely impacts the rights, privileges, protections or remedies of the Key PUBCO Holders or the Key PRIVATECO Holders.

“Superior Proposal” means, as to a given Party, a bona fide written Acquisition Proposal (except the references therein to “20%” will be replaced by “50%”) made by any person or group (other than the other Party or any of its Subsidiaries) after the date of this Agreement, which the PUBCO Board or the PRIVATECO Board, as applicable, has determined in its good faith judgment, after consultation with its outside legal counsel and with its financial advisors, (a) would result in a transaction that is more favorable to PUBCO’s or PRIVATECO’s shareholders, as applicable, from a financial point of view than the Merger (after giving effect to all adjustments to the terms thereof which may be offered by PRIVATECO or PUBCO, as applicable, pursuant to Section 1.1(d) of Annex VI (Acquisition Proposals) of this Agreement, and after taking into account the likelihood and timing of consummation of the Acquisition Proposal), and (b) is reasonably capable of being consummated in accordance with the terms of such Acquisition Proposal, taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal.

“Surrender Instructions” has the meaning set forth in Section 1.6(b) of Annex I.

“Tax Return” means any report, return (including information return), claim for refund, declaration, statement or other information return or filing filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof, as well as the receipts of payment of all Taxes.

“Taxes” means any and all Mexican federal, state, local, foreign and other taxes, contributions, charges, duties, fees, levies or other assessments, however denominated, including income taxes, value added taxes, excise taxes, business flat taxes, withholding taxes, payroll and employee withholding taxes, employment taxes, social security (or similar) contributions, housing, pensions, profit sharing, goods or services, profits, license, capital gains, capital stock, customs and duties, sales or use taxes, production taxes, tax on assets, real and personal property (including secured personal property), duties, transfer taxes, and other obligations of the same or a similar nature, together with any interest, inflationary adjustments additions to tax or interest, fines and penalties with respect thereto imposed by any Governmental Entity, as well as any assessments, charges, compensatory quotas, countervailing duties or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessment, addition to tax, interest, penalties and inflation adjustments attributable thereto.

IX-24

“Termination Payment” means the PUBCO Termination Payment, the PRIVATECO Termination Payment, the PRIVATECO Acquisition Proposal Termination Payment or the PUBCO Acquisition Proposal Termination Payment, as applicable.

“Third-Party Guarantee” means the indebtedness defined in clause (i) of the term Indebtedness.

“TO Exemption” has the meaning set forth in Section 1.1(a) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“TO Exemption Request” has the meaning set forth in Section 1.1(a) of Annex V (Preparation of Securities Filings, Meeting Materials and Related Matters).

“Trade Controls” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.

“Trademarks” has the meaning set forth in the definition of Intellectual Property Rights.

“Transaction Litigation” has the meaning set forth in Section 6.5 of this Agreement.

“Transactions” means the Merger and other transactions contemplated by this Agreement.

“TSA” has the meaning set forth in Section 1.5 of Annex II (Representations and Warranties of PRIVATECO).

“U.S. Tax Code” means the Internal Revenue Code of 1986.

“Uncured Inaccuracy” with respect to a representation or warranty of a Party as of a particular date will be deemed to exist only if such representation or warranty is inaccurate as of such date as if such representation or warranty were made as of such date, and the inaccuracy in such representation or warranty has not been cured in all material respects since such date; provided, however, that if such representation or warranty by its terms speaks as of the date of this Agreement or as of another particular date, then there will not be deemed to be an Uncured Inaccuracy in such representation or warranty unless such representation or warranty was inaccurate as of the date of this Agreement or such other particular date, respectively, and the inaccuracy in such representation or warranty has not been cured in all material respects since such date.

IX-25